   As filed with the Securities and Exchange Commission on June 17, 1999

                                                      Registration No. 333-
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--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ---------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     under
                           The Securities Act of 1933
                             HELLER FINANCIAL, INC.
             (Exact name of Registrant as Specified in Its Charter)
         Delaware                    6153                    36-1208070
     (State or Other          (Primary Standard           (I.R.S. Employer
       Jurisdiction               Industrial            Identification No.)
   of Incorporation or       Classification Code
      Organization)                Number)
        500 West Monroe Street, Chicago, Illinois 60661, (312) 441-7000 (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                           DEBRA H. SNIDER, ESQ.

Executive Vice President, Chief Administrative Officer and General Counsel
        500 West Monroe Street, Chicago, Illinois 60661, (312) 441-7000
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)
                                ---------------
                                   Copies to:
        LAWRENCE D. LEVIN, ESQ.                  G. WILLIAM SPEER, ESQ.
           MARK D. WOOD, ESQ.                    SUZANNE ROBERTS, ESQ.
         Katten Muchin & Zavis          Powell, Goldstein, Frazer & Murphy, LLP
   525 West Monroe Street, Suite 1600       191 Peachtree Street, 16th Floor
      Chicago, Illinois 60661-3693               Atlanta, Georgia 30303
                                ---------------

   Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and all other conditions to the merger of HealthCare Financial Partners, Inc. into HF5, Inc., a wholly-owned subsidiary of Heller Financial, Inc., pursuant to the Agreement and Plan of Merger, dated and amended as of April 19, 1999, among HealthCare, Heller and HF5, have been satisfied or waived.
   If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

 Title of Each Class of                       Proposed Maximum    Proposed Maximum        Amount of
    Securities to be        Amount to be       Offering Price         Aggregate         Registration
       Registered           Registered(1)         Per Unit        Offering Price(2)        Fee(3)
----------------------------------------------------------------------------------------------------
Class A Common Stock,
 $0.25 par value.......   9,453,201 shares           N/A            $466,773,107          $129,763

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--------------------------------------------------------------------------------

(1) Represents a maximum number of shares of class A common stock, par value $0.25 per share, of Heller Financial, Inc. to be issued in exchange for issued and outstanding shares of common stock of HealthCare Financial Partners, Inc. pursuant to the Agreement and Plan of Merger, dated and amended as of April 19, 1999, as amended, among HealthCare, Heller and HF5, Inc.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(1) and 457(c), based on $34.0313, the average of the high and low prices of HealthCare's common stock as reported on the New York Stock Exchange on June 14, 1999.
(3) In accordance with Rule 0-11 under the Securities Exchange Act of 1934, $89,403 of the registration fee was paid on May 12, 1999 in connection with the filing of preliminary proxy materials relating to the transaction in which the securities being registered are proposed to be issued. Pursuant to Rule 457(b) under the Securities Act of 1933, the fee payable upon filing this Registration Statement has been reduced by the amount previously paid.

   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
                                ---------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               [HealthCare Logo]

                           PROXY STATEMENT/PROSPECTUS

                  MERGER PROPOSED--YOUR VOTE IS VERY IMPORTANT

   The board of directors of HealthCare Financial Partners, Inc. has agreed to a merger in which HealthCare will merge into a wholly-owned subsidiary of Heller Financial, Inc. This merger will integrate HealthCare into a larger and more globally diversified organization that offers a broader range of commercial financial services.

   If we complete the merger, you will receive, at your election, cash and/or Heller class A common stock for your shares of HealthCare common stock. The value of the consideration you will receive for each of your shares of HealthCare common stock will be approximately $35.00, subject to adjustment as described in this proxy statement/ prospectus.

   We cannot complete the merger unless (1) we obtain the necessary governmental approvals and (2) our stockholders approve and adopt the merger agreement and the merger. We have scheduled a special meeting of stockholders to vote on approval and adoption of the merger agreement and the merger. Your vote is very important. Whether or not you plan to attend the special meeting, please take the time to vote by completing and returning the enclosed proxy card. If you sign, date and return your proxy card without indicating how you want to vote, we will vote your proxy in favor of approving and adopting the merger agreement and the merger. If you mark the abstention box on your proxy card, don't return your proxy card or don't instruct your broker how to vote any shares your broker holds for you in its name, this will have the same effect as a vote against approval and adoption of the merger agreement and the merger.

   The date, time and place of the special meeting are as follows:

                                 July 20, 1999
                             10:00 a.m., local time
                             The Four Seasons Hotel
                            2800 Pennsylvania Avenue
                             Washington, D.C. 20007

   This proxy statement/prospectus serves as (1) a proxy statement for HealthCare in connection with the solicitation of proxies by the HealthCare board of directors for use at the special meeting and (2) a prospectus of Heller relating to its issuance of up to 9,453,201 shares of Heller class A common stock in the merger. This proxy statement/prospectus provides you with detailed information about the merger and the special meeting. We encourage you to read carefully this entire document, along with the enclosed election forms and letters of transmittal, which include related instructions. In particular, you should review the "Risk Factors" section beginning on page 13, which discusses risks that you should consider in deciding whether to vote for approval and adoption of the merger agreement and the merger. You can also obtain financial and other information about HealthCare and Heller from documents that the companies have filed with the Securities and Exchange Commission.

                                        /s/ John K. Delaney

                                        John K. Delaney
                                        Chairman and Chief Executive Officer

 Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the Heller class A common stock to be issued under this proxy statement/prospectus or determined if this proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

   This proxy statement/prospectus is dated June   , 1999 and was first mailed
to HealthCare stockholders on June   , 1999.

                      HEALTHCARE FINANCIAL PARTNERS, INC.

                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          To Be Held on July 20, 1999

                               ----------------

To the Stockholders of HEALTHCARE FINANCIAL PARTNERS, INC.:

   HealthCare Financial Partners, Inc. will hold a special meeting of stockholders at The Four Seasons Hotel, 2800 Pennsylvania Avenue, Washington, D.C., at 10:00 a.m., local time, on Tuesday, July 20, 1999, to vote on:

  . Approval and adoption of the agreement and plan of merger, dated and amended as of April 19, 1999, by and among HealthCare Financial Partners, Inc., Heller Financial, Inc. and HF5, Inc., a wholly-owned subsidiary of Heller, and the merger of HealthCare into HF5; and

  . Any other matters that properly come before the special meeting and any adjournments or postponements of the special meeting.

   After careful consideration, our board of directors (1) has unanimously determined that the merger is fair to, and in the best interests of, HealthCare and its stockholders, (2) has declared the merger advisable and unanimously approved the merger agreement and the merger and (3) unanimously recommends that you vote FOR approval and adoption of the merger agreement and the merger.

   Only record holders of HealthCare common stock at the close of business on June 14, 1999 will receive notice of, and may vote at, the special meeting and any adjournments or postponements of the special meeting. To be approved, a majority of the outstanding shares of HealthCare common stock must be voted in favor of the merger agreement and the merger.

   You are cordially invited to attend the special meeting. It is important that your shares be represented at the special meeting, whether or not you plan to attend in person. Accordingly, please complete, sign, date and return the enclosed proxy card in the enclosed prepaid white envelope. You may revoke your proxy in the manner described in the accompanying proxy statement/prospectus at any time before the proxy has been voted at the special meeting. Also, even if you return your proxy card, you may vote in person at the special meeting.

                                         By order of the board of directors,

                                         /s/ Steven M. Curwin
                                         Steven M. Curwin

                                         Senior Vice President, General
                                          Counsel and Secretary

Chevy Chase, Maryland
June   , 1999

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
QUESTIONS AND ANSWERS ABOUT THE MERGER....................................   1

SUMMARY...................................................................   3
  The Companies...........................................................   3
  Our Reasons for the Merger; Recommendations to Stockholders.............   3
  The Special Meeting.....................................................   3
    Time, Place and Date..................................................   3
    Purpose...............................................................   3
    Record Date and Vote Required.........................................   3
  The Merger..............................................................   4
    What You Will Receive.................................................   4
    Treatment of Outstanding Options......................................   4
    Fairness Opinion of HealthCare's Financial Advisor....................   5
    What We Need to do to Complete the Merger.............................   5
    Terminating the Merger Agreement; Who Pays for What...................   5
    Interests of Persons Involved in the Merger That are Different from
     Yours................................................................   5
    Tax Consequences for HealthCare Stockholders..........................   6
    Accounting Treatment of the Merger....................................   6
    Governmental and Regulatory Approvals.................................   6
    Dissenters' Rights....................................................   7
  Option Agreement........................................................   7
  Comparison of Rights of HealthCare Stockholders and Heller Stockholders.   7
  Market Price Data.......................................................   8
  Summary Comparative Historical and Pro Forma Per Share Data.............   8
  Heller Summary Selected Consolidated Financial Data.....................   9
  HealthCare Summary Selected Historical Financial Data...................  11
  Summary Unaudited Pro Forma Condensed Selected Combined Financial Data..  12

RISK FACTORS..............................................................  13
  We May Not Achieve the Expected Benefits of the Merger..................  13
  Various Economic Factors Could Adversely Affect Heller's Business.......  13
  Heller's Ability to Raise Capital and Access to Funds May Be Limited....  15
  Fuji Bank Can Control Heller's Business and Affairs.....................  15
  Heller's Allowance for Losses of Receivables May Be Inadequate..........  15
  Heller's Quarterly Operating Results May Vary Significantly.............  16
  Heller May Be Unable to Attract and Retain Qualified Personnel..........  16
  Heller is Subject to Intense Competition in the Commercial Finance
   Market.................................................................  16
  Heller is Subject to Extensive Regulation...............................  16
  Heller's Ability to Pay Dividends Is Limited............................  17
  Various Risks Specific to the HealthCare Industry Could Adversely Affect
   Our Business...........................................................  17
  Heller's or Third Parties' Failure to Be Year 2000 Compliant Could
   Adversely Affect Heller's Business.....................................  17
  Future Sales of Heller Common Stock By Fuji Bank Could Adversely Affect
   Heller's Stock Price...................................................  17
  Heller's Charter and Bylaws Include Provisions that Could Discourage
   Takeovers..............................................................  18

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS......................  18

HEALTHCARE SPECIAL MEETING................................................  19
  General.................................................................  19
  Matters to be Considered................................................  19

                                                                           Page
                                                                           ----
  Proxies; Solicitation of Proxies........................................  19
  Record Date; Quorum and Voting Rights...................................  20
  Vote Required; Abstentions and Broker Non-Votes.........................  20
  Recommendation of the HealthCare Board..................................  20

THE MERGER................................................................  21
  Form of the Merger......................................................  21
  Merger Consideration....................................................  21
  Procedures for Exchange of HealthCare Common Stock......................  23
  Schedule of Important Dates.............................................  23
  Stock Options...........................................................  23
  Background of the Merger................................................  25
  HealthCare's Reasons for the Merger; Recommendation of the HealthCare
   Board of Directors.....................................................  26
  Heller's Reasons for the Merger.........................................  28
  Fairness Opinion of Financial Advisor...................................  28
  Interests of Certain Persons in the Merger; Conflicts of Interest.......  33
  Material Federal Income Tax Consequences................................  34
  Accounting Treatment....................................................  36
  Governmental and Regulatory Approvals...................................  37
  Resale of Heller Class A Common Stock...................................  38
  Listing of Heller Class A Common Stock..................................  38
  Dissenters' Rights of Appraisal.........................................  38

THE MERGER AGREEMENT......................................................  40
  Charter, Bylaws, Directors and Officers After the Merger................  40
  Representations and Warranties..........................................  40
  Covenants and Agreements................................................  41
  Conditions to Consummation of the Merger................................  43
  Termination; Fees and Expenses..........................................  44
  Amendment and Waiver....................................................  44

OPTION AGREEMENT..........................................................  45
  Effect of Option Agreement..............................................  45
  Exercise and Expiration of the Option...................................  45
  Repurchase at the Option of Heller......................................  46
  Registration Rights.....................................................  47
  Substitute Option.......................................................  47
  Profit Limitations......................................................  47

INFORMATION ABOUT HEALTHCARE..............................................  47
  Primary Types of Financing..............................................  48

INFORMATION ABOUT HELLER..................................................  49
  Primary Business Segments...............................................  49
  Market Position.........................................................  49
  Heller's History and Recent Activities..................................  50

COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION...............  51
  Dividend Policy.........................................................  51

COMPARISON OF THE RIGHTS OF HOLDERS OF HELLER COMMON STOCK AND HOLDERS OF
 HEALTHCARE COMMON STOCK..................................................  52


                                                                           Page
                                                                           ----
DESCRIPTION OF HELLER CAPITAL STOCK.......................................  56
  General.................................................................  56
  Preferred Stock.........................................................  57
  Common Stock............................................................  59
  Certain Charter and Bylaw Provisions....................................  61

WHERE YOU CAN FIND MORE INFORMATION.......................................  63

EXPERTS...................................................................  64

LEGAL OPINIONS............................................................  64

STOCKHOLDER PROPOSALS.....................................................  64

LIST OF APPENDICES

  Appendix A  Composite Copy of the Agreement and Plan of Merger, dated and amended as of April 19, 1999

  Appendix B  Stock Option Agreement dated April 19, 1999

  Appendix C  Fairness Opinion of Financial Advisor

  Appendix D  Delaware General Corporation Law Section 262--Appraisal
             Rights

   You should rely only on the information contained or incorporated by reference in this proxy statement/prospectus about the merger, HealthCare or Heller. We have not authorized anyone to give you any other information. This proxy statement/prospectus does not apply to you if you are (1) in a jurisdiction where the activities covered by this proxy statement/prospectus are unlawful or (2) a person to whom it is unlawful to direct these activities. The information contained in this proxy statement/prospectus speaks only as of the date on the cover of this proxy statement/prospectus unless the information specifically indicates that another date applies.

   HealthCare has supplied all information contained or incorporated by reference in this proxy statement/prospectus about HealthCare. Heller has supplied all information contained or incorporated by reference in this proxy statement/prospectus about Heller.

   This proxy statement/prospectus incorporates important business and financial information about our companies that is not included in, or delivered with, this document. Heller will provide you with copies of the information relating to Heller, without charge, upon written or oral request to:

  Heller Financial, Inc.
  500 West Monroe Street
  Chicago, Illinois 60661
  Attention: Treasurer
  Telephone number: 312-441-7000

HealthCare will provide you with copies of the information relating to HealthCare, without charge, upon written or oral request to:

  HealthCare Financial Partners, Inc.
  2 Wisconsin Circle, Fourth Floor
  Chevy Chase, Maryland 20815
  Attention: Steven M. Curwin, Senior Vice President, General
   Counsel and Secretary
  Telephone number: 301-961-1640

In order to receive timely delivery of the documents in advance of the special meeting, you should make your request no later than July 13, 1999.

   If you would like additional copies of this proxy statement/prospectus or the election forms, or if you have questions about the merger and the merger consideration, you should contact Corporate Investor Communications, Inc., the information agent, at:

  Corporate Investor Communications, Inc.

  111 Commerce Road

  Carlstadt, New Jersey 07072-2586

  Phone Number: 1-877-460-4349 (toll-free)

   This proxy statement/prospectus and the information incorporated by reference include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed in or implied by these forward-looking statements. Please review the "Cautionary Note Regarding Forward-Looking Statements" on page 18.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: Why are HealthCare and Heller proposing to merge? How will I benefit?

A: HealthCare will be integrated into a larger and more globally diversified organization that offers a broader range of commercial financial services. We believe that the complementary nature of our financial service businesses will create a combined company with greater business potential and resources than either of us has individually. We believe that this merger will allow us to accelerate long-term growth and enhance stockholder value. Additionally, the transaction will provide HealthCare stockholders a significant premium over the market price of HealthCare common stock immediately prior to the public announcement of the merger. You should consider, however, that our achieving these anticipated benefits is subject to risks discussed on pages 13 to 18.

Q: What will I receive for my shares of HealthCare common stock?

A: If we complete the merger, you will receive cash and/or Heller class A common stock for your shares of HealthCare common stock. The value of the consideration you will receive for each of your shares of HealthCare common stock will be approximately $35.00, subject to adjustment as discussed below. We will compute the average closing price of Heller class A common stock on the New York Stock Exchange for a specified pricing period. The pricing period will be the 10 trading days beginning on July 6, 1999 and ending on, and including, July 19, 1999. If the average closing price of Heller class A common stock for the pricing period is greater than $21.54 but less than $28.73, the value of the consideration that you receive for each of your shares of HealthCare common stock will be $35.00 as of the end of the pricing period. If the average closing price of Heller class A common stock for the pricing period is equal to or greater than $28.73, the value of the consideration that you receive for each of your shares of HealthCare common stock will be greater than $35.00 as of the end of the pricing period. If the average closing price of Heller class A common stock for the pricing period is equal to or less than $21.54, the value of the consideration that you receive for each of your shares of HealthCare common stock will be less than $35.00 as of the end of the pricing period. For a discussion of how we would adjust the consideration you receive for each of your shares of HealthCare common stock, see "The Merger--Merger Consideration" beginning on page 21. The market price of Heller class A common stock will fluctuate prior to the merger. Therefore, you should obtain current stock price quotations for Heller class A common stock from your stock broker or a major newspaper, such as The Wall Street Journal.

Q: What will determine whether I receive cash or Heller class A common stock in the merger?

A: On or before July 19, 1999, you may elect to receive the consideration for your shares of HealthCare common stock in cash, Heller class A common stock or a combination of the two. However, approximately 41% of the total consideration value paid to all HealthCare stockholders in the merger must consist of Heller class A common stock, with the remainder consisting of cash. Because of this requirement, the elections made by other HealthCare stockholders may cause the mix of cash and Heller class A common stock which you receive to be different from what you request.

  Example: If you elect to receive only shares of Heller class A common stock and all other HealthCare stockholders make the same election, 41% of the value of the consideration paid to you in the merger will be paid in Heller class A common stock and 59% will be paid in cash. Similarly, even if you elect to receive only cash, you may receive a mix of cash and Heller class A common stock in the merger.

Q: What do I need to do now?

A: You should return your completed, signed and dated proxy card in the enclosed prepaid white envelope as soon as possible so that your shares can be voted at the special meeting. The HealthCare board unanimously recommends that you vote FOR approval and adoption of the merger agreement and the merger.

  In addition, we have enclosed with this proxy statement/prospectus election forms which you can use to inform The Bank of New York, the exchange agent, whether you wish to receive cash, Heller class A common stock or a combination of cash and Heller class A common stock for your shares of HealthCare common stock. Each election form includes a letter of transmittal with written instructions for exchanging your shares of HealthCare common stock for cash and/or stock certificates representing Heller class A common stock. To make an election as to the form of consideration you wish to receive, you must complete and return these documents, along with your shares of HealthCare common stock, to the exchange agent on or before the election deadline on July 19, 1999. For more information on how this procedure works, see "The Merger--Merger Consideration" on page 21 and "Procedures for Exchange of HealthCare Common Stock Certificates" on page 23.

Q: If my shares are held by my broker in its name, will my broker vote my shares for me?

A: Your broker will vote your shares only if you provide your broker with instructions on how to vote. You should follow the procedures provided by your broker regarding how to instruct your broker to vote your shares. Shares not voted will have the same effect as votes against approval and adoption of the merger agreement and the merger.

Q: Can I change my vote after I have mailed my signed proxy card?

A: Yes. You can change your vote at any time before your proxy card is voted at the special meeting by:

  . delivering a written notice to the Secretary of HealthCare revoking your proxy;

  . delivering a later-dated, signed proxy card; or

  . attending the special meeting and voting in person.

  Your attendance alone will not, however, revoke your proxy. If you have instructed a broker to vote your shares, you must follow the procedures provided by your broker to change those instructions.

Q: When do you expect to complete the merger?

A: We are working toward completing the merger on July 22, 1999, two days after the special meeting. However, for various reasons, some of which are outside our control, we may not be able to meet that schedule.

Q: Where can I find more information about the companies?

A: Both HealthCare and Heller file periodic reports, special reports, proxy statements and other information with the SEC. You may obtain this information from the SEC's public reference facilities. This information is also available on the SEC's web site at http://www.sec.gov and at the offices of the New York Stock Exchange. For a more detailed description of the information available, see "Where You Can Find More Information" on page 63.

Q: Who should I contact if I have questions about the merger and the merger consideration or want to obtain additional copies of this proxy statement/prospectus or the election forms?

A You should contact Corporate Investor Communications, Inc., the information agent, at:

    Corporate Investor Communications, Inc.

    111 Commerce Road

    Carlstadt, New Jersey 07072-2586

    Phone Number: 1-877-460-4349 (toll-free)

                                    SUMMARY

   This summary highlights selected information from this proxy statement/prospectus. It does not contain all of the information about HealthCare, Heller and the merger that may be important to you. Therefore, you should read carefully this entire document and the documents to which we refer you. We have included page references in parentheses to direct you to more complete descriptions of the topics presented in this summary.

 The Companies

  HealthCare Financial Partners, Inc. (page 47)
  2 Wisconsin Circle, Fourth Floor
  Chevy Chase, Maryland 20815
  (301) 961-1640

   HealthCare is a specialty finance company offering asset-based and related financing to healthcare service providers. HealthCare focuses primarily on clients operating in sub-markets of the healthcare industry, including long-term care, hospitals and physician practices. HealthCare provides financing to its clients through its Accounts Receivable and Secured Term Loan Programs. HealthCare was incorporated in Delaware in 1993.

  Heller Financial, Inc. (page 49)
  500 West Monroe Street
  Chicago, Illinois 60661
  (312) 441-7000

   Heller is a leading diversified commercial financial services company that provides a broad array of financial products and services to mid-sized and small businesses in the U.S. and selected international markets. Heller delivers its products and services principally through its Domestic Commercial Finance and International Factoring and Asset Based Finance business segments. Heller was incorporated in Delaware in 1919.

  HF5, Inc.
  500 West Monroe Street
  Chicago, Illinois 60661
  (312) 441-7000

   HF5 is a wholly-owned subsidiary of Heller. If we complete the merger, HealthCare will be merged into HF5. HF5 was incorporated by Heller in Delaware in 1998 with minimal capitalization. HF5 has conducted no business since its incorporation, other than executing the merger agreement.

 Our Reasons for the Merger; Recommendations to Stockholders (page 26)

   The HealthCare board (1) has declared the merger advisable and unanimously approved the merger agreement and the merger, (2) believes that the merger is fair to, and in the best interests of, HealthCare and its stockholders and (3) unanimously recommends that you vote FOR approval and adoption of the merger agreement and the merger at the special meeting. In reaching its decision, the HealthCare board considered a variety of information and a number of factors, including:

  . available strategic alternatives and the market risks of remaining a stand-alone company;

  . the opportunity, at least in part, for HealthCare stockholders to participate in the future growth of a larger, well-managed company;

  . the terms and structure of the merger; and

  . the fairness opinion of Goldman, Sachs & Co., HealthCare's financial advisor.

 The Special Meeting (page 19)

Time, Place and Date (page 19)

   The special meeting will be held on July 20, 1999, at 10:00 a.m., local time, at The Four Seasons Hotel, 2800 Pennsylvania Avenue, Washington, D.C. 20007.

Purpose (page 19)

   At the special meeting, HealthCare will ask the holders of HealthCare common stock to approve and adopt the merger agreement and the merger. HealthCare stockholders may also vote upon any other matters that are properly brought before the meeting.

Record Date and Vote Required (page 20)

   You may vote at the special meeting if you were the record owner of HealthCare common stock at the close of business on June 14, 1999. You will have one vote for each share of HealthCare common stock you owned on that date. On June 14, 1999, there were 13,470,363 shares of HealthCare common stock outstanding. To be approved and adopted, a majority of the outstanding shares of HealthCare common stock must be voted in favor of the merger agreement and the merger.

 The Merger (page 21)

   The merger agreement is the legal document that governs the merger. A composite copy of the merger agreement, as amended, is included as Appendix A to this proxy statement/prospectus. We encourage you to read the merger agreement.

   If the holders of a majority of the outstanding shares of HealthCare common stock approve and adopt the merger agreement and the merger and all other conditions to the merger are satisfied or, where permissible, waived, HealthCare will merge into HF5.

What You Will Receive (page 21)

   If we complete the merger, the shares of HealthCare common stock that you own at the time of the merger will convert into the right to receive shares of Heller class A common stock and/or cash. You will have the opportunity to select your preferred form of payment. However, for the reasons discussed below, you may not receive the form of payment you select. Heller will not issue fractional shares. Instead, you will receive the value of any fractional share in cash.

   The value of the consideration you will receive for each of your shares of HealthCare common stock will be approximately $35.00, subject to adjustment as discussed below. We will compute the average closing price of Heller class A common stock on the New York Stock Exchange for a specified pricing period. The pricing period will be the 10 trading days beginning on July 6, 1999 and ending on, and including, July 19, 1999. If the average closing price of Heller class A common stock for the pricing period is greater than $21.54 but less than $28.73, the value of the consideration that you receive for each of your shares of HealthCare common stock will be $35.00 as of the end of the pricing period. If the average closing price of Heller class A common stock for the pricing period is equal to or greater than $28.73, the value of the consideration that you receive for each of your shares of HealthCare common stock will be greater than $35.00 as of the end of the pricing period. If the average closing price of Heller class A common stock for the pricing period is equal to or less than $21.54, the value of the consideration that you receive for each of your shares of HealthCare common stock will be less than $35.00 as of the end of the pricing period. In any case, approximately 41% of the total consideration value paid to all HealthCare stockholders in the merger will consist of Heller class A common stock, with the remainder consisting of cash. Therefore, the form of the consideration that you ultimately receive will depend upon your election and the elections of the other HealthCare stockholders. Accordingly, you may receive some of your consideration in the form you elected and some in the form of consideration you did not elect.

Treatment of Outstanding Options (page 23)

   When we complete the merger, all outstanding stock options to purchase HealthCare common stock held by employees, other than options held by John K. Delaney, HealthCare's Chief Executive Officer and Chairman, Ethan D. Leder, HealthCare's President and Vice Chairman, and Edward P. Nordberg, Jr., HealthCare's Chief Financial Officer and Executive Vice President, whether or not exercisable, will convert into fully exercisable options to purchase shares of Heller class A common stock. We will adjust the number of option shares and the exercise price for the options to reflect the applicable terms of the merger.

   We will cancel each outstanding option to purchase HealthCare common stock held by directors of HealthCare who are not also officers of HealthCare. Each of these directors will receive an amount in cash equal to the profit that would have been realized upon the merger if the director had exercised the option immediately prior to the merger. We will also cancel options held by Messrs. Delaney, Leder and Nordberg, and we will pay each of these individuals an amount in cash in consideration of such cancellation.

Fairness Opinion of HealthCare's Financial Advisor (page 28)

   On April 19, 1999, Goldman Sachs delivered their oral opinion to the HealthCare board that, as of the date of the opinion, the stock consideration and cash consideration to be received by the holders of the outstanding shares of HealthCare common stock pursuant to the merger agreement, taken as a unitary transaction, was fair from a financial point of view to the holders of HealthCare common stock receiving the consideration. Goldman Sachs subsequently confirmed their oral opinion by delivery of their written opinion dated April 19, 1999. The opinion of Goldman Sachs does not constitute a recommendation as to how any holder of HealthCare common stock should vote with respect to the merger agreement or whether any holder should elect to receive stock consideration or cash consideration.

   The full text of the written opinion of Goldman Sachs, dated April 19, 1999, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with their opinion, is attached as Appendix C. You should read the opinion in its entirety.

What We Need to do to Complete the Merger (page 43)

   The completion of the merger depends on the satisfaction of a number of conditions. In addition to the parties complying with the merger agreement, these conditions include the following:

  . holders of a majority of the outstanding shares of HealthCare common stock must approve and adopt the merger agreement and the merger;

  . HealthCare and Heller must receive all required regulatory consents and approvals, including from the Board of Governors of the Federal Reserve System;

  . there must be no governmental or court order blocking completion of the merger and no proceedings by a governmental body or other person attempting to block the merger;

  . HealthCare and Heller must each receive a legal opinion confirming the tax-free nature of the merger;

  . the New York Stock Exchange must approve for listing the shares of Heller class A common stock that Heller will issue in the merger; and

  . the holders of no more than 5% of the outstanding shares of HealthCare common stock shall have asserted the right to seek relief as dissenting stockholders under Delaware corporate law.

   Unless prohibited by law, either Heller or HealthCare could elect to waive a condition that has not been satisfied by the other party and complete the merger anyway. We cannot be certain whether or when any of these conditions will be satisfied, or, where permissible, waived or that we will complete the merger.

Terminating the Merger Agreement; Who Pays for What (page 44)

   HealthCare and Heller can agree at any time to terminate the merger agreement before completing the merger, even if the HealthCare stockholders have approved it. Under certain circumstances, either HealthCare or Heller may unilaterally terminate the merger agreement. In addition, HealthCare can terminate the merger agreement if the average closing price of Heller class A common stock which we use to compute the value of the per share consideration to be paid to HealthCare stockholders is less than $20.35. Under this circumstance, however, the merger agreement will not terminate if Heller elects to increase the value of the per share consideration to be paid to HealthCare stockholders to $34.21.

   Whether or not we complete the merger, HealthCare and Heller will each pay their own fees and expenses, except that the companies will each pay one-half of the costs and expenses incurred in printing and mailing this proxy statement/prospectus and the related SEC filing fees.

Interests of Persons Involved in the Merger That are Different from Yours (page
33)

   In considering the recommendation of the HealthCare board that stockholders approve and adopt the merger agreement and the merger, you should be aware of the interests which executive officers and directors of HealthCare have in the merger that are different from your interests.

   Upon completion of the merger, we will cancel options to purchase HealthCare common stock held by Messrs. Delaney, Leder and Nordberg, all of whom are also members of the HealthCare board. For the cancellation of these options, Mr. Delaney will receive $2,021,492 in cash, Mr. Leder will receive $1,905,503 in cash and Mr. Nordberg will receive $1,470,504 in cash. These executives will also receive additional payments if any payments or distributions they receive in connection with the merger become subject to excise tax. The additional payments are required to be in an amount sufficient to cover all the excise tax, interest and penalties and any income taxes payable with respect to the additional amounts. We will also cancel each outstanding option to purchase HealthCare common stock held by directors of HealthCare who are not also officers of HealthCare. Each of these directors will receive an amount in cash equal to the profit that would have been realized upon the merger if the director had exercised the option immediately prior to the merger.

   If we complete the merger, Messrs. Delaney, Leder and Nordberg will continue to serve as employees under their current employment agreements. Mr. Delaney will be appointed as a Group President in charge of Heller's healthcare finance business unit.

   If we complete the merger, Heller has agreed to continue the current indemnification arrangements, or provide substantially similar indemnification arrangements, for HealthCare's directors and officers and to maintain directors' and officers' liability insurance coverage for HealthCare's directors and officers for a period of six years.

Tax Consequences for HealthCare Stockholders (page 34)

   You will not be taxed, for federal income tax purposes, on the value of Heller class A common stock you receive in the merger, except with respect to any cash you receive. With respect to any cash you receive, you will be taxed, for federal income tax purposes, on the lesser of the cash you receive or the gain you realize on your HealthCare common stock. Your gain will equal the excess of (1) the total of cash and the fair market value of the Heller class A common stock you receive in the merger over (2) your tax basis in your HealthCare common stock that you exchange in the merger. You may not recognize any loss on the exchange for federal income tax purposes, unless you receive only cash. Your initial tax basis in the Heller class A common stock that you receive in the merger will equal your current tax basis in your HealthCare common stock, decreased by the amount of cash you receive and increased by any taxable gain you recognize. Generally, any gain taxable to you will be long-term capital gain taxable, for federal income tax purposes, at a maximum rate of 20%, if you have held your HealthCare common stock for more than one year and you would not be treated as receiving a deemed distribution if you had instead received such cash in redemption of an equivalent number of shares of Heller class A common stock. None of HealthCare, HF5, Heller or Heller stockholders will recognize any gain or loss as a result of the merger.

Accounting Treatment of the Merger (page 36)

   We will account for the merger as a "purchase." This means that for accounting and financial reporting purposes, we will treat our companies as one company beginning as of the date we complete the merger. Additionally, under this method of accounting, Heller will record the fair market value of HealthCare's assets and liabilities on its financial statements. Because the purchase price is greater than the fair market value of HealthCare's net assets, Heller will record an asset called "goodwill," currently estimated to be $231 million. Heller will write off this goodwill as an expense over approximately the next 25 years, reducing its net income during that period.

Governmental and Regulatory Approvals (page 37)

   To complete the merger, Heller must receive the approval of the Board of Governors of the Federal Reserve System pursuant to the Bank Holding Company Act of 1956.

Dissenters' Rights (page 38)

   If the merger is to be completed, but you do not wish to exchange your shares of HealthCare common stock for the merger consideration, you have the right under Delaware corporate law to have the "fair value" of your shares determined by the Delaware Court of Chancery. This "right of appraisal" is subject to a number of restrictions and technical requirements. Generally, in order to exercise appraisal rights, you must (1) not vote in favor of the merger agreement and the merger and (2) make a written demand for appraisal before the vote on the merger agreement and the merger. You will not protect your right of appraisal by merely voting against the merger agreement and the merger. Appendix D to this proxy statement/prospectus contains the relevant excerpts from the Delaware appraisal statute.

 Option Agreement (page 45)

   HealthCare has granted Heller an option to acquire, upon the occurrence of certain events, up to 19.9% of the issued and outstanding shares of HealthCare common stock at a price of $28.50 per share. Heller can only exercise the option if HealthCare agrees, without Heller's consent, to engage in a merger or acquisition transaction with another party or another party acquires 20% or more of the outstanding shares of HealthCare common stock, within the time period provided in the option agreement. The option is intended to discourage third parties from making alternative acquisition proposals. The option agreement provides that Heller's total profit under the option agreement cannot be greater than $24,150,000 or less than $14,490,000. The option agreement is included as Appendix B to this proxy statement/prospectus.

 Comparison of Rights of HealthCare Stockholders and Heller Stockholders (page
 52)

   HealthCare's charter and bylaws and Delaware corporate law govern the rights of HealthCare stockholders. If you receive Heller class A common stock in the merger, Heller's charter and bylaws and Delaware corporate law will govern your rights as a stockholder of Heller. Your rights under Heller's charter and bylaws will differ in some respects from your rights under HealthCare's charter and bylaws.

                               Market Price Data

   The table below presents the closing prices per share of Heller class A common stock and HealthCare common stock on the New York Stock Exchange on April 19, 1999, the last trading day before the public announcement of the proposed merger, and on June 15, 1999.

                                               Heller Class A  HealthCare
                                                Common Stock  Common Stock
                                               -------------- ------------
      April 19, 1999..........................    $26.250       $28.500
      June 15, 1999...........................    $26.250       $34.438

   The market price of Heller class A common stock will fluctuate between the date of this proxy statement/prospectus and the date on which the merger occurs. We urge you to obtain current stock price quotations for Heller class A common stock. For more information about the trading prices of Heller class A common stock and HealthCare common stock, see "Comparative Per Share Market Price and Dividend Information" on page 50.

          Summary Comparative Historical and Pro Forma Per Share Data

   The table below presents historical diluted net income applicable to common stock per share, cash dividends on common stock per share and book value applicable to common stock per share data of Heller and HealthCare. It also presents unaudited pro forma combined per share data of Heller and unaudited equivalent pro forma combined per share data of HealthCare. The pro forma combined per share amounts reflect the merger. The equivalent HealthCare pro forma combined per share amounts assume an exchange ratio of 1.262 shares of Heller class A common stock for each share of HealthCare common stock. This ratio is based on the average closing price of Heller class A common stock on the New York Stock Exchange during the 10 consecutive trading days ending June 15, 1999. However, this ratio may decrease or increase, depending on the trading prices of Heller class A common stock during the pricing period prior to the merger. The unaudited pro forma data does not necessarily indicate results that we will obtain on a combined basis. You should read the data along with (1) the historical financial statements and the related notes incorporated by reference in this proxy statement/prospectus and (2) the summary selected historical financial data included in this proxy statement/prospectus summary.

                                                                   Pro Forma
                                                Historical         Combined
                                             ----------------- -----------------
                                                                      Equivalent
                                             Heller HealthCare Heller HealthCare
                                             ------ ---------- ------ ----------
Diluted Net Income Per Common Share:
  Three months ended March 31, 1999......... $ 0.55   $ 0.45   $ 0.54   $ 0.68
  Year ended December 31, 1998(1)...........   1.91     1.52     1.78     2.25
Cash Dividends Per Common Share:
  Three months ended March 31, 1999......... $ 0.09      --    $ 0.09   $ 0.11
  Year ended December 31, 1998..............   0.09      --      0.09     0.11
Book Value Per Common Share:
  March 31, 1999............................ $17.64   $18.92   $18.43   $23.26
  December 31, 1998.........................  17.40    18.45    18.18    22.94

--------
(1) Information for Heller is pro forma to adjust for the impact of Heller's initial public offering of Heller class A common stock in May 1998 and assumes that shares issued in connection with the offering have been outstanding since the beginning of 1998.

              Heller Summary Selected Consolidated Financial Data

   In the table below, Heller derived the following summary selected consolidated financial data for, and as of the end of, the five years in the period ended December 31, 1998 from Heller's audited consolidated financial statements. Heller derived the financial data for the three-month periods ended, and as of, March 31, 1999 and 1998 from Heller's unaudited consolidated financial statements. These unaudited consolidated financial statements include, in Heller's opinion, all adjustments, consisting only of normal recurring items, necessary for a fair presentation of Heller's financial position and results of operations for the covered periods. You should read the following information along with Heller's consolidated financial statements and related notes incorporated by reference in this proxy statement/prospectus.

                            Three Months Ended                 Year Ended
                                 March 31,                    December 31,
                          ----------------------- ------------------------------------
                             1999        1998     1998(1)(2) 1997(2) 1996  1995  1994
                          ----------- ----------- ---------- ------- ----- ----- -----
                          (unaudited) (unaudited)
                                      (in millions, except per share data)
Results of Operations:
Interest income.........     $ 262       $ 254      $1,047    $ 924  $ 807 $ 851 $ 702
Interest expense........       149         155         624      516    452   464   336
                             -----       -----      ------    -----  ----- ----- -----
 Net interest income....       113          99         423      408    355   387   366
Fees and other income...        74          53         206      206     79   148   117
Factoring commissions...        28          27         124      104     55    50    53
Income of international
 joint ventures.........         8           7          30       36     44    35    21
                             -----       -----      ------    -----  ----- ----- -----
 Operating revenues.....       223         186         783      754    533   620   557
Operating expenses......       108          94         399      357    247   216   195
Provision for losses....        29          15          77      164    103   223   188
Restructuring charge....        --          --          17       --     --    --    --
                             -----       -----      ------    -----  ----- ----- -----
Income before income
 taxes and minority
 interest...............        86          77         290      233    183   181   174
Income tax provision....        29          27          93       66     43    49    51
Minority interest.......        --           2           4        9      7     7     5
                             -----       -----      ------    -----  ----- ----- -----
Net income..............     $  57       $  48      $  193    $ 158  $ 133 $ 125 $ 118
                             =====       =====      ======    =====  ===== ===== =====
Dividends on preferred
 stock..................     $   7       $   5      $   21    $  14  $  10 $  10 $  10
                             =====       =====      ======    =====  ===== ===== =====
Net income applicable to
 common stock
 --Basic................     $0.56       $0.84      $ 2.23    $2.82  $2.41 $2.25 $2.12
                             =====       =====      ======    =====  ===== ===== =====
 --Diluted..............     $0.55       $0.84      $ 2.23    $2.82  $2.41 $2.25 $2.12
                             =====       =====      ======    =====  ===== ===== =====
Pro forma net income
 applicable to common
 stock(3)
 --Basic................     $0.56       $0.48      $ 1.92    $1.60
                             =====       =====      ======    =====
 --Diluted..............     $0.55       $0.48      $ 1.91    $1.60
                             =====       =====      ======    =====

                                        Footnotes appear on following page.

                                March 31,                     December 31,
                         ----------------------- ------------------------------------------
                            1999        1998     1998(1)(2) 1997(2)   1996    1995    1994
                         ----------- ----------- ---------- -------  ------  ------  ------
                         (unaudited) (unaudited)
                                                  (in millions)
Balance Sheet Data:
Receivables.............   $12,081     $10,676    $11,854   $10,722  $8,529  $8,085  $7,616
Allowance for losses of
 receivables............      (277)       (261)      (271)     (261)   (225)   (229)   (231)
Equity and real estate
 investment.............       587         544        617       488     419     428     399
Debt securities.........       456         331        400       311     251     152      69
Operating leases........       361         194        321       195     135     113     166
Investment in
 international joint
 ventures...............       222         197        235       198     272     233     174
Total assets............    14,995      12,600     14,366    12,861   9,926   9,638   8,476
                           =======     =======    =======   =======  ======  ======  ======
Commercial paper and
 short-term borrowings..     3,885       3,273      3,681     3,432   2,745   2,223   2,451
Long-term debt..........     7,220       5,813      6,768     6,004   4,761   5,145   3,930
                           -------     -------    -------   -------  ------  ------  ------
 Total senior debt......   $11,105     $ 9,086    $10,449   $ 9,436  $7,506  $7,368  $6,381
                           =======     =======    =======   =======  ======  ======  ======
 Total liabilities......   $12,999     $11,250    $12,394   $11,096  $8,402  $8,208  $7,107
Preferred stock.........       400         275        400       275     125     125     125
Common equity...........     1,586         988      1,562     1,403   1,342   1,259   1,205
                           -------     -------    -------   -------  ------  ------  ------
Total stockholders'
 equity.................   $ 1,986     $ 1,263    $ 1,962   $ 1,678  $1,467  $1,384  $1,330

--------

(1) The financial data presented for 1998 reflect Heller's purchase of the domestic technology leasing assets of the Dealer Products Group of Dana Commercial Credit Corporation and the stock of the Dealer Products Group's international subsidiaries in November 1998. As a result of this purchase, Heller consolidated the acquired assets and international subsidiaries of the Dealer Products Group as of the date of acquisition. Goodwill related to this acquisition totaled $187 million and is subject to any purchase price adjustments, which Heller does not expect to be material, to be finalized in 1999. The consolidation of the Dealer Products Group assets and subsidiaries resulted in an increase of approximately $625 million in total assets as of December 31, 1998 as compared to December 31, 1997. This acquisition had a minimal favorable impact on Heller's 1998 net income, as Heller's 1998 results include only one month of Dealer Products Group operations.

(2) The financial data presented for 1998 and 1997 reflect Heller's purchase, through its subsidiary, Heller International Group, of Heller's joint venture partner's interest in Factofance-Heller, S.A. in April 1997 for $174 million. As a result of this purchase, Factofrance was reported on a consolidated basis with Heller as of the date of acquisition. The premium related to this purchase was allocated as follows: $78 million to goodwill and $18 million to a noncompetition agreement. Heller's consolidation of Factofrance resulted in increases of $2 billion in total assets, $94 million in operating revenues and $59 million in operating expenses during 1997 as compared to 1996.
(3) Pro forma to adjust for the impact of Heller's initial public offering of Heller class A common stock in May 1998 and assumes that shares issued in connection with the offering have been outstanding since the beginning of 1998 and 1997.

             HealthCare Summary Selected Historical Financial Data

   In the table below, HealthCare derived the summary selected historical financial data as of, and for each of, the five years in the period ended December 31, 1998 from HealthCare's audited financial statements. HealthCare derived the selected historical statements of operations and balance sheet data presented below from the combined financial statements of HealthCare and HealthPartners DEL, LP as of, and for the years ended, December 31, 1995 and 1994, and the consolidated financial statements of HealthCare as of, and for the years ended, December 31, 1998, 1997 and 1996. HealthCare derived the financial data for the three-month periods ended, and as of, March 31, 1999 and 1998 from HealthCare's unaudited consolidated financial statements. These unaudited consolidated financial statements include, in HealthCare's opinion, all adjustments, consisting only of normal recurring items, necessary for a fair presentation of HealthCare's financial position and results of operations for the covered periods. You should read the following information along with HealthCare's consolidated financial statements and related notes incorporated by reference in this proxy statement/prospectus. When you compare the Heller and HealthCare selected financial data, you should note that because of HealthCare's relative small size compared to Heller, the HealthCare data are in thousands while the Heller data are in millions.

                            Three Months Ended
                                 March 31,                             Year Ended December 31,
                          ----------------------- ------------------------------------------------------------------
                             1999        1998          1998           1997           1996         1995       1994
                          ----------- ----------- -------------- -------------- -------------- ---------- ----------
                          (unaudited) (unaudited) (consolidated) (consolidated) (consolidated) (combined) (combined)
                                                    (in thousands, except per share data)
Statement of Operations
 Data(1):
Total fee and interest
 income.................    $17,560     $12,492      $57,706        $27,745        $12,016       $ 565      $  13
Interest expense........      4,370       3,800       13,629          7,921          3,409          80          4
                            -------     -------      -------        -------        -------       -----      -----
Net fee and interest
 income.................     13,190       8,692       44,077         19,824          8,607         485          9
Provision for losses on
 receivables............        862         651        3,953          1,315            656          46          2
                            -------     -------      -------        -------        -------       -----      -----
Net fee and interest
 income after provision
 for losses on
 receivables............     12,328       8,041       40,124         18,509          7,951         439          7
Other operating income:
 Commission on REIT
  originations..........        988         --           872            --             --          --         --
 Asset management
  income................         60         --         1,577            --             --          --         --
 Consulting income......        114         118          821          1,397              6         625        406
                            -------     -------      -------        -------        -------       -----      -----
Total other operating
 income.................      1,162         118        3,270          1,397              6         625        406
                            -------     -------      -------        -------        -------       -----      -----
Total operating income..     13,490       8,159       43,394         19,906          7,957       1,064        413
Operating expenses......      3,890       2,614       13,434          7,219          3,326       1,472        440
Other income (loss).....        553         516        3,112            185            227         597       (299)
                            -------     -------      -------        -------        -------       -----      -----
Income (loss) before
 deduction of
 reacquisition earnings
 and income taxes
 (benefit)..............     10,153       6,061       33,072         12,872          4,858         189       (326)
Deduction of
 preacquisition
 earnings...............        --          --           --             --           4,290         --         --
Income taxes (benefit)..      4,013       2,441       13,264          4,877             39          (6)
                            -------     -------      -------        -------        -------       -----      -----
Net income (loss).......    $ 6,140     $ 3,620      $19,808        $ 7,995        $   529       $ 195      $(326)
                            =======     =======      =======        =======        =======       =====      =====
Basic earnings per share
 (2)....................    $  0.46     $  0.35      $  1.57        $   .99        $   .13
Weighted average shares
 outstanding............     13,420      10,283       12,628          8,088          4,030
Diluted earnings per
 share..................    $  0.45     $  0.34      $  1.52        $   .96        $   .13
Diluted weighted average
 shares outstanding.....     13,676      10,669       13,002          8,310          4,056

--------

(1) Historical data have been reformatted to be consistent with the presentation for the three months ended March 31, 1999.

(2) Historical earnings per share for periods prior to 1996 are not presented because they are not meaningful due to the partnership reporting basis for HealthPartners DEL.

                                March 31,                                   December 31,
                         ----------------------- ------------------------------------------------------------------
                            1999        1998          1998           1997           1996         1995       1994
                         ----------- ----------- -------------- -------------- -------------- ---------- ----------
                         (unaudited) (unaudited) (consolidated) (consolidated) (consolidated) (combined) (combined)
Balance Sheet Data:
Gross finance
 receivables............  $480,015    $302,368      $437,287       $250,688       $89,329       $2,552      $279
Allowance for losses on
 receivables............     7,098       3,305         6,402          2,654         1,079           67        21
Total assets............   534,676     329,078       504,671        272,355       101,273        2,670       345
Client holdbacks........     4,437       5,862         4,209          6,173        11,739          815       112
Line of credit..........    20,091      19,385        32,503         40,157        21,830        1,434       --
Commercial paper
 facility...............   128,208      19,127       114,207        101,179        37,209          --        --
Warehouse facility......    42,874      44,768        49,633         27,933           --           --        --
CP Conduit facility.....    69,965         --         42,440            --            --           --        --
Total liabilities.......   280,767      99,233       257,117        184,525        74,552        2,795       559
Total stockholders'
 equity (deficit).......   253,909     229,845       247,554         87,830        26,721         (125)     (214)

     Summary Unaudited Pro Forma Condensed Selected Combined Financial Data

   The following summary unaudited pro forma condensed selected combined financial data are intended to give you a better picture of what our businesses might have looked like if HealthCare and Heller had been combined for the periods, and as of the dates, presented. The pro forma combined results of operations data assume that the merger was completed as of the beginning of each of the periods provided. The pro forma combined balance sheet data assume that the merger was completed as of each of the dates. We derived this financial data from our separate historical consolidated financial statements and other financial information, which include adjustments for goodwill and financing costs which we believe are immaterial. We have included this unaudited pro forma condensed combined financial information for comparative purposes only, and it does not necessarily indicate the results of operations or financial position which actually would have been obtained if we had completed the merger at the beginning of the periods or as of the dates presented. These combined financial data do not represent the results of operations or financial position that we will experience in the future.

                                                      Three Months
                                                         Ended      Year Ended
                                                       March 31,   December 31,
                                                          1999         1998
                                                      ------------ ------------
                                                        (in millions, except
                                                           per share data)
Pro Forma Combined Results of Operations Data:
  Net interest income................................   $   122      $   446
  Income before taxes................................        89          293
  Pro forma diluted income before taxes per common
   share(1)..........................................      0.92         3.02
  Diluted net income per common share(1).............      0.54         1.78

                                                       March 31,   December 31,
                                                          1999         1998
                                                      ------------ ------------
                                                        (in millions, except
                                                           per share data)
Pro Forma Combined Balance Sheet Data:
  Total assets.......................................   $15,760      $15,106
  Long-term obligations and redeemable preferred
   stock.............................................     7,768        7,295
  Cash dividends declared per common share...........      0.09         0.09

--------
(1) Pro forma to adjust for the impact of Heller's initial public offering of Heller class A common stock in May 1998 and assumes that shares issued in connection with the offering have been outstanding since the beginning of 1998.

                                  RISK FACTORS

   In addition to the other information contained in this proxy statement/prospectus, you should carefully consider the following risk factors before you decide (1) whether to vote in favor of approval and adoption of the merger agreement and the merger and (2) whether to elect to receive cash and/or Heller class A common stock. If we complete the merger, even if you elected to receive only cash consideration, you may also receive Heller class A common stock and, therefore, be subject to the risks discussed below.

We May Not Achieve the Expected Benefits of the Merger

   We expect the merger to create business opportunities and economies of scale. Following the merger, in order to maintain and increase profitability and operating efficiencies, we will need to integrate and coordinate the product and service offerings, marketing and business development efforts and operational systems of HealthCare and Heller. We may not accomplish the integration smoothly, expeditiously or successfully. To integrate operations following the merger, we will need to dedicate management resources which may temporarily distract attention from our normal operations. Employee uncertainty and lack of focus during the integration may also disrupt our business. In addition, the necessity of coordinating our geographically separated organizations--Heller is based in Chicago, Illinois and HealthCare is based in Chevy Chase, Maryland--may initially increase the difficulties of the integration. If we fail to quickly and effectively complete the integration of our operations, there could be uncertainty in the marketplace or customer concern regarding the impact of the merger, which could materially adversely affect our combined business, financial condition and results of operations.

Various Economic Factors Could Adversely Affect Heller's Business

 An Economic Recession or Downturn Could Adversely Affect Heller's Business

   Unfavorable economic conditions may prevent Heller from maintaining its new business origination volume and the credit quality of new business it does originate at previous levels. In an economic recession, or other adverse economic environment, Heller may be unable to achieve growth in finance receivables. Further, an economic downturn or slowdown in specific industries that Heller targets could adversely affect demand for its products and the growth in its finance receivables. For example:

  . A downturn in the textile and apparel markets could adversely affect
    Heller's U.S. factoring business, which represented 8% of its total revenues in 1998. The textile apparel market constituted 32% of Heller's U.S. factoring business revenues in 1998;

  . A downturn in the commercial real estate markets, which are cyclical and often affected by changes in tax regulations and interest rates, could adversely affect Heller's real estate finance activities. Commercial real estate finance assets represented 15% of Heller's portfolio of lending assets and investments in 1998; and

  . Volatility in the capital markets could adversely affect the net gains on Heller's equity investments and the timing and profitability of its securitization transactions. Net gains on Heller's equity investments represented 4% of its total revenues in 1998.

   Unfavorable economic conditions could also cause an increase in Heller's nonearning assets and writedowns because debtors may be unable to meet their payment obligations or other contractual terms. For example, Heller's nonearning assets and writedowns increased during the U.S. economic recession in the early 1990's due to the adverse impact of the recession on its pre-1990 corporate and real estate finance portfolios. Heller's allowance for losses of receivables may provide insufficient protection against potential writedowns in its portfolio. Adverse economic conditions could also hinder Heller's ability to realize the value of collateral securing its finance receivables or cause declines in the value of equipment subject to lease agreements. See "--Heller's Allowance for Losses of Receivables May Be Inadequate" on page 15.

   Furthermore, an economic recession or downturn could cause a downgrading of Heller's credit ratings. This could:

  . increase Heller's funding costs;

  . decrease Heller's net interest income;

  . limit Heller's access to the capital markets; and

  . cause lenders under Heller's existing credit facilities to refuse to extend the credit facilities after their expiration.

 Fluctuations in Interest Rates Could Adversely Affect Heller's Business

   Heller's operating results and cash flow depend to a great extent upon its level of net interest income, which is the difference between total interest income earned on earning assets and total interest expense paid on interest-bearing liabilities. The following factors could adversely affect Heller's net interest income:

  . a decrease in the volume of Heller's earning assets;

  . a decrease in the interest rates earned on Heller's earning assets;

  . an adverse change in the mix of Heller's earning assets;

   .an increase in the volume of Heller's interest-bearing liabilities; and

   .an increase in the interest rates paid on Heller's interest-bearing liabilities.

   A significant increase in market interest rates, or, in the case of floating rate borrowers, the perception that an increase may occur, could adversely affect Heller's ability to originate new finance receivables and Heller's ability to grow. Heller's nonearning assets and writedowns could also increase because its floating-rate borrowers may be unable to meet higher payment obligations. Conversely, a decrease in market interest rates could cause an acceleration in the prepayment of owned and managed finance receivables. In addition, if there are changes in (1) market interest rates, (2) the relationship between short- and long-term interest rates or (3) the relationship between different interest rate indices that affect the interest rates earned on interest-earning assets differently than the interest paid on interest-bearing liabilities, Heller may experience an increase in interest expense relative to interest income.

 Fluctuations in Foreign Currency Exchange Rates and Other International Factors Could Adversely Affect Heller's Business

   Foreign currency exchange rate fluctuations, particularly in European currencies, could materially adversely affect the revenues and income Heller generates from its international asset-based financing and factoring operations.

   Heller's operations may be adversely affected by other factors inherent in conducting international business, including the following:

  . increased international competition;

  . political, economic and financial market instability;

  . changes in regulatory requirements and taxes; and

  . the unreliability of judicial processes.

In addition, instability or adverse economic conditions in international markets could adversely affect the businesses of Heller's foreign or domestic customers. This could adversely affect their demand for Heller's products.

Heller's Ability to Raise Capital and Access to Funds May Be Limited

   Heller depends in large part upon commercial paper borrowings and issuances of medium-term notes and other debt securities for funds. If Heller suffers a downgrade in its credit ratings, it could incur increased borrowing costs and have greater difficulty accessing the commercial paper market and the public and private debt markets. In such an event, Heller's other sources of funds, including its bank credit and receivable sale facilities, and cash flow from operations and portfolio liquidations, may not provide it with adequate liquidity. Thus, a downgrade in Heller's credit ratings could materially adversely affect its business, financial position or results of operations.

Fuji Bank Can Control Heller's Business and Affairs

   The Fuji Bank, Limited holds all of Heller's outstanding class B common stock, which currently represents 79% of the voting power and 57% of the economic interest of Heller's outstanding common stock. If we complete the merger and assuming that Heller issues approximately 6,969,836 shares of Heller class A common stock to HealthCare stockholders, Fuji Bank will beneficially own 77% of the voting power and 53% of the economic interest of Heller's outstanding common stock. As long as Fuji Bank beneficially owns more than 50% of the voting power of Heller common stock, Fuji Bank will be able to elect all of the members of Heller's board of directors and can control Heller's business and affairs, including decisions regarding:

  . mergers or other business combinations;

  . acquisitions or other dispositions of assets;

  . incurrence of indebtedness;

  . issuance of equity securities, including additional shares of Heller class A common stock; and

  . payment of dividends.

As long as Fuji Bank beneficially owns more than 50% of the voting power of Heller common stock, Fuji Bank will also be able to:

  . determine matters submitted to a vote of Heller stockholders without the consent of other stockholders;

  . prevent or cause a change of control of Heller; and

  . take other actions that may be favorable to Fuji Bank but not to Heller or the holders of Heller class A common stock.

   Fuji Bank's control may result in various conflicts of interest between Fuji Bank and Heller or between Fuji Bank and the holders of Heller class A common stock. Some of Heller's directors and officers own Fuji Bank stock and/or serve as a director, officer or other employee of Fuji Bank. These people may be faced with decisions that have different implications for Fuji Bank, on the one hand, and Heller or the holders of Heller class A common stock, on the other hand, which could create, or appear to create, potential conflicts of interest.

Heller's Allowance for Losses of Receivables May Be Inadequate

   Heller's allowance for losses of receivables may be inadequate to protect against losses in its receivables portfolio due to:

  . misjudgment by Heller's management of the potential losses in its receivables portfolio;

  . unanticipated adverse changes in the economy generally; or

  . discrete events that adversely affect specific customers, industries or markets.

If Heller's allowance for losses of receivables is insufficient to cover losses in its receivables portfolio, Heller's business, financial position or results of operations could be materially adversely affected.

Heller's Quarterly Operating Results May Vary Significantly

   Heller's results of operations may vary significantly from quarter to quarter based on the timing of certain events and other factors, including the other risk factors listed in this proxy statement/prospectus. For example, if Heller realizes a gain on a securitization or net investments in a particular quarter, its operating revenues and net income may be higher in that quarter as compared to other quarters in the same fiscal year. Therefore, you should not rely on Heller's results of operations during any particular quarter as an indication of its results for a full year or any other quarter. In some periods, Heller's results of operations may fall below the expectations of public market analysts or investors. Any such shortfall, even if minor, could cause the market price of Heller class A common stock to decline.

Heller May Be Unable to Attract and Retain Qualified Personnel

   Heller may be unable to attract and retain qualified management, sales and credit personnel. Demand for qualified personnel with significant industry experience has intensified due to the strength of the U.S. economy and the commercial finance market and enhanced competition within the commercial finance market. If Heller has any difficulty in attracting and retaining qualified personnel on acceptable terms, Heller's business, financial position or operating results could be materially adversely affected.

Heller is Subject to Intense Competition in the Commercial Finance Market

   The commercial finance market is extremely competitive. If Heller is unwilling to match its competitors' pricing, terms or transaction structures, it could lose market share. To the extent Heller does match its competitors' pricing, terms or structure, Heller may experience decreased net interest income and increased risk of credit losses.

   Competition from traditional competitors and new market entrants has intensified in recent years due to:

  . a strong economy;

  . marketplace liquidity;

  . increasing recognition of the attractiveness of the commercial finance market;

  . a surge in the consolidation activity in the commercial and investment banking industries; and

  . the rapid expansion of the securitization markets.

Some of Heller's competitors are larger than Heller and may have access to capital at a lower cost than Heller. Moreover, some of Heller's competitors may engage in certain activities that are prohibited to Heller because they are not affiliated with bank holding companies and, therefore, are not subject to the same extensive federal regulations that govern bank holding companies.

Heller is Subject to Extensive Regulation

   Heller is subject to extensive regulation and supervision in the jurisdictions in which it operates. The regulations and supervision are primarily for the benefit of Heller's customers, not its investors, and may adversely affect Heller's discretion in operating its business and limit Heller's ability to derive profits from its business. For example, state laws often establish maximum allowable finance charges for certain commercial loans.

   If Heller violates applicable statutes or regulations, Heller's applicable license or registration may be suspended or revoked in that jurisdiction, and/or Heller may be subject to civil fines and criminal penalties. Future legislation, regulations, orders, amendments or interpretations could materially adversely affect Heller's business, financial condition and operating results.

   Because Heller is a subsidiary of Fuji Bank, Heller and its activities are subject to the Bank Holding Company Act of 1956 and related regulations. The Bank Holding Company Act limits the ability of Heller to engage in new activities or to acquire securities or assets of another company.

Heller's Ability to Pay Dividends Is Limited

   Heller's ability to pay dividends to the holders of its common stock is restricted by the terms of its outstanding preferred stock and its credit agreements. In the future, Heller may agree to further restrictions on its ability to pay dividends. In addition, to maintain Heller's credit rating, Heller's ability to pay dividends may be limited so that Heller can maintain an appropriate level of debt. See "Description of Heller Capital Stock--Common Stock--Dividends" on page 60 and "Comparative Per Share Market Price and Dividend Information--Dividend Policy" on page 51.

Various Risks Specific to the HealthCare Industry Could Adversely Affect Heller's Business

   Because Heller provides financing to healthcare service providers, Heller is subject to specific risks related to the healthcare industry. If we complete the merger, Heller may be affected by these risks to a greater extent. For example, federal law generally prohibits payment of amounts owed to healthcare providers under the Medicare and Medicaid programs to any entity other than providers. Therefore, Heller is unable to collect receivables payable under those government programs directly from third-party payors. Heller's customers in the healthcare industry rely on prompt payments from third-party payors to enable them to satisfy their obligations to Heller. The trend toward cost containment in the healthcare industry and the imposition of lower reimbursement and utilization rates and negotiation of reduced payment schedules by third-party payors could materially adversely affect the ability of customers to make payments owed to Heller. Further, there are numerous federal and state initiatives for comprehensive reforms affecting payment for, and availability of, healthcare services, including proposals that would:

  . limit reimbursement rates under certain government programs;

  . reduce funding for certain government programs;

  . contain healthcare costs on an interim basis by means that could include a short-term freeze on prices charged by healthcare providers;

  . restructure the way in which Medicare pays for certain services; and

  . permit greater flexibility in the states' administration of Medicaid.

We cannot predict what proposals, if any, will be adopted or, if adopted, what effect the proposals would have on Heller's business. The market prices of securities of companies in healthcare and related industries have been adversely affected by concern about the potential effects of proposed reform measures. After the merger, the price of Heller class A common stock may be similarly adversely affected.

Heller's or Third Parties' Failure to Be Year 2000 Compliant Could Adversely Affect Heller's Business

   Heller has not fully completed its assessment and remediation of its information technology systems or those of its material vendors and borrowers to ensure that they will function properly in the year 2000. Heller has also not fully completed implementing its year 2000 contingency planning. Heller's assessment, remediation and implementation of its contingency planning are all currently scheduled to be completed during 1999. However, if Heller's remediation and contingency planning fall behind schedule or do not successfully address year 2000 risks or if third parties with whom Heller has material relationships do not appropriately address their own year 2000 compliance issues, Heller's business, financial condition and operating result could be materially adversely affected.

Future Sales of Heller Common Stock By Fuji Bank Could Adversely Affect Heller's Stock Price

   The 51,050,000 shares of Heller class B common stock beneficially owned by Fuji Bank are convertible into an equal number of shares of Heller class A common stock. Assuming the conversion of all these shares of Heller class B common stock into Heller class A common stock and without giving effect to the issuance of Heller class A common stock in the merger, these converted shares would represent approximately 57% of the then-outstanding shares of Heller class A common stock. Therefore, the sale of a substantial number of shares of Heller common stock by Fuji Bank, or the perception that such sales could occur, could adversely affect the prevailing market prices for Heller class A common stock. Fuji Bank may not continue to maintain its current holdings of Heller common stock.

Heller's Charter and Bylaws Include Provisions that Could Discourage Takeovers

   Certain provisions of Heller's charter and bylaws may delay or prevent unsolicited takeover bids from third parties or the removal of incumbent management. These provisions have no practical effect while Fuji Bank controls Heller, but, in the event Fuji Bank's voting power decreases to less than 50%, the provisions may deprive Heller's stockholders of an opportunity to sell their shares at a premium over prevailing market prices. See "Description of Heller Capital Stock--Certain Charter and Bylaw Provisions--Provisions that May Have an Anti-Takeover Effect" on page 61.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

   This proxy statement/prospectus and the information incorporated by reference include "forward-looking statements," as such term is defined in
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that reflect our current expectations regarding the future results, performance, prospects and opportunities of Heller, HealthCare and the combined company. These forward-looking statements include any descriptions of anticipated economies of scale, lower cost of funding or operating synergies included in this proxy statement/prospectus and any statements regarding the expected markets for the products and services of Heller or HealthCare, anticipated regulatory developments, competition and effects of the merger. We have tried to identify these forward-looking statements by using words such as "believes," "expects," "anticipates," "intends," "estimates," "plans," "will" and similar expressions. These forward-looking statements are based on information currently available to us and are subject to certain risks, uncertainties and other factors which could cause the actual results, performance, prospects or opportunities of Heller, HealthCare or the combined company for 1999 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks, uncertainties and other factors include the following:

  . the possibility that the merger will be delayed or not occur;

  . the effect of changes in the healthcare industry, including growth, consolidation and restructuring of the healthcare industry, and changes in the demand and expenditures for healthcare services;

  . the ability of Heller and HealthCare to integrate their operations;

  . the success or failure of Heller's or HealthCare's efforts to implement its business strategy;

  . the effect of economic conditions and the performance of borrowers;

  . actions of Heller's or HealthCare's competitors and Heller's or HealthCare's ability to respond to such actions;

  . the cost of Heller's or HealthCare's capital, which depends in part on Heller's or HealthCare's portfolio quality, ratings, prospects and outlook and general market conditions;

  . changes in governmental regulations, tax rates and similar matters; and

  . the other factors discussed under the heading "Risk Factors," beginning on page 13.

You should not place undue reliance on any forward-looking statements. Except as otherwise required by federal securities laws, we assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, changed circumstances or otherwise.

                           HEALTHCARE SPECIAL MEETING

General

   This proxy statement/prospectus is being mailed on or about June   , 1999 to
the holders of record of HealthCare common stock at the close of business on June 14, 1999. It is accompanied by a proxy card furnished in connection with the solicitation of proxies by the HealthCare board for use at the special meeting and at any adjournments or postponements of the special meeting. The special meeting will be held on July 20, 1999, at 10:00 a.m., local time, at The Four Seasons Hotel, 2800 Pennsylvania Avenue, Washington, D.C. 20007.

Matters to be Considered

   At the special meeting, HealthCare stockholders will consider a proposal to approve and adopt the merger agreement and the merger. The HealthCare stockholders may also vote upon any other business that properly comes before the special meeting or any adjournments or postponements of the special meeting, including any proposal to adjourn or postpone the special meeting for the purpose of allowing additional time for the solicitation of additional proxies to approve and adopt the merger agreement and the merger.

Proxies; Solicitation of Proxies

   All shares represented by valid proxies received prior to the special meeting pursuant to HealthCare board's solicitation, and not revoked before they are exercised, will be voted in the manner specified in such proxies. If you do not specify how your proxy is to be voted, your shares will be voted in favor of the merger agreement and the merger. Shares represented by your proxies will be voted in the discretion of the persons named in the proxies with respect to any other matters that properly come before the special meeting. The HealthCare board is unaware of any other matters that may be presented for action at the special meeting.

   As a HealthCare stockholder, you may use the accompanying proxy card if you
(1) are unable or do not wish to attend the special meeting in person or (2) wish to have your shares voted by proxy even if you do attend the special meeting. You may revoke a proxy before it is voted by:

  . delivering to the Secretary of HealthCare at 2 Wisconsin Circle, Fourth
    Floor, Chevy Chase, Maryland 20815, before or at the special meeting, a written notice revoking your proxy;

   .delivering a later-dated, executed proxy card relating to the same shares;
or

  . attending the special meeting and voting in person. However, if you attend the special meeting, but do not vote in person, your proxy will still be voted.

If you require assistance in changing or revoking a proxy, you should contact the information agent at the address or phone number provided on page iv.

   The cost of soliciting your proxies will be paid by HealthCare, except that Heller has agreed to pay one-half of the printing and mailing costs for this proxy statement/prospectus and one-half of the related SEC filing fees. In addition to the solicitation of proxies by mail, directors, officers and employees of HealthCare may solicit proxies from stockholders personally by telephone or by facsimile, without receiving additional compensation for these activities. HealthCare will request banks, brokers and other record holders to send proxies and proxy materials to the beneficial owners of HealthCare common stock and secure their voting instructions, if necessary. HealthCare will reimburse the record holders for their reasonable expenses in forwarding these materials.

   HealthCare has also retained Corporate Investor Communications, Inc. ("CIC"), the information agent, to assist in the solicitation of proxies. We will pay CIC a fee of $5,800 and $4.00 for each HealthCare stockholder contacted by CIC and $3.00 for each telephone call received by CIC as proxy solicitor and information agent and reimburse CIC for related out-of-pocket expenses. HealthCare has agreed to indemnify CIC against liabilities arising out of its engagement.

   You should not send in any stock certificates or election forms with your proxy cards. These certificates and election forms should be sent to The Bank of New York, as exchange agent, in accordance with the instructions included in the election forms. See "The Merger--Merger Consideration" on page 21 and "-- Procedures for Exchange of HealthCare Common Stock" on page 23.

Record Date; Quorum and Voting Rights

   The HealthCare board has fixed the close of business on June 14, 1999 as the record date for the determination of the HealthCare stockholders entitled to receive notice of, and to vote at, the special meeting. At the close of business on that date, there were 13,470,363 shares of HealthCare common stock outstanding and entitled to vote at the special meeting. The presence, in person or by proxy, of shares of HealthCare common stock representing a majority of shares entitled to vote as of the record date is necessary to constitute a quorum at the special meeting. The election inspectors will count abstentions and broker non-votes as present at the special meeting for purposes of determining the presence of a quorum. Broker non-votes are the shares held by brokers in their names as to which customer instructions have not been received. Each share of HealthCare common stock outstanding on the record date entitles its holder to one vote upon any matter to be considered at the special meeting.

Vote Required; Abstentions and Broker Non-Votes

   Under the Delaware General Corporation Law (DGCL) and HealthCare's charter, to approve and adopt the merger agreement and the merger, the holders of a majority of the outstanding shares of HealthCare common stock as of the record date must vote in favor of the merger agreement and the merger. Therefore, if you do not submit a proxy card or vote in person at the special meeting, you are effectively voting against the merger agreement and the merger. Brokers who hold shares of HealthCare common stock in their name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote shares held for such customers with respect to the matters to be considered at the special meeting without specific instructions from the customers. Because approval and adoption of the merger agreement and the merger requires the affirmative vote of a majority of the outstanding shares of HealthCare common stock, abstentions and broker non-votes will have the same effect as votes against approval of the merger agreement and the merger. Accordingly, the HealthCare board urges you to complete, date and sign the accompanying proxy card and return it promptly in the enclosed prepaid white envelope. If you have shares of HealthCare common stock in the name of your broker, the HealthCare board urges you to direct your broker as to how to vote such shares.

   As of the record date, directors and executive officers of HealthCare beneficially owned approximately 1,340,401 shares of HealthCare common stock, or approximately 9.6% of the shares entitled to vote at the special meeting. We expect that each director and executive officer of HealthCare will vote, or cause to be voted, his or her shares of HealthCare common stock for approval and adoption of the merger agreement and the merger.

Recommendation of the HealthCare Board

   The HealthCare board has declared the merger advisable and unanimously approved the merger agreement and the merger, including for purposes of the anti-takeover provisions of Section 203 of the DGCL. The HealthCare board believes that the merger is fair to, and in the best interests of, HealthCare and its stockholders and unanimously recommends that you vote FOR approval and adoption of the merger agreement and the merger. See "The Merger--HealthCare's Reasons for the Merger; Recommendation of the HealthCare Board of Directors" on page 26.

                                   THE MERGER

Form of the Merger

   If the HealthCare stockholders approve and adopt the merger agreement and the merger and all other conditions to the merger are satisfied or, if permissible, waived, HealthCare will merge into HF5, which is a wholly-owned subsidiary of Heller. We currently anticipate that we will complete the merger on July 22, 1999, which is two days after the special meeting, and, in any event, as promptly as practicable after the special meeting and all other conditions of the merger agreement, including receipt of all necessary regulatory approvals, are satisfied or waived. The merger will become effective on the date and time of the filing of the certificate of merger relating to the merger with the Secretary of State of Delaware or at a later time specified in the certificate.

Merger Consideration

   When we complete the merger, outstanding shares of HealthCare common stock, except for shares owned by HealthCare, Heller or dissenting stockholders, will convert into the right to receive Heller class A common stock and/or cash. The value of the consideration that you will receive for each of your shares of HealthCare common stock will be approximately $35.00, subject to adjustment as discussed below. We will compute the average closing price of Heller class A common stock as reported on the New York Stock Exchange for a specified pricing period. The pricing period is the 10 trading days beginning on July 6, 1999 and ending on, and including, July 19, 1999. If the average closing price of Heller class A common stock for the pricing period is greater than $21.54 but less than $28.73, the value of the consideration that you receive for each of your shares of HealthCare common stock will be $35.00 as of the end of the pricing period. If the average closing price of Heller class A common stock for the pricing period is equal to or greater than $28.73, the value of the consideration that you receive for each of your shares of HealthCare common stock will be greater than $35.00 as of the end of the pricing period. If the average closing price of Heller class A common stock for the pricing period is equal to or less than $21.54, the value of the consideration that you receive for each of your shares of HealthCare common stock will be less than $35.00 as of the end of the pricing period. The following table shows how we will adjust the value of the consideration that you will receive for each of your shares of HealthCare common stock, based upon the average closing price of Heller class A common stock on the New York Stock Exchange during the pricing period:

                    Average
        Closing Price of Heller Class A               Value of Consideration per Share
     Common Stock During the Pricing Period              of HealthCare Common Stock
   ------------------------------------------  -----------------------------------------------
   $21.54 or less*...........................  $20.65 plus 66.62% of the average closing price during the pricing period

   Greater than $21.54, but less than $28.73.  $35.00

   At least $28.73, but less than $31.12.....  $20.65 plus 49.95% of the average closing price during the pricing period

   $31.12 or more............................  $36.19

  --------
*If the average closing price of Heller class A common stock during the pricing period is less than $20.35, HealthCare has the option to terminate the merger agreement unless Heller agrees to a per share consideration value of $34.21.

   You may elect to have the value of the consideration for each of your shares of HealthCare common stock paid in (1) cash or (2) that number of shares of Heller class A common stock equal to the "exchange ratio." The exchange ratio is the value of the consideration per share of HealthCare common stock divided by the average closing price of Heller class A common stock during the pricing period. You do not have to make the same election for all of your shares and, therefore, you may elect to receive a combination of cash and Heller class A common stock as your merger consideration. You may divide your holdings and make a separate election as to specified shares by including them on a separate election form. The exchange agent will treat each election form separately in the allocation process.

   We have enclosed with this proxy statement/prospectus election forms which you can use to tell the exchange agent whether you wish to receive cash, Heller class A common stock or a combination of cash and Heller class A common stock for your shares of HealthCare common stock. You should review these forms, which contain specific instructions as to how to make an election. If on your election form you elect to receive Heller class A common stock, your shares of HealthCare common stock included on that form will be treated as "stock election shares" in the allocation process described below. If on your election form you elect to receive cash, your shares of HealthCare common stock included on that form will be treated as "cash election shares" in the allocation process. If on your election form you make no election to receive either Heller class A common stock or cash, or if you fail to return your election form by the deadline, the shares will be treated as "no election shares" in the allocation process. To be effective, you must return your election forms, along with your shares of HealthCare common stock, to The Bank of New York, the exchange agent. We have enclosed with this proxy statement/prospectus a green envelope which you may use to submit your election forms and stock certificates to the exchange agent. The deadline for submitting properly completed election forms will be 5:00 p.m. on July 19, 1999, or such other time as HealthCare and Heller agree upon. You may revoke or change your election forms prior to the election deadline. If you revoke your forms of election prior to the election deadline, you may request that Heller cause the exchange agent to return your shares of HealthCare common stock covered by your election forms. Your shares will also be returned to you if we do not complete the merger. Heller will make election forms available upon the request of persons who become HealthCare stockholders between the special meeting record date and the election deadline. See the discussion below under "Procedures for Exchange of HealthCare Common Stock" regarding transmission of your HealthCare common stock.

   Based upon the election forms, the exchange agent will initially allocate the cash and Heller class A common stock which will be paid to HealthCare stockholders. The exchange agent will make this allocation as soon as practicable after completion of the merger. If the number of shares of Heller class A common stock which would be issued to holders of stock election shares is less than the "target number" of shares equal to 41% of the product of (1) the exchange ratio multiplied by (2) the number of outstanding shares of HealthCare common stock, then:

  . all stock election shares will convert into Heller class A common stock;

  . the exchange agent will allocate a sufficient number of shares of Heller class A common stock pro rata first among the holders of no election shares, based upon the number of no election shares held by each of them, and then, if necessary, pro rata among the holders of cash election shares, based upon the number of cash election shares held by each of them, so that the number of shares of Heller class A common stock that will be issued is as close as possible to, but not less than, the target number of shares, and all such no election shares and cash election shares will convert into Heller class A common stock; and

  . the remaining cash election shares and no election shares will convert into cash.

   If the number of shares of Heller class A common stock which would be issued to holders of stock election shares is greater than the target number of shares, then:

  . all cash election shares and no election shares will convert into cash;

  . the exchange agent will allocate a sufficient number of stock election shares among the holders of stock election shares, based upon the number of stock election shares held by each of them, to reduce the number of shares of Heller class A common stock that will be issued to the target number of shares, and all such allocated stock election shares will convert into cash; and

  . the remaining stock election shares will convert into Heller class A common stock.

   After the exchange agent makes the allocation described above, the exchange agent will make an additional calculation to determine if the aggregate value of Heller class A common stock, based upon the closing price of Heller class A common stock on the date we complete the merger, constitutes at least 41% of the total consideration value. For purposes of this calculation, the exchange agent will assume that all

HealthCare stockholders who have exercised their appraisal rights will be paid the per share cash consideration for their shares and will add this amount to the cash consideration to be paid in the merger. If the total stock consideration value is less than 41% of the total consideration value, the exchange agent will (1) reduce the aggregate amount of cash consideration to be paid in the merger and (2) increase the aggregate amount of stock consideration based upon such value per share until the total stock consideration value equals 41% of the total consideration value. This final adjustment could affect the mix of consideration that you receive.

   Heller will not issue fractional shares. You will be paid in cash the value of any fractional share, determined by the average closing price for Heller class A common stock for the five trading days prior to completion of the merger.

   If you have questions about the merger or the value of the consideration and allocation of stock consideration and cash consideration, you should contact the information agent at:

       Corporate Investor Communications, Inc.

       111 Commerce Road

       Carlstadt, New Jersey 07072-2586

       Phone Number: 1-877-460-4349 (toll-free)

Procedures for Exchange of HealthCare Common Stock

   At the time we complete the merger, Heller will deposit with the exchange agent certificates representing the shares of Heller class A common stock and an estimated amount of cash to be paid to HealthCare stockholders in the merger. Each election form enclosed with this proxy statement/prospectus includes a letter of transmittal with detailed instructions as to how to exchange your HealthCare common stock for the consideration you will receive pursuant to the merger. In addition, as soon as practicable after we complete the merger, we will send to HealthCare stockholders of record immediately prior to the time we complete the merger, other than dissenting stockholders and stockholders who have previously sent their HealthCare common stock to the exchange agent, transmittal materials for use in exchanging their HealthCare common stock for the consideration they will receive in the merger. After we complete the merger, if the exchange agent has received a properly completed transmittal form and your shares of HealthCare common stock, you will be sent certificates for the Heller class A common stock to which you are entitled and/or a check for the cash consideration and any fractional share interests or dividends or distributions you are entitled to receive. No interest will be paid on any cash to be paid pursuant to the merger.

   Heller will not pay HealthCare stockholders entitled to receive certificates representing Heller class A common stock any dividends or other distributions with respect to Heller class A common stock with a record date occurring after the time we complete the merger until those stockholders have properly surrendered their HealthCare common stock. The exchange agent will return to Heller any shares of Heller class A common stock and any cash which remains undistributed to HealthCare stockholders for 12 months after the completion of the merger. Any former HealthCare stockholders who have not at that time surrendered their HealthCare common stock to the exchange agent may look only to Heller for payment of their stock and cash consideration and unpaid dividends and distributions, in each case, without any interest.

Schedule of Important Dates

   The following schedule shows important dates and events of which you should take note in connection with the special meeting and the merger.

              Dates                                   Events
 -------------------------------  ---------------------------------------------
 June 14........................  Record date for special meeting

 July 6 through July 19.........  The pricing period that we will use to compute the average closing price of Heller
                                  class A common stock and determine the value
                                  of the consideration that you will receive
                                  for each of your shares of HealthCare common
                                  stock

 July 19........................  Deadline for HealthCare stockholders to submit election forms to exchange agent

 July 20 (before vote is taken
 on the
 merger at the special meeting).
                                  Deadline for submittal of written demand for appraisal by HealthCare stockholders who wish to exercise dissenters' rights

 July 20........................  Special meeting

 July 22........................  Anticipated date of completion of the merger

   The exchange agent must allocate cash and stock consideration as soon as practicable after we complete the merger. As soon as practicable after the final allocation of consideration, HealthCare stockholders will be advised of the consideration to be received by them.

Stock Options

   On the date we complete the merger, all outstanding options to purchase HealthCare common stock held by employees, except options held by John K. Delaney, HealthCare's Chief Executive Officer and Chairman, Ethan D. Leder, HealthCare's President and Vice Chairman, and Edward P. Nordberg, Jr., HealthCare's Chief Financial Officer and Executive Vice President, whether or not exercisable, will convert automatically into fully exercisable options to purchase shares of Heller class A common stock. We will adjust the number of option shares to equal the existing number of option shares multiplied by the exchange ratio. We will also adjust the exercise price per share under each option to equal the existing exercise price per share divided by the exchange ratio.

   We will cancel all options to purchase HealthCare common stock issued to non-officer directors. Each non-officer director will receive cash in an amount equal to the product of the number of shares of HealthCare common stock previously subject to the option multiplied by the excess of the value of the consideration per share of HealthCare common stock paid in the merger over the exercise price per share previously subject to the option.

   Immediately following the completion of the merger, Heller will pay cash amounts to Messrs. Delaney, Leder and Nordberg as consideration for the cancellation of their options to acquire HealthCare common stock. The payment amounts, numbers of shares covered by the options and option grant dates are set forth in the table below. While Messrs. Delaney, Leder and Nordberg expressed their willingness to convert these options into Heller options, Heller considers it appropriate to cancel and cash-out these options because
(1) if these options were to convert into Heller options upon completion of the merger, these HealthCare officers would hold options to purchase a significantly greater number of shares of Heller class A common stock than those held by similarly ranking officers of Heller, and (2) a dilution in Heller earnings per share could result from the issuance of shares of Heller common stock upon exercise of these options. The options granted on September 13, 1996 had an exercise price per share of $12.50, and the payment amounts with respect to those options represent the difference between the exercise price per share and $35.00. The options granted on May 27, 1998 had exercise prices per share ranging from $40.00 to $53.00, and the payment amounts with respect to those options were based upon the valuation of the options using the Black-Scholes method of option valuation and assuming the stock issuable upon exercise of these options would be Heller class A common stock. The number of shares of Heller class A common stock issuable upon exercise of these options assumed a conversion of HealthCare common stock into Heller class A common stock using a conversion ratio determined by dividing $35.00 by $23.94, the closing price for Heller class A common stock on April 16, 1999.

                                 Number of Shares                      Payment
          Name                  Underlying Options   Date of Grant      Amount
          ----                  ------------------ ------------------ ----------
      John K. Delaney.........       204,999          May 27, 1998    $1,188,992
      John K. Delaney.........        37,000       September 13, 1996    832,500
      Ethan D. Leder..........       185,001          May 27, 1998     1,073,003
      Ethan D. Leder..........        37,000       September 13, 1996    832,500
      Edward P. Nordberg, Jr..       110,001          May 27, 1998       638,004
      Edward P. Nordberg, Jr..        37,000       September 13, 1996    832,500

   In addition, if any payments or distributions made by Heller, HealthCare or any of their affiliates to Messrs. Delaney, Leder or Nordberg, whether or not pursuant to the merger agreement, are subject to the excise tax imposed by
Section 4999 of the Internal Revenue Code or any of those individuals incur any interest or penalties with respect to the excise tax, Heller will make additional payments to those individuals to cover all such excise taxes, interest and penalties and any income taxes payable with respect to these additional amounts paid by Heller to those individuals.

Background of the Merger

   From time to time, the board of directors and various members of the senior management of HealthCare have discussed strategic alternatives available to HealthCare. As part of these ongoing reviews, on November 12, 1998, Messrs. Delaney, Leder and Nordberg met with representatives of Goldman, Sachs & Co. to discuss the available alternatives, including possible acquisition opportunities and the possible sale of HealthCare. These senior officers of HealthCare believed that HealthCare should either make one or more strategic acquisitions or be acquired because there was too much risk to HealthCare and its stockholders in remaining a medium-sized specialty finance company focused exclusively on the healthcare industry. They believed that the investment community would, over time, apply an increasing discount to the value of HealthCare as compared to larger, diversified commercial finance companies.

   Following that meeting, after consulting with other senior executive officers and the two outside directors of HealthCare, Messrs. Delaney, Leder and Nordberg were authorized to explore, with the assistance of Goldman Sachs, a possible sale of HealthCare. After that date, the senior management of HealthCare and representatives of Goldman Sachs identified a number of potential purchasers. However, because senior management of HealthCare was concerned that widespread knowledge of a possible sale could jeopardize HealthCare's franchise as a specialty lender to the healthcare industry, Goldman Sachs was instructed to contact only the most likely potential purchasers.

   Based upon the initial contacts made by Goldman Sachs with the potential buyers selected by the management of HealthCare after consultation with Goldman Sachs, meetings were arranged with the three potential purchasers, including Heller, that expressed the greatest interest in acquiring HealthCare. At these meetings, beginning in December 1998 and continuing into the first quarter of 1999, senior management of HealthCare made separate presentations regarding the business and financial condition of HealthCare to representatives of the three interested parties. Negotiations concerning the terms of an acquisition agreement with one of these parties ensued, but were discontinued on February 25, 1999 following a decline in the value of the stock consideration being offered by that party. HealthCare and the party expressed no interest in continuing these negotiations at that time.

   During the week of March 29, 1999, representatives of Heller contacted Mr. Delaney and orally indicated that Heller was interested in a possible acquisition of HealthCare. Heller also indicated that it was prepared to pay cash and issue shares of Heller class A common stock representing a significant premium to the then-current trading prices of HealthCare common stock on a per share basis. On April 7, 1999, Heller issued a written indication of interest to this effect.

   Heller was invited by HealthCare to conduct a due diligence investigation of HealthCare at its offices on April 12 through 14, 1999, following which Heller was requested to provide its highest and best offer. On April 15, 1999, after completion of its due diligence investigation, Heller submitted a revised proposal reflecting a further increase in the value, subject to a collar, of the stock and cash consideration to be paid for each share of HealthCare common stock. HealthCare and Heller promptly entered into negotiations regarding the terms and conditions of definitive transaction agreements. These negotiations were completed on April 19, 1999 and the boards of directors of both companies then met to review and consider the various transaction agreements, including appropriate collars. The HealthCare board unanimously approved the merger agreement, the option agreement and the related transactions at its meeting on April 19, 1999. The Heller board ratified and approved those agreements and the related transactions on April 21, 1999.

   The companies jointly announced the proposed merger after the close of business on April 19, 1999. On May 10, 1999, Heller and HealthCare amended the merger agreement as of April 19, 1999 to clarify provisions in the merger agreement.

HealthCare's Reasons for the Merger; Recommendation of the HealthCare Board of Directors

   The HealthCare board (1) has declared the merger advisable and unanimously approved the merger agreement and the merger, (2) believes that the merger is fair to, and in the best interests of, HealthCare and its stockholders and (3) unanimously recommends that the holders of HealthCare common stock approve and adopt the merger agreement and the merger at the special meeting.

   In reaching its conclusion to approve the merger agreement and the merger and to recommend that HealthCare stockholders approve and adopt the merger agreement and the merger, the HealthCare board considered a wide variety of information and a number of factors, including the following:

   Strategic Alternatives. As discussed above under "--Background of the Merger," HealthCare considered, from time to time, various strategic alternatives. The HealthCare board concluded that HealthCare needed to continue its growth in revenues, earnings and assets to provide increasing benefits to its stockholders and to be able to manage the risks of being a medium-sized specialty finance company focused on lending to the healthcare industry. Risks associated with continuing HealthCare's business as a stand-alone company lending to the healthcare industry include the following:

  . The risk of nonpayment, including risks related to the financial failure of HealthCare's clients or third-party payors, client fraud, such as the pledge of fraudulent receivables from a client, misrepresentation, conversion of account proceeds by clients in violation of lending terms and third-party claims with respect to HealthCare's security interests in client assets;

  . Disagreements between HealthCare's clients and third-party payors as to appropriate reimbursement amounts that increase the risk that HealthCare will be unable to collect amounts advanced by it to the client;

  . The concentration of HealthCare's client base and third-party payor base.
    A significant percentage of HealthCare's finance receivables are concentrated in a small number of clients or groups of affiliated clients, and approximately 72% of the accounts receivable that HealthCare had purchased or which were pledged to it at December 31, 1998 were payable under Medicare and Medicaid programs. Any situation that would adversely affect any of these clients or result in the inability of federal and state governments to fully fund such programs could have a material adverse effect on HealthCare; and

  . The risks related to lower credit-grade borrowers as a result of HealthCare's focus on small and middle market healthcare service providers that are not always able to utilize traditional credit sources due to their inadequate equity capitalization, limited operating history or lack of profitability.

   The HealthCare board considered making strategic acquisitions of companies in the same or related lines of business as a means of achieving HealthCare's growth objectives. However, the HealthCare board concluded that HealthCare's ability to successfully make these acquisitions would be difficult because of the following reasons:

  . The recent price levels for HealthCare common stock made the use of HealthCare common stock less attractive as a currency to pay for acquisitions;

  . HealthCare needed to use cash available to it, from prior sales of its common stock, internally generated funds or borrowed amounts, to finance its existing lending business, rather than to pay for acquisitions; and

  . The acquisition of companies not engaged in the healthcare lending business would have required HealthCare's management to focus on managing businesses with which they had limited prior experience or to seek to hire persons with such experience, in any event requiring the time and attention of HealthCare senior management that would not then be devoted to its existing business.

   Therefore, the HealthCare board concluded that a realistic means of achieving HealthCare's economic and risk management objectives would be to seek to sell HealthCare on terms acceptable to its stockholders.

   Process of Identifying Potential Buyers. As described above under "-- Background of the Merger," with the assistance of Goldman Sachs, HealthCare identified a limited number of potential buyers, of which three, including Heller, expressed a high degree of interest in a transaction with HealthCare. The negotiations with Heller led to the execution of the merger agreement. The HealthCare board believed that the deal was fair and the best available transaction at the time.

   Opportunity to Participate in Future Growth of a Larger Company. The HealthCare board was mindful of the fact that only 41% of the total consideration value will be paid in Heller class A common stock. Nevertheless, the HealthCare board believes that the exchange of HealthCare common stock for Heller class A common stock will give those HealthCare stockholders who receive Heller class A common stock an interest in a larger, more diversified lending company that would not likely be subject to the same types of risk as HealthCare, which is focused exclusively on the healthcare industry. As holders of Heller class A common stock, those HealthCare stockholders would likely have greater liquidity in their holdings. In addition, those HealthCare stockholders would have the opportunity to participate in the potential growth of the combined businesses.

   Other Factors Leading to the Selection of Heller. The HealthCare board also considered the following factors in selecting Heller as a potential acquiror of
HealthCare:

  . The business potential of the combined businesses, including the strategic fit between HealthCare and Heller; and

  . The financial strength of Heller and the strength of Heller's management.

   In connection with its approval of the merger agreement and the merger and its recommendation to HealthCare stockholders that they approve and adopt the merger agreement and the merger, the HealthCare board also considered the following factors:

  . The terms and conditions of the merger agreement and the structure of the merger, including the fact that HealthCare stockholders can elect to receive either cash, Heller class A common stock or a combination of both;

  . The analysis presented by Goldman Sachs and the oral opinion of Goldman
    Sachs delivered on April 19, 1999. See "--Fairness Opinion of Financial Advisor" beginning on page 28;

  . The expectation that the merger would be treated as a tax-free reorganization under the Internal Revenue Code. Powell, Goldstein, Frazer & Murphy LLP, counsel to HealthCare, advised the HealthCare board that it expected to be able to issue an opinion to HealthCare to that effect;

  . The presentations by HealthCare's management and outside legal counsel;

  . The risk that the merger will not be consummated;

  . The risks associated with HealthCare remaining a stand-alone company;

  . The likelihood of the merger being approved by the appropriate regulatory authorities and HealthCare stockholders;

  . The treatment in the merger of options to purchase HealthCare common stock, including those held by Messrs. Delaney, Leder and Nordberg;

  . The terms of the option agreement; and

  . The fact that the merger agreement would permit the HealthCare board, under certain circumstances and subject to certain notices and other requirements, to provide information to, and to participate in negotiations and discussions with, any person that makes an unsolicited, superior acquisition proposal. See "The Merger Agreement--Covenants and Agreements--No Solicitation" on page 43.

   This foregoing discussion of the information and factors considered by the HealthCare board is not intended to be an exhaustive list of the information and factors considered by the HealthCare board in connection with its review of the merger agreement and the proposed merger. In view of the variety of factors considered in connection with its evaluation of the merger, the HealthCare board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in its determination. In addition, individual members of the HealthCare board may have given different weights to different factors. Based upon this analysis, the HealthCare board determined that the merger was fair to, and in the best interests of, HealthCare and its stockholders. For a discussion of the interests of certain members of HealthCare management and the HealthCare board in the merger see "-- Interests of Certain Persons in the Merger; Conflicts of Interest" on page 32.

Heller's Reasons for the Merger

   Heller believes that combining HealthCare's business with Heller's existing healthcare finance activities will create a leading commercial lender to small and middle market businesses serving the healthcare industry, a large and growing segment of the economy. Heller believes that, with HealthCare's excellent reputation in the industry, its experienced and talented management team and its significant healthcare industry lending expertise, the merger will give the combined business significant growth opportunities. In addition, Heller believes that HealthCare's products and sales channels are complementary to Heller's products and sales channels and that, therefore, the combined business will be able to offer new financial services and products to both existing and new customers.

Fairness Opinion of Financial Advisor

   On April 19, 1999, Goldman Sachs delivered their oral opinion to the HealthCare board that as of such date, the stock consideration and cash consideration to be received by the holders of the outstanding shares of HealthCare common stock pursuant to the merger agreement, taken as a unitary transaction, was fair from a financial point of view to the holders of HealthCare common stock receiving such consideration. Goldman Sachs confirmed their oral opinion by delivery of their written opinion dated April 19, 1999.

   Goldman Sachs subsequently has confirmed to HealthCare that if, as of April 19, 1999, Goldman Sachs' analysis and review had been conducted with respect to the merger agreement as subsequently amended as of April 19, 1999, Goldman Sachs would have concluded, as of April 19, 1999 and subject to the assumptions and qualifications set forth in the opinion delivered on that date, that the stock consideration and the cash consideration to be received by the holders of the outstanding shares of HealthCare common stock, taken as a unitary transaction, was fair from a financial point of view to the holders of HealthCare common stock receiving such consideration.

   The full text of the written opinion of Goldman Sachs, dated April 19, 1999, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with their opinion, is attached as Appendix C and is incorporated by reference in this proxy statement/prospectus. You should read the opinion in its entirety.

   In connection with their opinion, Goldman Sachs reviewed, among other things,

  . the merger agreement;

  . the Registration Statement on Form S-1, dated November 20, 1996, with respect to the initial public offering of HealthCare common stock, including the related prospectus;

  . Annual Reports to Stockholders and Annual Reports on Form 10-K of
    HealthCare for the three years ended December 31, 1998;

  . Annual Reports to Stockholders and Annual Reports on Form 10-K of Heller for the five years ended December 31, 1998;

  . certain interim reports to stockholders and Quarterly Reports on Form 10-
    Q of HealthCare and Heller;

  . certain other communications from HealthCare and Heller to their respective stockholders; and

  . certain internal financial analyses for HealthCare prepared by its management, certain internal financial analyses for Heller prepared by its management and certain internal financial analyses for HealthCare on a pro forma basis prepared by the management of Heller.

   Goldman Sachs also held discussions with members of the senior managements of HealthCare and Heller regarding the strategic rationale for, and the potential benefits of, the transaction contemplated by the merger agreement and the past and current business operations, financial condition and future prospects of their respective companies. In addition, Goldman Sachs:

  . reviewed the reported price and trading activity for HealthCare common stock and Heller class A common stock;

  . compared certain financial and stock market information for HealthCare and Heller with similar information for certain other companies the securities of which are publicly-traded;

  . reviewed the financial terms of certain recent business combinations in the commercial finance industry specifically and in other industries generally; and

  . performed other studies and analyses as Goldman Sachs deemed appropriate.

   Goldman Sachs relied upon the accuracy and completeness of all of the financial and other information reviewed by Goldman Sachs and assumed the accuracy and completeness for purposes of rendering their opinion. Goldman Sachs is not an expert in the evaluation of loan portfolios for the purposes of assessing the adequacy of allowances for losses with respect to loan portfolios and Goldman Sachs assumed, with the consent of the HealthCare board, that such allowances of HealthCare and Heller, respectively, are in the aggregate adequate to cover such losses. Goldman Sachs did not review individual credit files or make an independent evaluation or appraisal of the assets and liabilities of HealthCare or Heller or any of their respective subsidiaries and were not furnished with any such evaluation or appraisal. Heller did not make available in writing to Goldman Sachs either financial statements dated subsequent to December 31, 1998 or projections or forecasts of expected future financial performance. Accordingly, Goldman Sachs' review of such information consisted of discussions with Heller's management regarding certain estimates published by the Institutional Brokers Estimate Service. The advisory services and opinion of Goldman Sachs referred to in this proxy statement/prospectus were provided for the information and assistance of the HealthCare board in connection with its consideration of the transaction contemplated by the merger agreement, and the opinion does not constitute a recommendation as to how any holder of the outstanding shares of HealthCare common stock should vote with respect to the merger agreement or the merger or whether they should elect to receive stock consideration or cash consideration.

   The following is a summary of the material financial analyses used by Goldman Sachs in connection with providing its opinion to the HealthCare board on April 19, 1999.

   The following summaries of financial analyses include information presented in tabular format. You should read these tables together with the text of each summary.

   The financial analyses were calculated using the following information:

  . publicly available information for HealthCare, Heller and selected publicly-traded commercial finance companies;

  . Institutional Brokers Estimate System estimates of earnings, price/earnings ratios and long term earnings growth rates for HealthCare, Heller and selected publicly-traded commercial finance companies;

  . financial information provided by the management of HealthCare and Heller;

  . an exchange ratio in the merger of 1.4621 shares of Heller class A common stock per share of HealthCare common stock; and

  . a value of $23.9375 per share of Heller class A common stock, the closing price of such shares on April 16, 1999.

   (1) Historical Stock Trading Analysis. Goldman Sachs reviewed the historical trading prices and volumes for HealthCare common stock. Goldman Sachs also analyzed the value of the consideration that holders of HealthCare common stock would receive under the merger agreement in relation to the closing price of HealthCare common stock on April 16, 1999 and the average market price of HealthCare common stock over different time periods ending April 16, 1999.

                                                                 Consideration
              Time Period                                           Premium
      ----------------------------                               -------------
      April 16, 1999 Closing Price                                    18%
      Seven-Day Average Price                                         30%
      30-Day Average Price                                            40%

   (2) Selected Companies Analysis. Goldman Sachs reviewed and compared certain financial information for HealthCare to corresponding financial information, ratios and public market multiples for the following four large capitalization, publicly-traded commercial finance companies:

  . Associates First Capital Corporation;

  . The CIT Group, Inc.;

  . FINOVA Group Inc.; and

  . Heller.

and the following three small capitalization, publicly-traded commercial finance companies:

  . Financial Federal Corporation;

  . UniCapital Corporation; and

  . DVI, Inc.

   The selected companies were chosen because they are publicly-traded commercial finance companies. Goldman Sachs calculated and compared various financial information, multiples and ratios, including:

  . closing share price on April 16, 1999 as a percentage of 52-week high share price;

  . estimated 1999 and 2000 price/earnings ratios;

  . Institutional Brokers Estimate System long-term growth estimates;

  . ratio of 1999 estimated price/earnings ratio to Institutional Brokers
    Estimate System's long-term growth estimate;

  . share price to stated book value;

  . share price to tangible book value;

  . premium to managed accounts receivables;

  . return on average equity for last 12 months; and

  . return on average assets for last 12 months.

   The results of these analyses are summarized as follows:

                          Selected Small-Cap Selected Large-Cap
                          Commercial Finance Commercial Finance
                              Companies          Companies
                          ------------------ ------------------
     Ratio/Multiple          Range    Median    Range    Median HealthCare Heller
     --------------       ----------- ------ ----------- ------ ---------- ------
April 16, 1999 Stock
 Price as a Percentage
 of 52-Week High........    35%-59%      50%   73%-91%      83%      48%      76%
Estimated 1999
 Price/Earnings Ratio...   5.5x-13.5x   9.6x 10.9x-21.8x  14.7x    15.3x    10.9x
Estimated 2000
 Price/Earnings Ratio...   4.7x-11.3x   7.7x  9.4x-18.8x  12.6x    12.1x     9.4x
Institutional Brokers
 Estimate System
 Estimated Long-Term
 Growth Rate............  15.0%-22.5%  18.5% 15.0%-17.0%  15.5%    27.5%    15.0%
Estimated 1999
 Price/Earnings Ratio to
 Estimated Five Year
 Growth Rate............  0.37x-0.73x  0.43x 0.73x-1.28x  1.04x    0.55x    0.73x
Share Price/Stated Book
 Ratio..................  0.44x-2.53x  0.98x 1.38x-3.82x  1.95x    1.63x    1.38x
Share Price/Tangible
 Book Ratio.............  1.04x-2.53x  1.76x 1.67x-4.91x  3.14x    1.64x    1.67x
Premium to Managed
 Accounts Receivables...   0.7%-24.6%  17.4%  6.4%-36.3%  16.3%    36.1%     6.4%
Return on Average Equity
 for Last 12 Months.....   4.5%-15.9%  11.5%  8.4%-16.5%  12.6%    11.8%    13.7%
Return on Average Assets
 for Last 12 Months.....   1.9%-3.0%    2.7%  1.1%-1.8%    1.6%     5.1%     1.5%

   (3) Selected Transactions Analysis. Goldman Sachs compared certain information for 30 selected transactions in the commercial finance industry since 1994 to similar information for the proposed merger, including:

  . the premium of the aggregate consideration to the managed receivables of the acquired company;

  . the multiple of the aggregate consideration to the latest 12 months net income of the target company; and

  . the multiple of the aggregate consideration to the common equity of the target company.

   The results of these analyses are summarized as follows:

                                                         Selected
                                                       Transactions
                                                    ------------------ Proposed
Ratio/Multiple                                         Range    Median  Merger
--------------                                      ----------- ------ --------
Premium Paid to Managed Receivables................    2%-74%     11%   53.8%
Aggregate Consideration to Last 12 Months Net
 Income............................................ 10.9x-38.8x 15.3x   23.0x
Aggregate Consideration to Common Equity...........  1.1x-4.9x   2.2x    2.0x

   (4) Relative Valuation Analysis. Goldman Sachs reviewed certain historical and estimated future financial information for HealthCare and Heller. The estimated future financial information for Heller was derived from certain estimates published by the Institutional Brokers Estimate Service. The analysis indicated that HealthCare stockholders would control 18.3% of the outstanding common stock of Heller had the merger consideration been comprised of entirely Heller class A common stock. For purposes of these analyses, 1998 net income for Heller excludes a $17,000,000 restructuring charge. The analyses also indicated the following contributions by HealthCare and Heller to the combined company:

                                                               HealthCare Heller
                                                               ---------- ------
      Total Assets............................................    3.4%    96.6%
      Total Debt..............................................    2.2%    97.8%
      Stockholder Equity......................................   13.7%    86.3%
      1998 Revenues...........................................    5.1%    94.9%
      1998 Expenses...........................................    3.3%    96.7%
      1998 Net Income.........................................    9.8%    90.2%
      1999 Estimated Net Income...............................   11.9%    88.1%
      2000 Estimated Net Income...............................   12.7%    87.3%

   (5) Sensitivity Analysis. Goldman Sachs performed a sensitivity analysis using the forecasts of HealthCare's net income prepared by HealthCare's management for the years 2000 and 2001 and applying multiples ranging from 10.1 to 14.1. These values were then discounted to present value using discount rates from 13% to 18%. This analysis produced implied net present values for HealthCare common stock ranging from $23.45 to $39.33 per share.

   (6) Pro Forma Merger Analysis. Goldman Sachs prepared pro forma analyses of the financial impact of the merger. This analyses indicated that the merger would be accretive to Heller stockholders in 2000.

   The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs' opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all such analyses. No company or transaction used in the above analyses as a comparison is directly comparable to HealthCare or Heller or the contemplated transaction.

   The analyses were prepared for purposes of providing an opinion to the HealthCare board as to the fairness from a financial point of view to the holders of the outstanding shares of HealthCare common stock of the stock consideration and cash consideration, taken as a unitary transaction, to be received by the holders of HealthCare common stock pursuant to the merger agreement. The analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of HealthCare, Heller, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

   As described above, Goldman Sachs' opinion to the HealthCare board was one of many factors it took into consideration in making its determination to approve the merger agreement and the merger and recommend that HealthCare stockholders approve and adopt the merger agreement and the merger. The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs.

   Goldman Sachs, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. Goldman Sachs is familiar with HealthCare, having acted as its financial adviser in connection with, and having participated in certain of the negotiations leading to, the merger agreement. Goldman Sachs has also provided certain investment banking services to Heller from time to time, including having acted as a lead manager of Heller's initial public offering of Heller class A common stock in April 1998, having acted as an agent for Heller's medium term note programs, and having acted as co-manager of Heller's public offerings of 6.44% notes due October 2002 in October 1997, 6.25% notes due March 2001 in March 1998 and 6.00% notes due March 2004 in March 1999, and entered into certain currency swap transactions with Heller. Goldman Sachs may also provide investment banking services to Heller in the future.

   HealthCare selected Goldman Sachs as its financial advisor because it is a nationally recognized investment banking firm that has substantial experience in transactions similar to the merger. Goldman Sachs provides a full range of financial, advisory and brokerage services and in the course of its normal trading activities may from time to time effect transactions and hold positions in the securities or options on securities of HealthCare and/or Heller for its own account and for the account of customers.

   Pursuant to a letter agreement, HealthCare engaged Goldman Sachs to act as its financial advisor in connection with the possible sale of HealthCare. Pursuant to the terms of this letter, HealthCare has agreed to pay Goldman Sachs for its services, including the fairness opinion, a fee of approximately $8.2 million at the time we complete the merger.

   HealthCare has agreed to reimburse Goldman Sachs for its reasonable out-of-pocket expenses, including attorneys' fees, and to indemnify Goldman Sachs against certain liabilities, including certain liabilities under the federal securities laws.

Interests of Certain Persons in the Merger; Conflicts of Interest

   In considering the recommendation of the HealthCare board regarding the merger, you should be aware of the interests which certain executive officers and directors of HealthCare have in the merger that are different from your interests.

 Options

   Upon completion of the merger, we will cancel certain options to purchase HealthCare's common stock held by Messrs. Delaney, Leder and Nordberg. For cancellation of these options, Mr. Delaney will receive $2,021,492 in cash, Mr. Leder will receive $1,905,503 in cash and Mr. Nordberg will receive $1,470,504 in cash. These executives will also receive additional payments if any payments or distributions they receive in connection with the merger become subject to excise tax. The additional payments are required to be an amount sufficient to cover all the excise tax, interest and penalties and any income taxes payable with respect to the additional amounts paid by Heller to those executives.

   We will cancel all options to purchase HealthCare common stock issued to non-officer directors. Each non-officer director will receive cash in an amount equal to the product of the number of shares of HealthCare common stock previously subject to the option multiplied by the excess of the value of the consideration per share of HealthCare common stock paid in the merger over the exercise price per share previously subject to the option.

 Employment Agreements

   If we complete the merger, Messrs. Delaney, Leder and Nordberg will continue to serve as employees under their current employment agreements. In addition, Heller will appoint Mr. Delaney as a Group President in charge of its healthcare finance business unit.

 Indemnification and Insurance

   If we complete the merger, Heller will indemnify and hold harmless, as and to the extent presently provided in HealthCare's charter and bylaws and indemnification agreements, each individual who was on or prior to April 19, 1999, or who becomes prior to the completion of the merger, a director or officer of

HealthCare or any of its subsidiaries, from any losses, claims, damages, liabilities, costs or expenses, judgments, fines and amounts paid in settlement in connection with any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, in connection with
(1) the fact that such individual is or was a director or officer of HealthCare or any of its subsidiaries or (2) the merger agreement, the option agreement or any of the transactions contemplated thereby, whether asserted or arising before or after completion of the merger.

   For six years from the effective time of the merger, or the period of the applicable statute of limitations, if longer, Heller will maintain in effect directors' and officers' liability insurance covering those persons who as of the date of the merger agreement were covered by HealthCare's directors' and officers' liability insurance. If the cost of the insurance in any year exceeds 250% of the current premium cost, Heller must only maintain the amount of insurance which can be obtained for that premium amount.

Material Federal Income Tax Consequences

   The following general discussion summarizes the material federal income tax consequences of the merger and is based on the Internal Revenue Code, the related final, temporary and proposed regulations, administrative interpretations and court decisions as they currently exist. Future legislation, regulations, administrative interpretations or court decisions could significantly change these consequences, either prospectively or retroactively. The discussion does not address all aspects of federal income taxation that may be important to particular HealthCare stockholders such as banks, tax-exempt organizations, mutual funds, insurance companies, dealers in securities or foreign currency. The discussion also may not be applicable to HealthCare stockholders who are not citizens or residents of the United States or who acquired their HealthCare common stock pursuant to the exercise of employee stock options or otherwise as compensation. Additionally, the discussion does not address the state or local income tax consequences of the merger, which may differ from the federal income tax consequences discussed in this proxy statement/prospectus. This discussion assumes that HealthCare stockholders hold their shares of stock as capital assets as defined in the Internal Revenue Code.

   None of HealthCare, Heller and HF5 intends to secure a ruling from the Internal Revenue Service with respect to the tax consequences of the merger. However, consummation of the merger is conditioned upon the receipt by Heller of an opinion of Winston & Strawn, counsel to Heller, and the receipt by HealthCare of an opinion of Powell, Goldstein, Frazer & Murphy LLP, counsel to HealthCare, dated as of the completion of the merger, substantially to the effect that, on the basis of facts, representations and assumptions set forth or referred to in the opinion, the merger will be treated as a tax-free "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code. The tax opinions will not bind the Internal Revenue Service. The Internal Revenue Service is, therefore, not precluded from challenging the transaction and contending that the merger is fully taxable to HF5, HealthCare and HealthCare stockholders. The tax opinions also will be subject to assumptions and representations made by Heller and HealthCare.

 Federal Income Tax Implications of the Merger to HealthCare Stockholders

   Assuming the merger is characterized as a tax-free "reorganization" for federal income tax purposes, you will not recognize any gain or loss when you exchange your HealthCare common stock for Heller class A common stock pursuant to the merger, except with respect to any cash you receive, including cash you receive instead of fractional shares. The amount of gain that will be taxable to a HealthCare stockholder who receives cash, excluding cash you receive instead of fractional shares, the tax consequences of which are discussed below, will equal the lesser of the cash you receive in the merger or the gain you realize on the exchange of your HealthCare common stock. The gain you realize on your HealthCare common stock will equal the excess of the total of the cash, excluding cash you receive instead of fractional shares, plus the fair market value of the Heller class A common stock that you receive in the merger over your tax basis in your HealthCare common stock that you surrender in the merger.

   Whether your gain will be taxed as capital gain, rather than ordinary income, will depend upon your circumstances. However, that determination will be made under the assumption that you, and all other HealthCare stockholders, received only Heller class A common shares in the merger and that a portion of your Heller class A common shares was then redeemed by Heller for the cash consideration which you receive. The tests for whether this deemed redemption results in capital gain or ordinary income are set forth in Internal Revenue Code Section 302(b)(1), (2), and (3). Pursuant to these tests, if the receipt of cash in such deemed redemption (1) is not essentially equivalent to a dividend; (2) is substantially disproportionate with respect to your interest in Heller class A common stock after the merger; or (3) completely terminates your interest in Heller class A common stock, which means that you must receive only cash consideration, then any gain you recognized will be taxed as capital gain. This capital gain will be subject to a maximum federal capital gains tax rate of 20% if you have held your HealthCare common stock for more than one year.

   You must individually determine whether you have satisfied one of the redemption tests and qualify for capital gain treatment. However, in applying these tests you must take into account not only your receipt of cash consideration and/or Heller class A common stock, but also the consideration received by certain persons related to you which the Internal Revenue Code treats as having been received by you. Nevertheless, given the amount of cash consideration being paid in the merger and the nature of the transaction, it is likely that most of you should satisfy at least one of the redemption tests.

   If you receive both cash and Heller class A common stock in the merger, then you may not recognize any loss if your tax basis in HealthCare common stock exceeds the total of the cash, excluding cash received instead of fractional shares, plus the fair market value of Heller class A common stock you receive in the merger. You may recognize loss, however, if you receive only cash consideration in the merger. If you acquired your shares of HealthCare common stock in separate transactions, then gain or loss must be computed separately with respect to each identifiable block of HealthCare common stock that you surrender in the merger, and loss with respect to one block of such stock cannot be used to offset taxable gain you recognize with respect to another block of such stock.

   The tax basis of the Heller class A common stock you receive in the merger will be the same as your tax basis in the HealthCare common stock that you surrender in the merger, excluding the amount of tax basis allocable to a fractional share of Heller common stock as discussed below, decreased by the amount of cash you receive, excluding cash you receive instead of fractional shares, and increased by the amount of gain taxable to you. The holding period of the Heller class A common stock that you receive in the merger will include the period during which you held the HealthCare common stock exchanged in the merger.

 Federal Income Tax Implications of the Merger to HealthCare, Heller and HF5

   Assuming the merger is characterized as a tax-free "reorganization" for federal income tax purposes, none of HealthCare, Heller and HF5 will recognize any gain or loss for federal income tax purposes as a result of the merger.

 Federal Income Tax Implications of the Receipt of Cash by HealthCare Stockholders Instead of Fractional Shares

   Cash you receive instead of a fractional share of Heller class A common stock will be treated as if the fractional share was issued to you and then redeemed by Heller. You will recognize gain or loss in an amount equal to the difference between the cash that you receive and your tax basis in your HealthCare common stock that is allocable to the fractional share of the Heller class A common stock that is deemed to be issued to you. Generally, the gain or loss should be long-term capital gain or loss, if you have held your HealthCare common stock for more than a year when we complete the merger. If, however, you fail to meet any of the redemption tests discussed above, the cash that you receive instead of the fractional share of Heller class A common stock may be taxed as ordinary dividend income.

 Federal Income Tax Implications of a Failure of the Merger to Qualify as a Tax-Free "Reorganization"

   In the event that the Internal Revenue Service successfully contends that the merger fails to qualify as a tax-free "reorganization" for federal income tax purposes, then you will recognize gain or loss in an amount equal to the difference between the cash consideration plus the fair market value of the Heller class A common stock that you receive in the merger and your tax basis in your HealthCare common stock that you surrender in the merger. Generally, such gain or loss will be long-term capital gain or loss, if the HealthCare common stock is a capital asset in your hands and you have held your HealthCare common stock for more than a year when we complete the merger. Moreover, in such case, HealthCare will be deemed to have sold all of its assets in a taxable sale to HF5 as of the time of the merger. Accordingly, HealthCare will recognize gain or loss equal to the difference between (1) the sum of the cash and the fair market value of the stock given by Heller as consideration in the merger, plus the amount of HealthCare's liabilities as of the time of the merger, and (2) the aggregate tax basis that HealthCare has in its assets. The amount of federal income tax due with respect to any such gain will become a liability of HF5 after the merger. HF5's aggregate bases in HealthCare's assets acquired as a result of the merger will equal the sum of the cash and the fair market value of the stock given by Heller as consideration in the merger, plus the amount of HealthCare's liabilities as of the time of the merger. This amount will be allocated among HealthCare's assets based upon their relative fair market values.

 Federal Income Tax Implications of the Merger to Dissenting Stockholders

   HealthCare stockholders who exercise their dissenters' rights with respect to their HealthCare common stock generally will be treated as if the shares were issued to them and then redeemed by Heller for the amount of cash that they receive. Accordingly, a dissenting stockholder will recognize gain or loss equal to the difference between the cash that the stockholder receives and the stockholder's basis in HealthCare common stock. The nature of the gain will depend upon a number of factors, including the redemption tests described above. If you are considering dissenting, you are strongly urged to consult your tax advisor as to the particular tax consequences of doing so.

   The federal income tax discussion set forth above is intended to provide only a general summary. It does not address tax consequences that may vary with individual circumstances. Moreover, this discussion does not address any tax consequences of the disposition of HealthCare common stock before the merger or the disposition of Heller class A common stock after the merger. Apart from the federal income tax consequences discussed in this proxy statement/prospectus, we have made no attempt to determine any tax that may be imposed on a HealthCare stockholder who is a citizen or resident of a foreign country, or by any state or other jurisdiction in which a HealthCare stockholder may be subject to tax. Accordingly, you are strongly urged to consult your tax advisor to determine the particular tax consequences to you of the merger, including the applicability and effect of foreign, state, local and other tax laws to and on you.

Accounting Treatment

   We will account for the merger under the "purchase" method of accounting in accordance with generally accepted accounting principles. This means that for accounting and financial reporting purposes, we will treat our companies as one company beginning as of the date we complete the merger. Therefore, the assets and liabilities and results of operations of HealthCare will be consolidated into the assets and liabilities and results of operations of Heller after the completion of the merger. The aggregate merger consideration paid by Heller in connection with the merger, together with the direct costs of acquisition, will be allocated to HealthCare's assets and liabilities based on their fair market values, with any excess being recorded by Heller as goodwill. The goodwill is currently estimated to be $231 million and is expected to be amortized over a period of 25 years, reducing Heller's net income in those years.

Governmental and Regulatory Approvals

   On May 24, 1999, Fuji Bank filed a notice with the Board of Governors of the Federal Reserve System (Federal Reserve Board) seeking approval of the merger pursuant to the Bank Holding Company Act of 1956, as amended (the BHC Act), describing, among other things, the following:

  . the terms and conditions of the merger;

  . the proposed activities of the combined entity;

  . the effect of the proposal on competition among entities that engage in such activities;

  . the identity of the parties involved in the transaction;

  . a description of the activities of Heller;

  . a description of the public benefits that may be expected from the proposal;

  . a description of the terms of the transaction;

  . the sources of funds for the transaction; and

  . other financial and managerial information.

The information included in the notice and other requests for information will allow the Federal Reserve Board, when considering approval of the merger, to take into consideration the financial and managerial resources and prospects of the existing and proposed institutions and the benefits that may be expected from the merger.

   The merger is subject to prior Federal Reserve Board approval pursuant to
Section 4 of the BHC Act because Heller is an affiliate of Fuji Bank, which is a bank holding company whose direct and indirect U.S. nonbanking activities are subject to the jurisdiction of the Federal Reserve Board. In general, the activities of bank holding companies are limited to banking or managing or controlling banks and other nonbanking activities that the Federal Reserve Board determines to be so closely related to banking as to be a proper incident thereto. More specifically, Section 4 of the BHC Act and the Federal Reserve Board's implementing regulations, Regulation Y, require Fuji Bank to obtain prior Federal Reserve Board approval to acquire, directly or indirectly, any U.S. company and to continue the activities of an acquired company, to the extent such activities are permissible under the BHC Act. To the extent any activities currently engaged in, or investments held by, HealthCare are not permissible under the BHC Act, the Federal Reserve Board may require Fuji Bank and Heller to commit to cease such activities or divest such investments.

   Regulation Y provides for the publication of notice and public comment on notice applications filed with the Federal Reserve Board. Any negative comments from the public may delay the Federal Reserve Board's approval of the merger.

   Additionally, on May 25, 1999, Fuji Bank and Heller filed a notice with the Federal Trade Commission (FTC) and the Assistant Attorney General, Antitrust Division of the Department of Justice (Justice Department), together with a copy of the notice filed with the Federal Reserve Board and an index of all information and documents submitted to the Federal Reserve Board. Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, Fuji Bank and Heller are required to file this notice with the FTC and Justice Department at least 30 days prior to consummation of the transaction. At any time before or after completion of the merger, the Justice Department, the FTC or any State Attorney General could take such action under the antitrust laws as they deem necessary or desirable in the public interest, including seeking to enjoin the completion of the merger. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.

   Heller and HealthCare have agreed to use their reasonable best efforts to obtain all regulatory approvals required to consummate the merger. However, the merger cannot proceed in the absence of the required regulatory approvals and consents. There can be no assurance that the required regulatory approvals and consents will be obtained and what conditions, if any, may be imposed by any approval or consent, and, if obtained, there can be no assurance as to the date of any such approval or consent.

Resale of Heller Class A Common Stock

   The issuance of all shares of Heller class A common stock to be received by HealthCare stockholders in the merger has been registered under the Securities Act of 1933. As a result, these shares will be freely transferable by those persons who are not deemed to be "affiliates," as that term is defined under the Securities Act, of HealthCare at the time of the special meeting or of Heller following completion of the merger. Affiliates of HealthCare may resell shares of Heller class A common stock only in transactions permitted by the resale provisions of Rule 145 under the Securities Act or pursuant to another exemption from the registration requirements of the Securities Act, unless the shares are registered for resale under the Securities Act. Affiliates of Heller may resell shares of Heller class A common stock only in transactions permitted by the resale provisions of Rule 144 under the Securities Act or pursuant to another exemption from the registration requirements of the Securities Act, unless the shares are registered for resale under the Securities Act. Persons who may be deemed to be "affiliates" of HealthCare or Heller generally include individuals or entities that control, are controlled by, or are under common control with, such company and may include certain executive officers, directors and principal stockholders. HealthCare has agreed to use its reasonable best efforts to cause each person who is an "affiliate" of HealthCare at the time we complete the merger to deliver to Heller a written agreement intended to ensure compliance by the affiliate with Rule 145 under the Securities Act.

Listing of Heller Class A Common Stock

   Heller will list the shares of Heller class A common stock to be issued in the merger on the New York Stock Exchange and the Chicago Stock Exchange. If we complete the merger, HealthCare common stock will no longer be traded on the New York Stock Exchange and will be deregistered under the Securities Exchange Act of 1934.

Dissenters' Rights of Appraisal

   HealthCare stockholders who follow the procedures specified in Section 262 of the DGCL, are entitled to have their shares of HealthCare common stock appraised by the Delaware Court of Chancery and to receive the "fair value" of their shares as determined by the court instead of the merger consideration. HealthCare stockholders who elect to receive cash in the merger or who elect to receive Heller class A common stock in the merger and in fact receive Heller class A common stock, other than cash received instead of fractional shares, are not entitled to these appraisal rights.

   The following is a summary of Section 262 of the DGCL and is qualified in its entirety by reference to Section 262 of the DGCL, a copy of which is attached as Appendix D to this proxy statement/prospectus. You should carefully review Section 262 of the DGCL and, in view of the complexity of these provisions of Delaware corporate law, you should consult with your legal advisors to determine your right to an appraisal.

   If you wish to exercise your right to an appraisal under Section 262 of the DGCL, you must do ALL of the following:

  . file with HealthCare a written demand for appraisal of your shares of HealthCare common stock before the vote is taken on the merger agreement and merger at the special meeting. You must identify yourself in the written demand and specifically request an appraisal. The written demand must be in addition to, and separate from, any proxy or vote against approval of the merger agreement and the merger;

  . not vote in favor of approval and adoption of the merger agreement and the merger. Failing to vote or abstaining from voting will satisfy this requirement, but voting in favor of approval and adoption of the merger agreement and the merger, by proxy or in person, or returning a signed proxy which does not specify a vote against approval and adoption of the merger agreement and the merger, will constitute a waiver of your right of appraisal and will nullify any previously filed written demand for appraisal; and

  . continuously hold your shares through the date on which we complete the merger.

You must send any written demand for appraisal to Steven M. Curwin, Senior Vice President, General Counsel and Secretary, HealthCare Financial Partners, Inc. at 2 Wisconsin Circle, Fourth Floor, Chevy Chase, Maryland 20815.

   Within 10 days after the date on which the merger becomes effective, we will give written notice of the date on which the merger was completed to each HealthCare dissenting stockholder who has satisfied the requirements of Section 262 of the DGCL and who has not voted for the proposal to approve and adopt the merger agreement and the merger. In addition, within 120 days after the date on which the merger becomes effective, we will give a statement setting forth (1) the aggregate number of shares of HealthCare common stock not voted in favor of approval of the merger agreement with respect to which demands for appraisal were made and (2) the number of holders of those shares to any stockholder who has complied with the applicable provisions of Section 262 and who has requested such a statement. We will mail the statement within 10 days after the later of (1) the date on which we received the written request for the statement and (2) the date on which the period for delivery of demands for appraisal to us expires.

   Within 120 days after the date on which the merger becomes effective, we or any dissenting stockholder may file a petition in the court demanding a determination of the fair value of the shares of HealthCare common stock of all dissenting stockholders. We do not currently intend to file an appraisal petition, and stockholders seeking to exercise appraisal rights should not assume that we will file a petition for appraisal or that we will initiate any negotiations with respect to the fair value of the shares. Accordingly, any dissenting stockholder who wishes to file a petition for appraisal is advised to do so on a timely basis unless the stockholder receives notice that the petition for appraisal has already been filed by us or another dissenting stockholder.

   If a petition for appraisal is timely filed, the court:

  . may require dissenting stockholders who hold HealthCare common stock represented by certificates to submit their certificates to the Register in Chancery for notation on the certificates of the pendency of the appraisal proceedings--the court may dismiss the proceedings with respect to any HealthCare stockholder who fails to comply with this direction;

  . will determine which HealthCare stockholders are entitled to appraisal rights;

  . will determine the fair value of the shares of HealthCare common stock held by dissenting stockholders, exclusive of any element of value arising from the accomplishment or expectation of the merger, but together with a fair rate of interest, if any, to be paid on the amount determined to be fair value. In determining the fair value, the court will take into account all relevant factors, including market value, asset value, dividends, earnings prospects, the nature of the business and any other facts which can be ascertained as of the date of the merger which throw light on future prospects of the merged corporation, and may determine the fair value to be more than, less than or equal to the consideration that the dissenting stockholder would otherwise be entitled to receive under the merger agreement;

  . may, upon the request of any HealthCare stockholder, determine the amount of interest, if any, to be paid upon the value of the HealthCare common stock;

  . will determine the cost of the appraisal proceeding and divide it among the parties as it deems fair;

  . may, upon the request of a HealthCare stockholder, order all or a portion of the expenses incurred by any HealthCare stockholder in connection with the appraisal proceeding, including reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal; and

  . direct the payment of the fair value of the shares together with interest, if any, by Heller to the HealthCare stockholders entitled to the payment.

   Once we complete the merger, dissenting stockholders will no longer have any rights of HealthCare stockholders with respect to their shares for any purpose, except to receive payment of their fair value and to receive payment of dividends or other distributions on the shares, if any, payable to HealthCare stockholders of record as of a date prior to the date on which the merger becomes effective.

   If a dissenting stockholder delivers to us a written withdrawal of its demand for an appraisal within 60 days after the date on which we complete the merger or with our written approval after such date, then the right of the dissenting stockholder to an appraisal will cease and the dissenting stockholder will be entitled to receive only the merger consideration that holders of no election shares received. Notwithstanding the foregoing, no appraisal proceeding in the Delaware court may be dismissed as to any stockholder without the approval of the court, and the approval may be conditioned upon certain terms that the court deems fair.

   If neither we nor any stockholder file a petition for appraisal within 120 days after the date on which the merger becomes effective, then the right of all of the dissenting stockholders to an appraisal will cease and the dissenting stockholders will be entitled to receive only the merger consideration that holders of no election shares received.

   Under the terms of the merger agreement, Heller may terminate the merger agreement if the holders of 5% or more of HealthCare common stock exercise their rights to an appraisal in accordance with Section 262 of the DGCL.

                              THE MERGER AGREEMENT

   We believe this summary describes all material terms of the merger agreement, other than the terms previously described under "The Merger." However, we recommend that you read carefully the complete text of the amended merger agreement for the precise legal terms of the merger agreement and other information that may be important to you. A composite copy of the merger agreement, dated and amended as of April 19, 1999, is included in this proxy statement/prospectus as Appendix A.

Charter, Bylaws, Directors and Officers After the Merger

   Upon completion of the merger, the charter and bylaws of HF5 will be the charter and bylaws of the surviving corporation. The directors of HF5 immediately prior to the merger will be the initial directors of the surviving corporation. The officers of HealthCare immediately prior to the merger will be the initial officers of the surviving corporation.

Representations and Warranties

   The merger agreement contains certain representations and warranties by HealthCare relating to a number of matters, including:

  . due incorporation and good standing;

  . ownership, due incorporation and good standing of HealthCare's subsidiaries, and matters regarding joint ventures and other companies that would be considered "controlled" by HealthCare under the BHC Act if the BHC Act were applicable to HealthCare;

  . capital structure;

  . charter, bylaws and corporate records;

  . authority to enter into the merger agreement and the option agreement and to perform its obligations under each and the enforceability of each;

  . the absence of breach of its charter or bylaws or other agreements as a result of the merger, and the consents and approvals required to effect the contemplated transactions;

  . necessary governmental consents and approvals;

  . reports filed by it with the SEC;

  . its audited consolidated financial statements at December 31, 1998 and 1997 and its unaudited consolidated financial statements at March 31, 1999;

  . the absence of certain changes and events since December 31, 1998;

  . indebtedness for borrowed money and the absence of undisclosed liabilities on its audited consolidated balance sheet at December 31, 1998;

  . title to assets and the existence of liens on the assets;

  . contracts to which it is a party;

  . information regarding financing transactions between it or its subsidiaries and its clients;

  . the securitization and other debt facilities to which it is a party;

  . permits and authorizations and compliance with applicable laws;

  . employee matters and labor relations, tax matters and environmental matters;

  . intellectual property rights;

  . material litigation and governmental proceedings;

  . the absence of any untrue statements or omissions of material facts made by HealthCare in this proxy statement/prospectus and the registration statement of which it is a part; and

  . the recommendation by its board and the vote required to approve the merger.

   The merger agreement also contains representations and warranties by Heller and HF5 relating to a number of matters, including:

  . due incorporation and good standing;

  . authority to enter into the merger agreement and to perform the transactions contemplated by the merger agreement and the enforceability of the merger agreement;

  . the absence of conflicts in entering into the merger agreement and consummating the transactions contemplated by the merger agreement;

  . necessary governmental consents and approvals;

  . capital structure;

  . the absence of any untrue statements or omissions of material facts made by Heller or HF5 in this proxy statement/prospectus and the registration statement of which it is a part;

   .reports filed with the SEC;

   .the consolidated financial statements of Heller at December 31, 1998 and 1997;

   .the absence of certain changes and events since December 31, 1998;

  . the absence of claims or actions pending, or to the knowledge of Heller, threatened against Heller and its subsidiaries;

   .compliance with applicable laws; and

  . the belief of Heller that it will have all necessary funds to perform its obligations under the merger agreement.

   The representations and warranties of each of the parties are subject to various qualifications and limitations. None of the representations and warranties of HealthCare, Heller or HF5 will have any effect after we complete the merger.

Covenants and Agreements

 Conduct of Business of HealthCare

   HealthCare has agreed that during the period from the date of the merger agreement until we complete the merger, except as contemplated by the merger agreement or to the extent that Heller consents in writing, HealthCare will:

  . conduct its business in the ordinary and usual course consistent with past practices;

  . use its reasonable best efforts to maintain and preserve its business organization, employees and advantageous business relationships;

  . retain the services of its officers and key employees; and

  . not take any action which would adversely affect or delay the ability of either HealthCare or Heller to obtain any necessary regulatory approvals or to perform their obligations under the merger agreement or, with respect to HealthCare, the option agreement described under "Option Agreement."

   HealthCare has further agreed that, without the written consent of Heller, it will not and will not permit any of its subsidiaries to, among other things:

  . declare or pay any dividends or other distributions on its capital stock other than dividends from a wholly-owned subsidiary to HealthCare or to another wholly-owned subsidiary;

  . enter into or amend any collective bargaining agreement or employee agreement, severance or similar agreement with any director, officer or employee or modify any of its benefit plans or institute any new benefit plans, or grant any salary or wage increase or increase any employee benefit, except normal individual increases in compensation to employees consistent with past practice and timing or as required by law or contract;

  . authorize, propose or enter into any agreement in principle with respect to any merger or business combination, or any acquisition or disposition of a material business or amount of assets;

  . other than transactions in the ordinary course of business consistent with past practice, enter into or modify any material contract or agreement in a manner adverse to HealthCare or any of its subsidiaries;

  . sell, assign or mortgage any of its properties or assets involving amounts in excess of $100,000, except in the ordinary course of business consistent with past practice;

  . settle any material claim, action or proceeding against it or any of its subsidiaries involving money damages in excess of $100,000, except in the ordinary course of business consistent with past practice;

  . initiate any litigation or arbitration proceeding, except in the ordinary course of business;

  . propose or adopt any amendments to its charter or bylaws;

  . issue, sell or grant options with respect to any of its capital securities or debt securities having voting rights or purchase or redeem any capital securities, except for the issuance of HealthCare common stock (1) upon the exercise of outstanding stock options, (2) pursuant to the option agreement, (3) in accordance with existing stock option plans consistent with past practice, (4) as grants of options to purchase not in excess of 20,000 shares for any individual or 100,000 in the aggregate to new employees consistent with past hiring practices, or (5) to effect any stock split or combination;

  . other than transactions in the ordinary course of business and transactions with HealthCare Financial Partners REIT, Inc. on arms length terms, pay, loan or advance any amount to or sell or transfer any properties or assets to, or enter into any agreement or arrangement with, any officer, director or any affiliate or any employee or consultant;

  . except as expressly permitted by the merger agreement, directly or indirectly solicit, encourage or otherwise facilitate any inquiries or the making of any proposal with respect to a tender offer, merger or similar transaction involving HealthCare and its subsidiaries or any purchase of a significant portion of their assets or voting securities;

  . take any action that would adversely and materially affect or delay consummation of the transactions contemplated by the merger agreement and the option agreement or the ability of HealthCare or Heller to obtain any required regulatory approvals or their ability to perform their obligations under the merger agreement and the option agreement or prevent the merger from qualifying as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code;

  . other than indebtedness of up to $1 million and use of credit available under existing lines of credit, incur any indebtedness for borrowed money, other than certain short-term indebtedness, or guaranty the obligations of others;

  . except in the ordinary course of business through the exercise of remedies under agreements with its borrowers and upon consultation with Heller, acquire any business or other entity;

  . change any of its accounting principles, practices or methods except as required by generally accepted accounting principles or regulatory guidelines;

  . other than in the ordinary course of business consistent with past practice, materially modify its credit criteria and practices;

  . fail to use commercially reasonable efforts to maintain any required license;

  . fail to use commercially reasonable efforts to continue to collect its accounts receivable and loan payments consistent with past practice;

  . make any commitments for capital expenditures in excess of $250,000;

  . settle or compromise any material tax liability or file any material tax return;

  . take or omit to take any action reasonably likely to breach any contract or commitment which would have a material adverse effect on the business, operations or financial condition of HealthCare and its subsidiaries;

  . acquire or agree to acquire any business or assets except materials and supplies in the ordinary course, consistent with past practice, or in connection with a foreclosure; or

  . agree to take any of these actions.

 No Solicitation

   The merger agreement provides that HealthCare and its subsidiaries will not, and will not authorize or permit any of their officers, directors, employees, investment bankers, attorneys or other advisors, representatives or agents to, directly or indirectly:

  . solicit, initiate, encourage or otherwise facilitate, including by furnishing non-public information, any inquires or the making of any "acquisition proposal;" or

  . engage in any negotiations regarding, or provide any person any confidential information with respect to, or facilitate the making of any proposal that constitutes, an acquisition proposal.

   However, prior to the approval of the merger by the HealthCare stockholders, HealthCare may furnish information to, or enter into unsolicited discussions or negotiations with, any person or entity if, and only to the extent that:

  . after consultation with, and based on the advice of, outside counsel, the HealthCare board determines in good faith that, in order for the board to comply with its fiduciary duties to stockholders under applicable law, it is required to take that action; and

  . the HealthCare board determines in good faith, after consultation with its financial advisor, that the acquisition proposal is reasonably likely to be consummated and would result in a transaction more favorable to the HealthCare stockholders from a financial standpoint than that contemplated by the merger agreement.

   The merger agreement requires HealthCare to promptly advise Heller of:

  . its receipt, or receipt by any of the other persons referred to above, of any acquisition proposal;

  . the material terms and conditions of that acquisition proposal or inquiry; and

  . the identity of the person making that acquisition proposal or inquiry.

The merger agreement also prohibits HealthCare from terminating, amending or waiving any provision of any confidentiality or standstill agreement to which it is a party.

   An "acquisition proposal" is any proposal or offer with respect to a tender offer, merger, consolidation, share exchange, reorganization or similar transaction involving HealthCare or any of its subsidiaries, or any purchase of any substantial assets or voting securities of HealthCare and its subsidiaries, taken as a whole.

Conditions to Consummation of the Merger

   The obligations of Heller and HealthCare to complete the merger are subject to the satisfaction or waiver of certain conditions, including the following:

  . obtaining the requisite approval of the HealthCare stockholders;

  . obtaining all regulatory approvals and the expiration of all applicable waiting periods;

  . the absence of any (1) governmental or court order blocking completion of the merger and (2) proceedings by a governmental body or other person or entity trying to block the merger;

  . effectiveness of the registration statement of which this proxy statement/prospectus is a part, with no stop order in effect or threatened;

  . authorization for listing on the New York Stock Exchange of the shares of the Heller class A common stock to be issued in the merger; and

  . the receipt of tax opinions from Powell, Goldstein, Frazer & Murphy LLP, counsel to HealthCare, and Winston & Strawn, counsel to Heller.

   In addition, each of HealthCare's and Heller's obligations to complete the merger are subject to the satisfaction of certain additional conditions, including the following:

  . the accuracy, as of the date of the merger, of the other party's representations and warranties, subject to certain qualifications; and

  . performance in all material respects by the other party of its covenants and agreements under the merger agreement.

   In addition, the obligation of Heller to complete the merger is conditioned upon the holders of no more than 5% of the outstanding shares of HealthCare common stock having asserted their right to seek relief as dissenting stockholders under Delaware corporate law.

Termination; Fees and Expenses

   The merger agreement may be terminated at any time prior to completion of the merger, either before or after approval of the HealthCare stockholders, by:

  . the mutual consent of both parties;

  . either party in the event of a breach by the other party of any representation, warranty or agreement contained in the merger agreement, if the terminating party is not also in material breach of any representation, warranty or other agreement in the merger agreement;

  . either party in the event the merger is not completed by September 30, 1999, except that the failure of the merger to be completed must not have arisen from the failure of the party seeking to terminate the merger agreement to perform or observe any agreement of that party in the merger agreement;

  . either party in the event any regulatory approval is not obtained or the approval of the HealthCare stockholders of the merger is not obtained at the special meeting; or

  . HealthCare if the average closing price of Heller class A common stock during the pricing period which is used to determine the value of the per share consideration payable to HealthCare stockholders in the merger is less than $20.35. However, HealthCare may not terminate the merger agreement for this reason if, prior to the termination, Heller elects to increase the per share consideration value to $34.21.

   If the merger agreement is terminated for any reason, each party will pay its own expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement, except that Heller and HealthCare will each pay one-half of all expenses associated with the printing and mailing of this proxy statement/prospectus and all related SEC filing fees.

Amendment and Waiver

   The parties may amend the merger agreement at any time by a written instrument executed by HealthCare, Heller and HF5. However, after the approval of the merger agreement by the HealthCare stockholders, the parties may not make any amendment that would require the further approval of the HealthCare stockholders without obtaining their approval.

   Any term or provision of the merger agreement may be waived at any time by the party which is, or whose stockholders are, entitled to the benefits of such provision. Any such waiver must be set forth in an instrument in writing signed on behalf of such party.

                                OPTION AGREEMENT

   As a condition and inducement to entering into the merger agreement, HealthCare and Heller entered into an option agreement. Pursuant to the option agreement, HealthCare granted to Heller an option to purchase 2,670,786 shares of HealthCare common stock, which equaled 19.9% of the outstanding shares of HealthCare common stock on April 19, 1999. The number of shares of HealthCare common stock issuable upon exercise of the option is adjusted as additional shares of HealthCare common stock become or cease to be outstanding so that the number of option shares always equals 19.9% of the then-outstanding shares of HealthCare common stock. The exercise price of the option is $28.50 per share. Because the description of the option agreement contained in this proxy statement/prospectus is a summary, it does not contain all the information that may be important to you. You should carefully read the entire option agreement, which is attached as Appendix B to this proxy statement/prospectus.

Effect of Option Agreement

   The option agreement is intended to increase the likelihood that the merger will be consummated in accordance with the terms of the merger agreement. The option agreement would have the effect of making an acquisition or other combination of HealthCare by or with a third party more costly because of the need in any such transaction to acquire, account for or pay the price of the shares of HealthCare common stock that would be issued under the option agreement. We believe the option agreement may discourage a third party from proposing a competing acquisition or combination even if the offer would involve a higher price than the consideration to be paid by Heller pursuant to the merger agreement. We also believe that the exercisability of the option could prohibit any other acquiror of HealthCare from accounting for any such acquisition under the pooling-of-interests accounting method. Accordingly, the option agreement may discourage a third party who might be interested in effecting such an acquisition or combination from considering or proposing the transaction or may cause such third party to offer to pay a lower price than such party would have proposed if pooling-of-interests accounting were available.

Exercise and Expiration of the Option

   Heller may exercise the option, wholly or partially from time to time, but only if both an "initial triggering event" and a "subsequent triggering event" have occurred prior to the expiration of the option.

   An "initial triggering event" means any of the following:

  (1) either HealthCare or any of its subsidiaries, without Heller's prior written consent, enters into an agreement to engage in an "option agreement acquisition transaction" with any person other than Heller or any of Heller's subsidiaries, or the HealthCare board recommends that its stockholders approve or accept an option agreement acquisition transaction. An "option agreement acquisition transaction" means (a) a merger or consolidation, or any similar transaction, involving HealthCare or any of its subsidiaries, (b) a purchase, lease or other acquisition or assumption of all or a substantial portion of HealthCare's assets or deposits or the assets or deposits of any of its subsidiaries, (c) a purchase or other acquisition, including a merger, consolidation, share exchange or other similar transaction, of securities representing 10% or more of the voting power of HealthCare, or (d) any substantially similar transaction, other than one involving only HealthCare and one or more of its subsidiaries not in violation of the merger agreement;

  (2) either HealthCare or any of its subsidiaries, without Heller's prior written consent, authorizes, recommends, proposes or publicly announces its intention to engage in an option agreement acquisition transaction with any person other than Heller or one of Heller's subsidiaries, or the HealthCare board publicly withdraws or modifies or announces its intention to withdraw or modify in any manner adverse to Heller its recommendation that the HealthCare stockholders approve the transactions contemplated by the merger agreement in anticipation of engaging in an option agreement acquisition transaction;

  (3) any person, other than Heller or a Heller subsidiary or one of HealthCare's subsidiaries acting in a fiduciary capacity in the ordinary course of business, acquires beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of HealthCare common stock;

  (4) any person other than Heller or a Heller subsidiary makes a bona fide public proposal to HealthCare or the HealthCare stockholders to engage in an option agreement acquisition transaction;

  (5) after an overture is made to HealthCare or the HealthCare stockholders by a third party to engage in an option agreement acquisition transaction, HealthCare breaches any covenant or obligation in the merger agreement that would entitle Heller to terminate the merger agreement, provided the breach is not cured prior to notice by Heller of its exercise of the option; or

  (6) any person other than Heller or a Heller subsidiary, without Heller's consent, files an application or notice with the Federal Reserve Board or other bank regulatory authority for approval to engage in an option agreement acquisition transaction.

   A "subsequent triggering event" means the occurrence of either of the following:

  . the acquisition by any person of 20% or more of the then-outstanding
    HealthCare common stock; or

  . the occurrence of an initial triggering event described in clause (1) above, except that the percentage of HealthCare securities acquired must represent 20% or more of the voting power of HealthCare.

   To the extent the option has not been exercised, the option agreement will expire upon the earliest of:

  . the completion of the merger;

  . the termination of the merger agreement, other than a termination by Heller by reason of HealthCare's willful breach of the merger agreement, prior to the occurrence of an initial triggering event; or

  . 12 months, or under certain circumstances, 18 months after the termination of the merger agreement if such termination occurs after an initial triggering event or the termination is by Heller by reason of HealthCare's willful breach of the merger agreement.

Repurchase at the Option of Heller

   The option agreement provides that Heller has the right to require HealthCare to repurchase the option and any outstanding shares acquired upon exercise of the option upon the occurrence of a "repurchase event" which occurs prior to expiration of the option agreement. A "repurchase event" is any merger, consolidation or similar transaction involving HealthCare or any purchase, lease or other acquisition of all or a substantial portion of HealthCare's assets which would constitute an option agreement acquisition transaction described above, or the acquisition by any person of 50% or more of the outstanding HealthCare common stock. However, no such event will constitute a repurchase event unless a subsequent triggering event has occurred prior to expiration of the option agreement.

   Heller may require HealthCare to repurchase:

  . the option itself at an amount equal to (1) the product of (a) the "market/offer price" minus the exercise price of the option multiplied by
    (b) the number of shares for which the option may then be exercised, plus
    (2) Heller's out-of-pocket expenses, not to exceed $750,000, in connection with the transactions contemplated by the option agreement and the merger agreement; or

  . shares received upon exercise of the option for a price equal to the market/offer price multiplied by the number of shares acquired upon exercise of the option requested to be purchased.

   "Market/offer price" means the highest of:

  . the price per share of HealthCare common stock at which a tender offer or exchange offer has been made;

  . the price per share of HealthCare common stock to be paid by any third party pursuant to an agreement with HealthCare;

  . the highest closing price for shares of HealthCare common stock within the six month period immediately preceding the request for repurchase of the option or the option shares; or

  . in the event of a sale of all or a substantial portion of HealthCare's assets, the sum of (1) the price paid for such assets and (2) the current market value of the remaining assets, divided by the number of shares of HealthCare common stock outstanding at the time of such sale.

Registration Rights

   The option agreement provides that Heller, upon the occurrence of a subsequent triggering event, has the right to require HealthCare to file, and cause to be effective for a period of up to 180 days, up to two shelf registration statements under the Securities Act in order to permit the sale or other disposition of any shares acquired upon exercise of the option. If requested in connection with any such registration, HealthCare will enter into an underwriting agreement for the offering and provide customary representations, warranties, covenants, indemnifications and other agreements.

Substitute Option

   The option may be converted into a substitute option to purchase shares of the surviving or acquiring entity if HealthCare enters into an agreement to (1) consolidate with, or merge into, any person in a transaction in which HealthCare is not the surviving corporation or in which the previously outstanding shares of HealthCare common stock represent less than 50% of the voting securities of the surviving corporation; or (2) sell all or substantially all of its assets.

   The terms of the substitute option would be substantially identical to the terms of the option, except that the substitute option would be immediately exercisable and subject to immediate repurchase by HealthCare at the election of Heller at the price specified in the option agreement.

Profit Limitations

   The option agreement provides that Heller's total profit under the option agreement cannot exceed $24,150,000 or be less than $14,490,000. The total profit under the option agreement is the sum of any net cash proceeds received by Heller from the transfer or sale of the option or any shares acquired upon exercise of the option.

                          INFORMATION ABOUT HEALTHCARE

   HealthCare is a specialty finance company offering asset-based and related financing to healthcare service providers. HealthCare focuses primarily on clients operating in sub-markets of the healthcare industry, including:

  . long-term care;

  . hospitals; and

  . physician practices.

   HealthCare also provides asset-based financing to clients in other sub-markets of the healthcare industry, including pharmacies, durable medical equipment suppliers, home healthcare, mental health providers, contract research organizations and other providers of finance and management services to the healthcare industry.

   HealthCare targets small and middle market healthcare service providers with financing needs in the $100,000 to $30 million range in healthcare sub-markets which have favorable characteristics for working capital financing, such as those where growth, consolidation or restructuring appear likely in the near to medium term.

Primary Types of Financing

   HealthCare provides financing to its clients through two main programs:

  . Accounts Receivable Program; and

  . Secured Term Loan Program.

 Accounts Receivable Program

   The Accounts Receivable Program consists of revolving lines of credit secured by, and advances against, accounts receivable. Under this program, the accounts receivable are obligations of third-party payors, which include:

  . federal and state Medicare and Medicaid programs and other government financed programs;

  . commercial insurance companies;

  . health maintenance organizations and other managed healthcare concerns;

  . self-insured corporations; and

  . other healthcare service providers.

   Revolving lines of credit offered through the Accounts Receivable Program permit a client to borrow, on a revolving basis, 65% to 85% of the estimated net collectible value of the client's accounts receivable due from third-party payors, which are pledged to HealthCare. HealthCare charges its clients a base floating interest rate ranging from 1% to 3% above the then applicable prime rate and a variety of other fees, which may include a loan management fee, a commitment fee, a set-up fee and an unused line fee, which fees collectively range from 1% to 4%. HealthCare targets larger healthcare service providers for these revolving lines of credit secured by accounts receivable, for which the minimum commitment amount is generally $1 million and the maximum commitment amount is generally $30 million. These financings are recourse to the client and generally have a term of one to three years.

   In connection with advances against receivables under the Accounts Receivable Program, HealthCare purchases, on a revolving basis, a specified batch of a client's accounts receivable owed to the client from third-party payors. The purchase price for each batch of receivables is the estimated net collectible value of the batch less a purchase discount, comprised of funding and servicing fees. The purchase discount can be either a one-time fee for each batch of receivables purchased or a periodic fee based on the average outstanding balance of a batch of receivables ranging from 1% to 5% of the net collectible value of the batch.

 Secured Term Loan Program

   Under the Secured Term Loan Program, HealthCare provides its clients with term loans for up to three years secured by first or second liens on real estate, accounts receivable or other assets, such as equipment, inventory and stock. HealthCare introduced the Secured Term Loan Program in late 1996 in an effort to service clients' financing needs which HealthCare could not provide through its Accounts Receivable Program. The loans have been made to clients to finance acquisitions and expansions of existing healthcare facilities, as well as to provide working capital, and are generally provided to clients in conjunction with financing under the Accounts Receivable Program. The loans are generally recourse to the borrower.

   As a result of HealthCare's expansion of the Secured Term Loan Program, loans under that program comprised 33.7% of finance receivables at December 31, 1998. While yields on Secured Term Loan Program loans are generally lower than the yields generated from the Accounts Receivable Program, some Secured Term Loan Program loans also include warrants and other fees that may enhance their effective yields.

 General

   From its inception in 1993 through December 31, 1998, HealthCare advanced $4.3 billion to its clients in over 1,064 transactions, including $2.4 billion advanced during the year ended December 31, 1998. HealthCare had 209 clients as of December 31, 1998, of which 68 were affiliates of one or more other clients. The average amount outstanding per client or affiliated client group at December 31, 1998 was approximately $2.7 million. For the year ended December 31, 1998, HealthCare's yield on finance receivables (total interest and fee income divided by average finance receivables for the period) was 16.2%. At December 31, 1998, HealthCare had $289.7 million of financing outstanding under its Accounts Receivable Program and $147.6 million of financing outstanding under its Secured Term Loan Program.

   HealthCare's principal executive offices are located at 2 Wisconsin Circle, Fourth Floor, Chevy Chase, Maryland 20815 and its telephone number at that address is (301) 961-1640.

                            INFORMATION ABOUT HELLER

   Heller is a leading diversified commercial financial services company. Heller provides a broad array of financial products and services to mid-sized and small businesses in the U.S. and selected international markets.

Primary Business Segments

   Heller delivers its products and services principally through two business segments:

  . Domestic Commercial Finance; and

  . International Factoring and Asset Based Finance.

 Domestic Business

   Heller's Domestic Commercial Finance segment is made up of the following five business units:

  . Corporate Finance, which provides collateralized cash flow and asset based lending;

  . Real Estate Finance, which primarily provides secured real estate financing;

  . Leasing Services, which provides debt and lease financing of small and large ticket equipment sourced directly or through manufacturers, distributors and dealers;

  . Small Business Finance, which provides financing to small businesses, primarily under U.S. SBA loan programs; and

  . Commercial Services, which provides factoring and receivables management services.

 International Business

   Heller's International Factoring and Asset Based Finance segment, known as Heller International Group, provides factoring services and financings secured primarily by receivables, inventory and equipment. It does so through wholly-owned subsidiaries and joint ventures which provide financing to small and mid-sized companies primarily in Europe, but also in Asia and Latin America.

Market Position

   Heller concentrates primarily on senior secured lending, with 87% of its lending assets and investments at December 31, 1998 made on that basis. To a more limited extent, Heller makes subordinated loans and invests in select debt and equity instruments.

   Heller believes that, based upon information as of December 31, 1998, it is the largest factoring operation worldwide in terms of factoring volume. Heller's subsidiary, Factofrance-Heller, is the largest factoring operation in France and its Commercial Services unit is the fourth largest factoring operation in the U.S. Heller believes it is the third largest originator of U.S. SBA 7(a) guaranteed small business loans, with leadership positions in California, Texas, Florida and Illinois. Heller is among the largest lenders to private equity-sponsored companies in the U.S. middle market. Additionally, Heller is a recognized leader in real estate finance, vacation ownership lending, vendor finance and middle-market equipment finance and leasing in the U.S.

   Heller has built its portfolio through:

  . effective asset origination capabilities;

  . effective portfolio management;

  . disciplined underwriting and credit approval processes; and

  . to a lesser extent, acquisitions.

   Heller's business groups have the ability to manage asset, client and industry concentrations and enhance profitability by distributing assets through securitizations, syndications and loan sales.

Heller's History and Recent Activities

   Heller was founded in 1919. From its inception, Heller has primarily targeted its commercial financing activities at mid-sized and small businesses in the U.S. Since 1964, Heller has also competed in selected international markets through its consolidated subsidiaries and investments in international joint ventures.

   A subsidiary of Fuji Bank purchased Heller in 1984. From that time through April 1998, Fuji Bank beneficially owned 100% of Heller common stock. In May 1998, Heller issued 38,525,000 shares of class A common stock in an initial public offering. The IPO reduced Fuji Bank's ownership, through its direct subsidiary Fuji America Holdings, Inc., to 79% of the voting interest and 57% of the economic interest of issued Heller common stock.

   From the time of Fuji Bank's purchase of Heller through 1990, the substantial majority of Heller's portfolio consisted of Corporate Finance and Real Estate Finance assets. These assets collectively represented 76% of Heller's lending assets and investments at December 31, 1990. Since 1990, Heller has diversified its portfolio. While continuing to build its Corporate Finance and Real Estate Finance franchises, Heller also invested major resources in building other secured lending businesses through start-ups of new business units, acquisitions and the expansion of smaller existing operations. Products included asset based working capital and term financings secured by accounts receivable and inventory and various types of equipment finance and leasing product offerings. In the past several years, Heller selectively expanded its overseas operations, most significantly by completing the acquisition, in April 1997, of the interest of its joint venture partner in Factofrance-Heller. In addition, Heller further expanded its leasing operations by acquiring certain U.S. assets of the Dealer Products Group of Dana Commercial Credit Corporation and the stock of the Dealer Products Group's international subsidiaries in November 1998. As the result of these activities, Heller believes that it has built a lending portfolio that is well diversified, has strong asset collateralization and provides it with a diversified income stream.

   Heller's principal executive offices are located at 500 West Monroe Street, Chicago, Illinois 60661 and its telephone number at that address is (312) 441-7000.

          COMPARATIVE PER SHARE MARKET PRICE AND DIVIDEND INFORMATION

   Since the initial public offering of Heller class A common stock in May 1998, Heller class A common stock has been traded on the New York Stock Exchange and Chicago Stock Exchange under the symbol "HF." Since December 31, 1998, HealthCare common stock has traded on the New York Stock Exchange under the symbol "HCF." From November 21, 1996, the date of the initial public offering of HealthCare common stock, through December 31, 1998, HealthCare common stock was listed for trading on the Nasdaq National Market under the symbol "HCFP." The following table sets forth for the periods indicated the high and low closing prices of shares of HealthCare common stock and Heller class A common stock as reported by the New York Stock Exchange or Nasdaq, as applicable, and the dividends declared on HealthCare common stock and Heller class A common stock.

                                      HealthCare                 Heller
                                     common stock         class A common stock
                               ------------------------ ------------------------
                                High     Low   Dividend  High     Low   Dividend
                               ------- ------- -------- ------- ------- --------
1997
 First Quarter...............  $18.500 $12.375   --         --      --     --
 Second Quarter..............   20.375  10.750   --         --      --     --
 Third Quarter...............   30.875  19.500   --         --      --     --
 Fourth Quarter..............   36.500  29.500   --         --      --     --
1998
 First Quarter...............   48.625  33.000   --         --      --     --
 Second Quarter (beginning
  May 1, 1998 for Heller)....   61.313  46.875   --     $30.813 $26.500    --
 Third Quarter...............   58.250  34.250   --      30.750  19.750  $0.09
 Fourth Quarter..............   39.875  27.000   --      29.125  17.000   0.09
1999
 First Quarter...............   39.188  24.063   --      30.313  22.625   0.09
 Second Quarter (through June
  15, 1999)..................   34.438  22.625   --      31.188  23.313    *

--------

*As of June 15, 1999, Heller had not declared a dividend on its class A common stock for the second quarter of 1999.

   On April 19, 1999, the last full trading day prior to the public announcement of the proposed merger, (1) the reported closing price of HealthCare common stock on the New York Stock Exchange was $28.50 per share and
(2) the reported closing price of Heller class A common stock on the New York Stock Exchange was $26.25 per share.

   On June 15, 1999, (1) the reported closing price of HealthCare common stock on the New York Stock Exchange was $34.438 per share and (2) the reported closing price of Heller class A common stock on the New York Stock Exchange was $26.250 per share.

   The market price of Heller class A common stock may fluctuate between the date of this proxy statement/prospectus and the date on which the merger occurs. We urge you to obtain current stock price quotations for Heller class A common stock.

   As of June 14, 1999, the record date for the special meeting, there were 42 record holders of HealthCare common stock, as shown on the records of HealthCare's transfer agent for its common stock. However, HealthCare has been informed that there were in excess of approximately 3,000 beneficial owners as of such date.

Dividend Policy

   The holders of the Heller class A common and class B common stock share ratably on a per share basis in all dividends and other distributions on Heller common stock declared by the Heller board. Heller cannot pay cash dividends on Heller common stock unless (1) all declared dividends on all outstanding shares of its series C preferred stock and series D preferred stock have been paid and
(2) full cumulative dividends on all outstanding shares of its series A preferred stock have been paid. The Heller board currently intends to declare and pay quarterly dividends on the Heller class A common stock and class B common stock.

   On April 23, 1999, the Heller board declared a quarterly dividend of:

  . $0.09 per share on the Heller class A common stock and class B common stock;

  . $0.5078125 per share on the Heller series A preferred stock;

  . $1.67175 per share on the Heller series C preferred stock; and

  . $1.7375 per share on the Heller series D preferred stock.

   Heller paid these dividends on May 15, 1999.

   HealthCare has never paid cash dividends on the HealthCare common stock.

              COMPARISON OF THE RIGHTS OF HOLDERS OF HELLER COMMON
                  STOCK AND HOLDERS OF HEALTHCARE COMMON STOCK

   HealthCare stockholders' rights are currently governed by HealthCare's charter and bylaws and applicable provisions of the DGCL. Heller stockholders' rights are currently governed by Heller's charter and bylaws and the same provisions of the DGCL. If we complete the merger, HealthCare stockholders who receive some or all of their consideration in the form of Heller class A common stock will become Heller stockholders and their rights will likewise be governed by Heller's charter and bylaws and applicable provisions of the DGCL.

   Because HealthCare and Heller are both organized under the laws of the state of Delaware, any differences in your rights as a stockholder of HealthCare and Heller will arise solely from differences in the charters and bylaws of HealthCare and Heller rather than from differences of law. The following summary highlights important similarities and differences between the rights of current holders of Heller class A common stock and current holders of HealthCare common stock. This summary does not purport to be a complete discussion of the charters and bylaws of HealthCare and Heller. It is qualified in its entirety by reference to these documents, copies of which are on file with the SEC.

                            AUTHORIZED CAPITAL STOCK

------------------------------------------------------------------------------------------
                  Heller                                 HealthCare
------------------------------------------------------------------------------------------
                                         HealthCare's charter authorizes
                                         HealthCare to issue 70,000,000
                                         shares of capital stock, of which:

  Heller's charter authorizes Heller
  to issue 852,000,000 shares of
  capital stock, of which:


                                         . 60,000,000 shares are designated
                                           common stock, $0.01 par value per
                                           share; and

 . 500,000,000 shares are designated
   class A common stock, $0.25 par
   value per share;

                                         . 10,000,000 shares are designated
                                           preferred stock, $0.01 par value
                                           per share.

 . 300,000,000 shares are designated
   class B common stock, $0.25 par
   value per share;

                                         As of May 31, 1999, there were:

 . 50,000,000 shares are designated      . 13,460,313 shares of common stock
   senior preferred stock, $0.01 par       issued and outstanding;
   value per share; and

                                         . 1,706,878 shares of common stock
                                           reserved for issuance under
                                           HealthCare's 1996 stock incentive
                                           plan;

 . 2,000,000 shares are designated
   junior preferred stock, no par
   value per share.

                                         . 100,000 shares of common stock
 As of May 31, 1999, there were:           reserved for issuance under
                                           HealthCare's 1996 director stock
                                           option plan; and

 . 39,034,019 shares of class A
   common stock issued and 38,814,233
   shares outstanding;

                                         . no shares of preferred stock
                                           issued and outstanding.

 . 51,050,000 shares of class B
   common stock issued and
   outstanding;


 . 51,050,000 shares of class A
   common stock reserved for issuance
   upon conversion of shares of class
   B common stock;

                            AUTHORIZED CAPITAL STOCK

------------------------------------------------------------------------------------------
                  Heller                                 HealthCare
------------------------------------------------------------------------------------------

 .           shares of class A common
   stock reserved for issuance under
   Heller's 1998 stock incentive
   plan;

 . 5,000,000 shares of series A
   preferred stock, a series of
   senior preferred stock, issued and
   outstanding;


 . 1,500,000 shares of series C
   preferred stock, a series of
   senior preferred stock, issued and
   outstanding;


 . 1,250,000 shares of series D
   preferred stock, a series of
   senior preferred stock, issued and
   outstanding; and


 . 100,000 shares of NW preferred
   stock, a series of junior
   preferred stock, authorized and
   reserved for issuance.



                                   DIVIDENDS

------------------------------------------------------------------------------------------
                  Heller                                 HealthCare
------------------------------------------------------------------------------------------

 Holders of common stock are             Same.
 entitled, when declared by the
 Heller board, to receive dividends
 payable in cash, stock or otherwise,
 subject to the rights of holders of
 preferred stock.


                                 VOTING RIGHTS

------------------------------------------------------------------------------------------
                  Heller                                 HealthCare
------------------------------------------------------------------------------------------

 Holders of Heller class A common        Holders of HealthCare common stock
 stock have one vote per share and       have one vote per share on all
 holders of Heller class B common        matters to be voted on by
 stock have three votes per share on     stockholders.
 all matters to be voted on by
 stockholders. However, the holders
 of Heller class B common stock
 cannot hold greater than 79% of the
 voting power of all Heller common
 stock. Currently, Fuji Bank holds
 all outstanding shares of Heller
 class B common stock.
------------------------------------------------------------------------------------------
 Holders of common stock may not         Same.
 cumulate their votes for the
 election of directors.
------------------------------------------------------------------------------------------
 Presence, in person or by proxy, of     Same.
 holders of a majority of shares
 entitled to vote on a matter
 constitutes a quorum for the
 transaction of business.
--------------------------------------------------------------------------------
 Except as otherwise required by the     Except as otherwise required by the
 DGCL, all matters to be voted on by     DGCL, all matters to be voted on by
 stockholders must be approved by a      stockholders must be approved by a
 majority of the votes entitled to be    majority of the votes entitled to be
 cast by all holders of Heller class     cast by all holders of shares of
 A common stock and Heller class B       HealthCare common stock present in
 common stock present in person or by    person or by proxy.
 proxy, voting together as a single
 class, subject to any voting rights
 granted to holders of Heller
 preferred stock.

                            MEETINGS OF STOCKHOLDERS

------------------------------------------------------------------------------------------
                  Heller                                 HealthCare
------------------------------------------------------------------------------------------
 The chairman of the board, the vice     The chairman of the board, a
 chairman of the board, a majority of    majority of the board of directors
 the board of directors or the           or the holders of at least 40% of
 president may call a special meeting    any class of outstanding HealthCare
 of Heller stockholders at any time.     capital stock may call a special
                                         meeting at any time.
------------------------------------------------------------------------------------------
 Heller stockholders must deliver        HealthCare stockholders must deliver
 timely notice regarding business to     timely notice regarding business to
 be conducted at an annual or special    be conducted at an annual or special
 meeting of stockholders, including      meeting of stockholders, including
 the nomination of candidates for        the nomination of candidates for
 election as directors, to Heller's      election as directors, to
 principal office.                       HealthCare's secretary.


 . Generally, stockholders must          . Stockholders must deliver notice
   deliver notice regarding business       regarding business to be conducted
   to be conducted at an annual            at an annual meeting at least 120
   meeting at least 90 days before         days before the first anniversary
   the first anniversary of the prior      of the prior year's annual
   year's annual meeting.                  meeting.


 . Stockholders must deliver notice      . Stockholders must deliver notice
   regarding business to be conducted      regarding business to be conducted
   at a special meeting by the later       at a special meeting no later than
   of (a) 60 days before the meeting       ten days after the earlier of (a)
   or (b) ten days after the day on        the day on which notice of the
   which public notification of the        meeting was mailed or (b) the day
   meeting was made.                       on which public notification of
                                           the meeting was made.
------------------------------------------------------------------------------------------
 Stockholders having the right to        Same.
 vote at a meeting of stockholders
 may vote either in person or by
 proxy executed in writing and signed
 by the stockholder. Proxies are
 valid for three years and,
 generally, are revocable.

                    ACTION BY STOCKHOLDERS WITHOUT A MEETING
------------------------------------------------------------------------------------------
                    Heller                                     HealthCare
------------------------------------------------------------------------------------------
 As long as Fuji Bank or its transferee, as    HealthCare stockholders may take any action
 the case may be, continues to hold a          required or permitted to be taken at a
 majority of the total voting power of all     meeting without a meeting, without prior
 outstanding classes of Heller common stock,   notice and without a vote if a consent in
 voting together as a single class, Heller     writing setting forth the action to be
 stockholders may take any action required     taken is signed by the holders of
 or permitted to be taken at a meeting         outstanding voting stock having not less
 without a meeting, without prior notice and   than the minimum number of votes that would
 without a vote if a consent in writing        be necessary to take that action at a
 setting forth the action to be taken is       meeting at which all shares entitled to
 signed by the holders of outstanding voting   vote on that action were present and voted.
 stock having not less than the minimum
 number of votes that would be necessary to
 take that action at a meeting at which all
 shares entitled to vote on that action were
 present and voted.

                               BOARD OF DIRECTORS

------------------------------------------------------------------------------------------
                    Heller                                     HealthCare
------------------------------------------------------------------------------------------
 There are currently 12 Heller directors.      There are currently five HealthCare
                                               directors.
------------------------------------------------------------------------------------------
 There can be no less than eight and no more   There can be no less than three and no more
 than 16 Heller directors, plus directors      than 10 HealthCare directors.
 that may be elected from time to time
 pursuant to the terms of the Heller senior
 preferred stock.
------------------------------------------------------------------------------------------
 Each Heller director serves a one-year        Each HealthCare director serves a three-
 term. Heller stockholders elect all Heller    year term. HealthCare stockholders elect
 directors at each annual meeting of           approximately one-third of the HealthCare
 stockholders.                                 directors at each annual meeting of
                                               stockholders.
------------------------------------------------------------------------------------------
 A majority of stockholders entitled to vote   Stockholders may remove a director only for
 at an election of directors may remove any    cause.
 director or directors, with or without
 cause, at any special meeting of
 stockholders or by a written consent of
 stockholders.
------------------------------------------------------------------------------------------
 The Heller board fixes the number of Heller   The HealthCare board fixes the number of
 directors and fills vacancies, except those   HealthCare directors and fills all
 created by removal of directors by            vacancies.
 stockholders.
------------------------------------------------------------------------------------------
 The Heller board or any stockholder may       Same.
 nominate persons for election to the Heller
 board.

                        INDEMNIFICATION OF DIRECTORS AND OFFICERS
------------------------------------------------------------------------------------------
                    Heller                                     HealthCare
------------------------------------------------------------------------------------------
 No director will be liable to the company     Same.
 or its stockholders for monetary damages
 for breach of fiduciary duty as a director,
 except for liability:
 .for breach of his or her duty of loyalty;
 . for acts or omissions not in good faith
   or which involve intentional misconduct
   or a knowing violation of law;
 . in respect of certain unlawful dividend
   payments or stock redemptions or
   repurchases; or
 . for any transaction from which he or she
   derived an improper personal benefit.
------------------------------------------------------------------------------------------
 If the DGCL is amended to authorize the       Same.
 further elimination or limitation of the
 liability of a director, then the company
 will eliminate or limit the liability of
 its directors to the fullest extent
 permitted.

                        AMENDMENT OF CHARTER AND BYLAWS

------------------------------------------------------------------------------------------
                    Heller                                     HealthCare
------------------------------------------------------------------------------------------
 Generally, amendments to Heller's charter     HealthCare's charter may be amended by the
 must be approved by a majority of all         affirmative vote of a majority of shares of
 shares of Heller class A common stock and     the outstanding HealthCare common stock.
 Heller class B common stock, voting
 together as a single class, subject to any
 voting rights granted to holders of Heller
 preferred stock. However, amendments to
 Heller's charter that would change the
 powers, preferences or privileges of a
 class of Heller common stock must be
 approved by a majority of shares of the
 class adversely affected, voting as a
 separate class, and amendments that change
 certain provisions of the charter regarding
 vacancies in the board of directors,
 special meetings of stockholders and
 amendments to the certificate of
 incorporation must be approved by 66 2/3%
 of the total voting power of outstanding
 Heller common stock, voting together as a
 single class.
------------------------------------------------------------------------------------------
 The Heller board or stockholders holding at   A majority of the members of the HealthCare
 least 66 2/3% of the total voting power of    board or stockholders holding a majority of
 outstanding Heller common stock, voting       the outstanding shares of HealthCare
 together as a single class, may repeal or     capital stock may adopt, alter, amend or
 amend Heller's bylaws.                        repeal HealthCare's bylaws.


                             DELAWARE TAKEOVER LAW

-------------------------------------------------------------------------------------
                    Heller                                    HealthCare
-------------------------------------------------------------------------------------
  Heller is subject to the anti-takeover      HealthCare is also subject to the anti-
  provisions of Section 203 of the DGCL. See  takeover provisions of the DGCL.
  "Description of Heller Capital Stock--
  Certain Charter and Bylaw Provisions--
  Provisions that May Have an Anti-Takeover
  Effect" on page 62.


                      DESCRIPTION OF HELLER CAPITAL STOCK

   The following summary of Heller's capital stock is not complete and is qualified in its entirety by reference to the charter of Heller, the bylaws of Heller, the DGCL and the applicable certificate of designation relating to a series of Heller preferred stock. Copies of Heller's charter, bylaws and certificates of designation are on file with the SEC.

General

   Heller's charter authorizes it to issue 852,000,000 shares of capital stock, of which:

  . 500,000,000 shares are designated class A common stock, $0.25 par value per share;

  . 300,000,000 shares are designated class B common stock, $0.25 par value per share;

  . 50,000,000 shares are designated senior preferred stock, $0.01 par value per share; and

  . 2,000,000 shares are designated junior preferred stock, no par value per share.

   As of May 31, 1999 there were:

  . 39,034,019 shares of class A common stock issued and 38,814,233 shares outstanding;

  . 51,050,000 shares of class B common stock issued and outstanding;

  . 51,050,000 shares of class A common stock reserved for issuance upon conversion of shares of class B common stock;

  . 3,932,312 shares of class A common stock reserved for issuance under Heller's 1998 stock incentive plan;

  . 5,000,000 shares of series A preferred stock, a series of senior preferred stock, issued and outstanding;

  . 1,500,000 shares of series C preferred stock, a series of senior preferred stock, issued and outstanding;

  . 1,250,000 shares of series D preferred stock, a series of senior preferred stock, issued and outstanding; and

  . 100,000 shares of NW preferred stock, a series of junior preferred stock, authorized and reserved for issuance.

All outstanding shares of Heller common stock and preferred stock are, and any shares of Heller class A common stock issued to HealthCare stockholders in the merger will be, fully paid and nonassessable.

Preferred Stock

   Heller's charter authorizes its board of directors to issue preferred stock in one or more series from time to time. The Heller board may fix the rights, preferences, privileges and restrictions, including dividend rights, voting rights, conversion rights, redemption rights and liquidation preferences, of the preferred stock in a certificate of designation without any further vote or action by the stockholders, except as may be required by the terms of outstanding Heller preferred stock. Heller's currently authorized preferred stock is described below.

 Series A Preferred Stock

   Heller pays cumulative, quarterly dividends on its series A preferred stock at an annual rate of 8.125%. Heller may not declare or pay cash dividends on its common, junior preferred or other series of senior preferred stock ranking equal with the series A preferred stock unless it has paid full cumulative dividends on all outstanding shares of its series A preferred stock for all past dividend periods. Heller may redeem in whole or in part its series A preferred stock on or after September 22, 2000 at a price of $25 per share plus accrued and unpaid dividends.

   Except as required by law and as described below, the holders of Heller series A preferred stock have no voting rights. If Heller fails to pay six consecutive quarterly dividends on its series A preferred stock, the holders of the series A preferred stock, voting separately as a class, may elect two additional directors beyond the number to be elected by Heller's other stockholders at the next annual meeting and at every subsequent annual meeting at which the terms of the directors they elected expire so long as Heller is in arrears. The directors elected by the holders of series A preferred stock shall serve until the dividend default no longer exists. In addition, without the vote of the holders of at least two-thirds of the outstanding shares of its series A preferred stock, Heller will not:

  . issue any shares of stock ranking senior to the outstanding shares of series A preferred stock as to the payment of dividends or upon liquidation; or

  . amend its charter or bylaws to change the par value of the shares of series A preferred stock, the aggregate number of authorized shares of series A preferred stock or the powers, preferences or special rights of the series A preferred stock in a manner that adversely affects the holders of series A preferred stock.

   Heller's series A preferred stock carries a liquidation preference of $25 per share plus accrued and unpaid dividends. Heller's series A preferred stock ranks senior with respect to payment of dividends and liquidation preferences to its common stock and junior preferred stock.

 Series C Preferred Stock

   Dividends on Heller's series C preferred stock are noncumulative. Accordingly, if Heller's board of directors fails to declare a dividend on its series C preferred stock payable on a dividend payment date, then holders of series C preferred stock have no right to receive a dividend for the dividend period ending on that dividend payment date. Heller has no obligation to pay any dividend accrued for that period, whether or not dividends on its series C preferred stock are declared payable on any future dividend payment date. If declared by Heller's board of directors, dividends are payable quarterly at an annual rate of 6.687%. Heller will adjust the amount of dividends payable on its series C preferred stock in the event of certain amendments to the Internal Revenue Code in respect of the dividends received reduction. Heller may not declare or pay cash dividends on its common stock, junior preferred stock or other series of senior preferred stock ranking equal with its series C preferred stock unless it has paid all declared dividends on all outstanding shares of series C preferred stock for all past dividend periods. Heller may redeem in whole or in part its series C preferred stock on or after August 15, 2007 at a price of $100 per share plus accrued and unpaid dividends, whether or not declared, for the then-current dividend period and, if declared, accrued and unpaid dividends for prior dividend periods.

   Except as required by law and as described below, the holders of Heller's series C preferred stock have no voting rights. If Heller has not paid or declared and set aside dividends payable on shares of its series C preferred stock or on any other class or its series of senior preferred stock for which dividends are noncumulative ranking equal with its series C preferred stock and upon which like voting rights have been conferred and are exercisable for the equivalent of six full quarterly dividend periods, whether or not consecutive, the holders of its series C preferred stock, voting as a single class with the holders of the other noncumulative voting stock, may elect two additional directors beyond the number to be elected by Heller's other stockholders, including holders of its series A preferred stock. The holders of the series C preferred stock may elect these additional directors at the next annual meeting and at every subsequent annual meeting at which the terms of the directors they elected expire so long as Heller is in arrears. The right of holders of series C preferred stock to elect directors will continue until Heller pays or declares and sets aside dividends on the series C preferred stock for at least four consecutive full quarterly dividend periods. In addition, Heller will not:

  . without the vote of the holders of at least two-thirds of the outstanding shares of its series C preferred stock, amend, alter or repeal any provision of its charter in a manner that would adversely affect the powers, privileges or rights of its series C preferred stock; and

  . without the vote of the holders of at least two-thirds of the outstanding shares of its series C preferred stock and any other series of its noncumulative preferred stock ranking equal with the series C preferred stock either as to dividends or upon liquidation, voting as a single class without regard to series, (1) issue, authorize or increase the authorized amount of, (2) issue or authorize any obligation or security convertible into or evidencing a right to purchase, or (3) reclassify any of its authorized stock into an additional class or series of stock ranking prior to, its series C preferred stock as to dividends or upon liquidation.

   Heller's series C preferred stock carries a liquidation preference of $100 per share plus an amount equal to the sum of accrued and unpaid dividends, whether or not earned or declared, for the then-current dividend period to the date of the final distribution that ranks:

  . senior to payments to holders of its common stock, junior preferred stock and any other class or series of stock ranking junior to its series C preferred stock; and

  . equal with payments to holders of each other series of its senior preferred stock outstanding on the date of original issue of its series C preferred stock.

 Series D Preferred Stock

   Heller's series D preferred stock is identical to its series C preferred stock, except that:

  . if declared by Heller's board of directors, dividends are payable quarterly on the series D preferred stock at an annual rate of 6.95%; and

  . Heller may redeem in whole or in part its series D preferred stock on or after February 15, 2009 at a price of $100 per share plus accrued and unpaid dividends, whether or not declared, for the then-current dividend period and, if declared, accrued and unpaid dividends for prior dividend periods.

 NW Preferred Stock

   Heller authorized the issuance of 100,000 shares of NW preferred stock pursuant to its keep well agreement with Fuji Bank. In the keep well agreement, Fuji Bank has agreed to purchase NW preferred stock in an amount required to maintain Heller's net worth at $500 million. At March 31, 1999, Heller's net worth was approximately $2 billion. To date, Heller has not issued any NW preferred stock to Fuji Bank. If Heller issues NW preferred stock, it will pay dividends at a rate of 1% per annum above the three-month rate at which Fuji Bank offers deposits in U.S. dollars in London, England to prime banks in the London interbank market. The dividends will be noncumulative and payable, if declared, quarterly. If the NW preferred stock is issued, Heller will not pay cash dividends on its common stock unless Heller has declared and paid or set aside full dividends for the then-current dividend period on all outstanding shares of NW preferred stock.

   Subject to specified conditions, within a specified period of time after the end of a calendar quarter, Heller will redeem outstanding shares of NW preferred stock, in whole or in part, at the option of the holder, in an aggregate amount not greater than the excess of (1) its net worth as of the end of the quarter over (2) $500 million, at a price equal to the price Heller received upon the issuance of the NW preferred stock plus accrued and unpaid dividends for the then-current dividend period.

   Except as required by law, the holders of the NW preferred stock will have no voting rights. The NW preferred stock will have a liquidation preference equal to the price that Heller received for each share upon the issuance of the NW preferred stock plus accrued and unpaid dividends for the then-current dividend period. The NW preferred stock will rank senior to Heller's common stock and junior to Heller's senior preferred stock with respect to payment of dividends and liquidation preference.

Common Stock

 Voting Rights

   Holders of Heller class A common stock and class B common stock generally have identical rights, except that holders of its class A common stock have one vote per share and holders of its class B common stock have three votes per share on all matters to be voted on by stockholders. Fuji Bank beneficially owns all of outstanding shares of Heller class B common stock. Fuji Bank, or certain of its transferees, may reduce from time to time the number of votes per share of class B common stock and may not hold shares of class B common stock representing more than 79% of the combined voting power of all outstanding classes of voting stock. Holders of class A common stock and class B common stock may not cumulate their votes for the election of directors.

   Generally, except as otherwise required by the DGCL, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all holders of shares of Heller class A common stock and class B common stock present in person or represented by proxy, voting together as a single class, subject to any voting rights granted to holders of its preferred stock. However, except as otherwise provided by law or Heller's charter and subject to any voting rights granted to holders of Heller's preferred stock, amendments to Heller's charter that change certain provisions regarding vacancies in the board of directors, special meetings of stockholders and amendments to the charter must be approved by a majority of all shares of Heller class A common stock and class B common stock, voting together as a single class. In addition, amendments to Heller's charter that would change the powers, preferences or special rights of a class of common stock in a manner that adversely affects the holders of shares of that class of common stock must be approved by a majority of the votes entitled to be cast by the holders of shares of the class adversely affected by the amendment, voting as a separate class.

 Dividends

   Holders of Heller class A common stock and class B common stock share ratably on a per share basis in any dividends declared by Heller's board, subject to any preferential rights of Heller's preferred stock. Heller may not pay dividends on its common stock unless it has paid all declared dividends on all outstanding shares of its series C preferred stock and series D preferred stock and full cumulative dividends on all outstanding shares of its class A common stock. If Heller pays dividends or makes other distributions payable in common stock, including distributions pursuant to stock splits or divisions of common stock, Heller will pay or distribute only shares of class A common stock to holders of class A common stock and only shares of class B common stock to holders of class B common stock. Heller may not reclassify, subdivide or combine shares of one class of its common stock without at the same time proportionally reclassifying, subdividing or combining shares of the other series of its common stock.

 Conversion

   Holders of Heller class A common stock have no conversion rights. Fuji Bank, its subsidiary or certain unaffiliated transferees can, at their option, convert each share of class B common stock that it holds into one share of Heller class A common stock.

   If Fuji Bank and/or its subsidiaries transfer shares of its class B common stock, the shares will automatically convert into shares of Heller class A common stock, unless:

  . the transferee is Fuji Bank or a subsidiary of Fuji Bank; or

  . the transferee is an unaffiliated party and it and its subsidiaries receive shares of Heller class B common stock representing more than a 50% voting interest in the outstanding shares of Heller's common stock, in which case, the shares retained by Fuji Bank and its subsidiaries will automatically convert into shares of Heller class A common stock.

In addition, all shares of Heller class B common stock will automatically convert into shares of Heller class A common stock if the number of outstanding shares of Heller class B common stock beneficially owned by Fuji Bank and its subsidiaries or such unaffiliated party and its subsidiaries, as the case may be, falls below 30% of the aggregate number of outstanding shares of Heller common stock. This automatic conversion will ensure that Fuji Bank and its subsidiaries or such unaffiliated party and its subsidiaries, as the case may be, retain voting control over Heller only if they continue to have a significant economic interest in Heller.

 Other Rights

   If Heller engages in a merger, reorganization or consolidation with, or into, another entity and, as a result, its common stock is exchanged for cash or property, Heller will exchange each share of its common stock, regardless of class, for the same amount of cash or property. If Heller common stock is exchanged for stock or other securities, Heller may convert or exchange shares of Heller class A common stock and shares of Heller class B common stock into, or with, stock or other securities that differ to the extent that the Heller class A common stock and class B common stock differ in Heller's charter. If Heller liquidates, dissolves or winds up its business, it will pay in full the amounts required to be paid to holders of its preferred stock, then distribute ratably any remaining assets to holders of its common stock.

   If Heller issues additional shares of Heller class A common stock, or other securities convertible into class A common stock, each holder of Heller class B common stock has preemptive rights to purchase the amount of Heller class A common stock or other securities convertible into Heller class A common stock, as the case may be, that will allow the holder to maintain the percentage of beneficial ownership it had before the issuance. Holders of Heller class A common stock do not have preemptive rights to purchase additional securities.

 Transfer Agent and Registrar

   The Bank of New York serves as the transfer agent and registrar for the Heller class A common stock.

Certain Charter and Bylaw Provisions

 Corporate Opportunities

   Heller's charter allows Fuji Bank to engage in activities or lines of business that are the same as, or similar to, the activities and lines of business in which Heller engages. Neither Fuji Bank nor any of its directors, officers or other employees will be liable to Heller or its stockholders for breach of any fiduciary duty because it does so.

   If Fuji Bank knows of a potential transaction or matter that may be a corporate opportunity for it and for Heller, it has no duty to communicate or offer the transaction or matter to Heller. Fuji Bank will not be liable to Heller or its stockholders for breach of any fiduciary duty as a stockholder because it pursues or acquires the opportunity for itself, directs the opportunity to another person or does not communicate information regarding the opportunity to Heller. If one of Heller's directors, officers or employees who is also a director, officer or employee of Fuji Bank knows of a potential transaction or matter which may be a corporate opportunity for both Heller and Fuji Bank, he or she may fully satisfy his or her fiduciary duty if he or she acts in a manner consistent with the following policies:

  . a corporate opportunity offered to one of Heller's officers or employees who is also a director, but not an officer, or employee of Fuji Bank is Heller's corporate opportunity;

  . a corporate opportunity offered to one of Heller's officers or employees who is also an officer or employee of Fuji Bank is Heller's corporate opportunity only if it is expressly offered in writing to the person in his or her capacity as Heller's officer or employee; and

  . a corporate opportunity offered to one of Heller's directors who is not one of Heller's officers or employees, but who is a director, officer or employee of Fuji Bank, is Heller's corporate opportunity only if it is expressly offered in writing to the person in his or her capacity as director.

If Fuji Bank's beneficial ownership of Heller common stock falls below 30% of the voting power of all classes of Heller's outstanding common stock and none of Heller's directors, officers or other employees is also a director, officer or other employee of Fuji Bank or any of its other subsidiaries, these provisions of Heller's charter and bylaws will expire. Any person who purchases or otherwise acquires Heller common stock is deemed to know about and consent to the above-described provisions of Heller's charter.

 Provisions that May Have an Anti-Takeover Effect

   The following provisions in Heller's charter and bylaws may have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interest:

  . Heller's bylaws and charter provide that, subject to the rights of holders of preferred stock to elect additional directors under specified circumstances, only the board of directors (1) fixes the number of directors and (2) fills vacancies, other than those occurring by reason of removal of a director by its stockholders;

  . Heller's bylaws provide that a stockholder must provide advance written notice of its intent to nominate a director or raise a matter at an annual meeting;

  . Heller's bylaws and charter provide that only specified officers, or its secretary at the request of a majority of its directors, may call special meetings of stockholders;

  . Heller's bylaws provide that stockholders may take any action required or permitted to be taken by stockholders by written consent only so long as Fuji Bank and its subsidiaries or a certain unaffiliated transferee and its subsidiaries, as the case may be, beneficially own more than 50% of the total voting power of Heller's outstanding common stock;

  . Heller's charter requires, subject to the rights of the holders of Heller's preferred stock, the affirmative vote of at least 66 2/3% of the total voting power of Heller's outstanding common stock, voting together as a single class, to amend, repeal or adopt any provision inconsistent with any of the foregoing provisions of Heller's charter; and

  . Heller's charter and bylaws requires, subject to the rights of the holders of Heller's preferred stock, the affirmative vote of a majority of directors or the holders of at least 66 2/3% of the total voting power of Heller's outstanding common stock, voting together as a single class, to alter, amend or repeal Heller's bylaws.

   Heller is subject to Section 203 of the DGCL. In general, this statute prevents Heller from engaging, under certain circumstances, in a "business combination" with an "interested stockholder" for three years after the date on which the entity becomes an interested stockholder, unless either:

  . the stockholder acquires more than 85% of Heller's outstanding voting stock upon consummation of the transaction in which the stockholder becomes an interested stockholder;

  . Heller's board approved the business combination or the transaction in which the person becomes an interested stockholder before the date on which the stockholder becomes an interested stockholder; or

  . Heller's board and holders of two-thirds of its outstanding voting stock at a stockholder meeting held on or subsequent to the date of the business combination approve the business combination.

An "interested stockholder" owns, or at any time in the prior three years did own, 15% or more of a corporation's voting stock. A "business combination" is, among other things, a merger, consolidation, stock sale, asset-based transaction or other transaction resulting in financial benefit to the interested stockholder.

 Limitations on Directors' Liability

   Heller's charter provides that none of its directors will be liable to Heller or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

  . for breach of the director's duty of loyalty;

  . for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  . in respect of certain unlawful dividend payments or stock redemptions or repurchases; or

  . for any transaction from which the director derived an improper personal benefit.

                      WHERE YOU CAN FIND MORE INFORMATION

   We each file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file with the SEC at:

  . the public reference room of the SEC, Room 1024, Judiciary Plaza, 450
    Fifth Street, N.W., Washington, DC 20549;

  . the public reference facilities of the SEC's regional offices at Seven
    World Trade Center, 13th Floor, New York, New York 10048 or Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661;

  . the office of the New York Stock Exchange, 20 Broad Street, New York, New
    York 10005; or

  . in the case of Heller, the office of the Chicago Stock Exchange, One
    Financial Plaza, 440 South LaSalle Street, Chicago, Illinois 60605.

Some of these locations may charge a prescribed or modest fee for copies. You may obtain information on the operation of the SEC public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. In addition, you may access any document we file with the SEC on its web site at http://www.sec.gov.

   Heller filed a Registration Statement on Form S-4 to register shares of Heller class A common stock to be issued to HealthCare stockholders in the merger under the Securities Act. This proxy statement/prospectus constitutes a prospectus of Heller that is filed as a part of the registration statement. As allowed by SEC rules, this proxy statement/prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement.

   The SEC allows us to "incorporate by reference" certain documents we file with it. This means that we can disclose important information to you by referring you to another document we file separately with the SEC. The information incorporated by reference is considered to be part of this proxy statement/prospectus, except for any information superseded by information in this proxy statement/prospectus or in any later filed document which is also incorporated by reference. The information that we file with the SEC after the date of this proxy statement/prospectus will automatically update and supersede the information contained or incorporated by reference in this proxy statement/prospectus.

   HealthCare incorporates by reference into this proxy statement/prospectus the following documents:

  . HealthCare's Annual Report on Form 10-K for its fiscal year ended
    December 31, 1998, as amended by HealthCare's Form 10-K/A filed April 29, 1999;

  . HealthCare's Quarterly Report on Form 10-Q for the quarter ended March
    31, 1998; and

  . HealthCare's Current Reports on Form 8-K dated February 8, 1999, April
    19, 1999, April 20, 1999, April 23, 1999 and May 13, 1999.

   HealthCare also incorporates by reference any future filings it makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act before the special meeting.

   Heller incorporates by reference into this proxy statement/prospectus the following documents:

  . Heller's Annual Report on Form 10-K for its fiscal year ended December
    31, 1998, as amended by Heller's Form 10-K/A filed March 12, 1999;

  . Heller's Quarterly Report on Form 10-Q for the quarter ended March 31,
    1999;

  . Heller's Current Reports on Form 8-K dated January 20, 1999 (two), April
    20, 1999 (two, one of which was amended by Heller's 8-K/A filed on April 21, 1999), April 22, 1999 and April 23, 1999; and

  . the description of Heller class A common stock contained in Heller's
    Registration Statements on Form 8-A filed April 1, 1998 and May 7, 1998 pursuant to Section 12 of the Securities Exchange Act and all amendments and reports that Heller files to update the description.

   Heller also incorporates, by reference any future filings it makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act before the special meeting.

                                    EXPERTS

   The consolidated financial statements of HealthCare at December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, included in HealthCare's Annual Report on Form 10-K/A for the year ended December 31, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated by reference in this proxy statement/prospectus in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

   The consolidated financial statements of Heller at December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998, included in Heller's Annual Report on Form 10-K/A for the year ended December 31, 1998, have been audited by Arthur Andersen LLP, independent auditors, as set forth in their report with respect thereto, and are incorporated by reference in this proxy statement/prospectus in reliance upon that report, given on the authority of the firm as experts in accounting and auditing.

                                 LEGAL OPINIONS

   Katten Muchin & Zavis, Chicago, Illinois, will pass upon the legality of the Heller class A common stock issuable in connection with the merger. A limited number of Katten Muchin & Zavis attorneys own, in the aggregate, less than one percent of the outstanding shares of Heller class A common stock. Winston & Strawn, Chicago, Illinois, will pass upon certain federal income tax consequences of the merger for Heller. Powell, Goldstein, Frazer & Murphy LLP, Atlanta, Georgia, will pass upon certain federal income tax consequences of the merger for HealthCare. A limited number of Powell, Goldstein, Frazer & Murphy LLP attorneys own, in the aggregate, less than one percent of the outstanding shares of HealthCare common stock.

                             STOCKHOLDER PROPOSALS

   HealthCare will hold a 1999 Annual Meeting of Stockholders only if we do not complete the merger. If such a meeting is held, the Secretary of HealthCare must have received any proposals of HealthCare stockholders prior to January 6, 1999 to be considered at the 1999 Annual Meeting of stockholders and to be included in the HealthCare 1999 proxy materials.

                                                                 Appendix A

                           COMPOSITE COPY OF THE
                          AGREEMENT AND PLAN OF MERGER

                                     among

                            HELLER FINANCIAL, INC.,

                      HEALTHCARE FINANCIAL PARTNERS, INC.

                                      and

                                   HF5, INC.

                  Dated and amended as of April 19, 1999

                               TABLE OF CONTENTS

                                   ARTICLE I

                                   THE MERGER

                                                                            Page
                                                                            ----
 1.1  The Merger..........................................................   A-1
 1.2  Closing.............................................................   A-1
 1.3  Effective Time......................................................   A-1
 1.4  Effects of the Merger...............................................   A-1
 1.5  Certificate of Incorporation........................................   A-1
 1.6  Bylaws..............................................................   A-2
 1.7  Directors and Officers..............................................   A-2
 1.8  Tax Consequences....................................................   A-2

                                   ARTICLE II

                   MERGER CONSIDERATION; EXCHANGE PROCEDURES

 2.1  Merger Consideration................................................   A-2
 2.2  Election Procedures.................................................   A-3
 2.3  Rights as Stockholders; Stock Transfers.............................   A-5
 2.4  Fractional Shares...................................................   A-5
 2.5  Exchange Procedures.................................................   A-5
 2.6  Dissenting Stockholders.............................................   A-6
 2.7  Anti-Dilution Provisions............................................   A-6
 2.8  Treasury Shares.....................................................   A-6
 2.9  Options.............................................................   A-6

                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF HFP

 3.1  [Reserved]..........................................................   A-7
 3.2  HFP Material Adverse Effect.........................................   A-7
 3.3  Representations and Warranties of HFP...............................   A-7
 3.4  Organization, Powers and Qualifications.............................   A-7
 3.5  Subsidiaries........................................................   A-7
 3.6  Capital Stock.......................................................   A-8
 3.7  Certificate, Bylaws, Minute Books and Records.......................   A-9
 3.8  Authority; Binding Effect...........................................   A-9
 3.9  No Conflict; Approvals..............................................   A-9
 3.10 Governmental Consents and Approvals.................................   A-9
 3.11 SEC Reports.........................................................  A-10
 3.12 Financial Statements................................................  A-10
 3.13 Absence of Certain Changes..........................................  A-11
 3.14 Indebtedness; Absence of Undisclosed Liabilities....................  A-11
 3.15 Assets..............................................................  A-11
 3.16 Contracts...........................................................  A-12
 3.17 Financing Transactions..............................................  A-12
 3.18 Securitization and Other Debt Facilities............................  A-13
 3.19 Authorizations; Compliance with Law.................................  A-14
 3.20 Taxes...............................................................  A-14

                                                                            Page
                                                                            ----
 3.21 Absence of Litigation; Claims.......................................  A-16
 3.22 Employee Benefit Plans; Employment Agreements.......................  A-16
 3.23 Labor Matters.......................................................  A-17
 3.24 Environmental Liability.............................................  A-18
 3.25 No Default..........................................................  A-20
 3.26 Intellectual Property...............................................  A-20
 3.27 Regulatory Matters..................................................  A-20
 3.28 Registration Statement; Proxy Statement/Prospectus..................  A-20
 3.29 Board Action; Vote Required.........................................  A-21
 3.30 Year 2000...........................................................  A-21
 3.31 Affiliates..........................................................  A-22
 3.32 Opinion of Financial Advisor........................................  A-22
 3.33 Brokers and Finders.................................................  A-22
 3.34 Investment Company Act..............................................  A-22
 3.35 HealthCare Financial Partners REIT..................................  A-22
 3.36 Tax and Regulatory Matters..........................................  A-22

                                   ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF HELLER AND MERGER CO.

 4.1  [Reserved]..........................................................  A-23
 4.2  Heller Material Adverse Effect......................................  A-23
 4.3  Representations and Warranties of Heller and Merger Co..............  A-23
 4.4  Organization and Powers.............................................  A-23
 4.5  Authority; Binding Effect...........................................  A-23
 4.6  No Conflict; Approvals..............................................  A-23
 4.7  Governmental Consents and Approvals.................................  A-24
 4.8  Capital Stock.......................................................  A-24
 4.9  Registration Statement; Proxy Statement/Prospectus..................  A-24
 4.10 SEC Reports.........................................................  A-25
 4.11 Financial Statements................................................  A-25
 4.12 Absence of Certain Changes..........................................  A-25
 4.13 Absence of Litigation; Claims.......................................  A-25
 4.14 Compliance with Law.................................................  A-25
 4.15 Brokers and Finders.................................................  A-25
 4.16 Accounting, Tax and Regulatory Matters..............................  A-25
 4.17 Financing...........................................................  A-25

                                   ARTICLE V

                CONDUCT OF BUSINESS PRIOR TO THE EFFECTIVE TIME

 5.1  Conduct of Business Prior to the Effective Time.....................  A-26
 5.2  Forbearances........................................................  A-26

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

 6.1  Access and Information..............................................  A-28
 6.2  Registration Statement; Regulatory Matters..........................  A-28
 6.3  Stockholder Approval................................................  A-29
 6.4  Current Information.................................................  A-29

                                                                            Page
                                                                            ----
 6.5  Agreements of Affiliates............................................  A-30
 6.6  Expenses............................................................  A-30
 6.7  Miscellaneous Agreements and Consents...............................  A-30
 6.8  Employee Matters....................................................  A-30
 6.9  D&O Indemnification.................................................  A-31
 6.10 Press Releases......................................................  A-32
 6.11 Insurance...........................................................  A-32
 6.12 Additional Actions..................................................  A-32
 6.13 No Solicitation.....................................................  A-32
 6.14 Year 2000 Compliance................................................  A-33
 6.15 Continuation of Management..........................................  A-33

                                  ARTICLE VII

                                   CONDITIONS

 7.1  Conditions to Each Party's Obligation to Effect the Merger..........  A-33
 7.2  Conditions to Obligations of HFP to Effect the Merger...............  A-34
 7.3  Conditions to Obligations of Heller to Effect the Merger............  A-34

                                  ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

 8.1  Termination.........................................................  A-35
 8.2  Effect of Termination and Abandonment...............................  A-36
 8.3  Amendment...........................................................  A-36
 8.4  Severability........................................................  A-36
 8.5  Waiver..............................................................  A-36

                                   ARTICLE IX

                               GENERAL PROVISIONS

 9.1  Non-Survival of Representations, Warranties and Agreements..........  A-36
 9.2  Notices.............................................................  A-36
 9.3  Interpretation......................................................  A-37
 9.4  Miscellaneous.......................................................  A-37
 9.5  Legal Fees and Costs................................................  A-38

                                    EXHIBITS

 Exhibit A Form of Option Agreement
 Exhibit B Form of HFP Affiliate Letter

                       AGREEMENT AND PLAN OF MERGER

   This AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of April 19, 1999 by and among Heller Financial Inc., a Delaware corporation ("Heller"), HealthCare Financial Partners, Inc., a Delaware corporation ("HFP"), and HF5, Inc. ("Merger Co."), a Delaware corporation and a wholly-owned subsidiary of Heller.

                                  WITNESSETH:

   WHEREAS, the Boards of Directors of Heller, HFP and Merger Co. have determined that it is in the best interests of their respective companies and their stockholders to consummate the business combination transaction provided for herein in which HFP will, subject to the terms and conditions set forth herein, merge with and into Merger Co. (the "Merger") so that Merger Co. is the surviving corporation in the Merger; and

   WHEREAS, in connection with and immediately prior to the execution and delivery of this Agreement, and as a condition to Heller's willingness to enter into this Agreement, HFP and Heller are entering into a Stock Option Agreement (the "Option Agreement"); and

   WHEREAS, the parties desire to provide for certain conditions, representations, warranties and covenants in connection with the transactions contemplated by this Agreement;

   NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements herein contained, and intending to be legally bound thereby, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

   Section 1.1. The Merger. The Merger Subject to the terms and conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL"), at the Effective Time (as defined in Section 1.3 of this Agreement) HFP shall merge with and into Merger Co. Merger Co. shall be the surviving corporation in the Merger, and shall be governed by the laws of the State of Delaware. Upon consummation of the Merger, the separate corporate existence of HFP shall terminate. Merger Co., in its capacity as the corporation surviving the Merger, is hereinafter sometimes referred to as the "Surviving Corporation." Merger Co. will own all rights to the name "HealthCare Financial Partners" after the Closing (as defined in Section 1.2), and reserves the right to change the name of the Surviving Corporation at the Closing or immediately thereafter.

   Section 1.2. Closing. Closing The closing of the Merger (the "Closing") will take place two business days after the satisfaction or waiver (subject to applicable law) of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing) set forth in Article VII (the "Closing Date") or at such other time and date as the parties may agree. The Closing shall be held at 10:00 a.m. at the offices of Wachtell, Lipton, Rosen & Katz or such other place as the parties may agree.

   Section 1.3. Effective Time. Effective Time The Merger shall become effective as set forth in the certificate of merger (the "Certificate of Merger") which shall be filed with the Secretary of State of the State of Delaware on the Closing Date. The term "Effective Time" shall be the date and time when the Merger becomes effective, as agreed by the parties and set forth in the Certificate of Merger.

   Section 1.4. Effects of the Merger. Effects of the Merger At and after the Effective Time, the Merger shall have the effects set forth in Sections 259 and 261 of the DGCL.

   Section 1.5. Certificate of Incorporation. Certificate of Incorporation The Certificate of Incorporation of Merger Co. as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, until amended in accordance thereto and with applicable law.

   Section 1.6. Bylaws. The bylaws of Merger Co. as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until amended thereto, in accordance with the Certificate of Incorporation of the Surviving Corporation and with applicable law.

   Section 1.7. Directors and Officers. Directors and Officers From and after the Effective Time, the directors of Merger Co. shall be the directors of the Surviving Corporation and the officers of HFP shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected and qualified. Prior to the Effective Time, HFP shall deliver to Heller evidence satisfactory to Heller of the resignations of each of the directors of HFP, such resignations to be effective as of the Effective Time.

   Section 1.8. Tax Consequences. It is intended that the Merger shall constitute a "reorganization" within the meaning of Section 368(a) of the Code.

                                  ARTICLE II

                   MERGER CONSIDERATION; EXCHANGE PROCEDURES

   Section 2.1. Merger Consideration. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any party or stockholder:

     (a) Outstanding HFP Company Stock. (i) Each share (excluding (i) shares held by HFP or any of its Subsidiaries or by Heller or any of its Subsidiaries, in each case other than shares held in a fiduciary capacity that are beneficially owned by third parties, shares held as a result of debts previously contracted, or treasury shares (collectively, "Treasury Shares") and (ii) Dissenting Shares (as defined herein)) of the common stock, par value $.01 per share, of HFP ("HFP Common Stock"), issued and outstanding immediately prior to the Effective Time shall become and be converted into the right to receive, at the election of the holder thereof as provided in Section
2.2 (and subject to the provisions thereof), either:

     (A) the Per Share Consideration Value payable in cash (the "Per Share Cash Consideration"), or

     (B) that number of shares of common stock, Class A, par value $0.25 per share ("Heller Common Stock"), of Heller equal to the Exchange Ratio (the "Per Share Stock Consideration").

   (ii) "Exchange Ratio" shall, subject to Section 2.7, equal the Per Share Consideration Value divided by the Average NYSE Closing Price.

   (iii) "Average NYSE Closing Price" shall mean the arithmetic mean (carried to four decimal places) of the closing prices per share of Heller Common Stock as reported on the NYSE Common Tape (as reported in The Wall Street Journal or, if not reported therein, in another mutually agreed upon authoritative source) for the ten NYSE trading days ending on (and including) the trading day immediately preceding the date of the Stockholders Meeting.

   (iv) "Per Share Consideration Value" shall be equal to:

     (A) if the Average NYSE Closing Price is $31.12 or more, $36.19;

     (B) if the Average NYSE Closing Price is at least $28.73 but less than $31.12:

       (0.59 * 35) + (0.41 * Average NYSE Closing Price *  $35);
                                                           ------
                                                           $28.73

     (C) if the Average NYSE Closing Price is less than $28.73 but greater than $21.54, $35; or

     (D) if the Average NYSE Closing Price is $21.54 or less:

       (0.59 * 35) + (0.41 * Average NYSE Closing Price *  $35).
                                                           ------
                                                           $21.54

   (b) Outstanding Merger Co. Common Stock. Each share of the common stock of Merger Co. ("Merger Co. Common Stock") issued and outstanding immediately prior to the Effective Time shall be unchanged and shall remain issued and outstanding as common stock of the Surviving Corporation.

   Section 2.2. Election Procedures. (a) Holders of the HFP Common Stock shall be provided with an opportunity to elect to receive, in respect of each issued and outstanding share of HFP Common Stock held by such holder immediately prior to the Effective Time other than Dissenting Shares, either the Per Share Cash Consideration or the Per Share Stock Consideration, in accordance with and subject to the election and proration procedures set forth below in this
Section 2.2.

   (b) Such number of election forms as the parties hereto may mutually agree prior to the Mailing Date (as defined herein) and other appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing HFP Common Stock ("Old Certificates") shall pass, only upon proper delivery of such Old Certificates to an exchange agent designated by Heller and reasonably acceptable to HFP (the "Exchange Agent")) in such form as Heller and HFP shall mutually agree ("Election Form") shall be mailed at least 25 days prior to the anticipated Effective Time (the "Mailing Date") to each holder of record of HFP Common Stock as of the record date set for determining the holders of HFP Common Stock entitled to notice of and to vote at the Stockholders Meeting ("Election Form Record Date"). Each Election Form shall permit a holder (or the beneficial owner through appropriate and customary documentation and instructions) of HFP Common Stock to elect to receive the Per Share Stock Consideration with respect to all of such holder's HFP Common Stock listed on such Election Form ("Stock Election Shares"), to elect to receive the Per Share Cash Consideration with respect to all of such holder's HFP Common Stock listed on such Election Form ("Cash Election Shares") or to indicate that such holder makes no election with respect to all such holder's HFP Common Stock listed on such Election Form ("No Election Shares").

   (c) Any shares of HFP Common Stock with respect to which the holder (or the beneficial owner, as the case may be) shall not have submitted to the Exchange Agent an effective, properly completed Election Form on or before 5:00 p.m. on the NYSE trading day immediately preceding the date of the Stockholders Meeting (or such other time and date as Heller and HFP may mutually agree) (the "Election Deadline") shall be deemed to be No Election Shares.

   (d) Heller shall make available one or more Election Forms as may be reasonably requested by all persons who become holders (or beneficial owners) of HFP Common Stock between the Election Form Record Date and the close of business on the business day prior to the Election Deadline, and HFP shall provide to the Exchange Agent all information reasonably necessary for it to perform as specified herein.

   (e) Any election contemplated by Section 2.2(a) shall have been properly made only if the Exchange Agent shall have actually received a properly completed Election Form by the Election Deadline. An Election Form shall be deemed properly completed only if accompanied by one or more certificates (or customary affidavits and indemnification regarding the loss or destruction of such certificates or the guaranteed delivery of such certificates) representing all shares of the HFP Common Stock covered by such Election Form, together with duly executed transmittal materials included in the Election Form. Any Election Form may be revoked or changed by the person submitting such Election Form at or prior to the Election Deadline. In the event an Election Form is revoked prior to the Election Deadline, the shares of HFP Common Stock represented by such Election Form shall become No Election Shares and Heller shall cause the certificates representing HFP Common Stock to be promptly returned without charge to the person submitting the Election Form upon written request to that effect from the person who submitted the Election Form. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any election, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms, and any good faith decisions of the Exchange Agent regarding such matters shall be binding and conclusive. Neither HFP nor the Exchange Agent shall be under any obligation to notify any person of any defect in an Election Form.

   (f) Within five business days after the Election Deadline, unless the Effective Time has not yet occurred, in which case as soon after the Effective Time as practicable, Heller shall cause the Exchange Agent to effect the allocation among the holders of HFP Common Stock in accordance with the Election Forms as follows:

     (i) Stock Elections Less Than the Stock Amount. If the number of shares of Heller Common Stock that would be issued, upon conversion in the Merger of the Stock Election Shares, is less than the product of (A) 0.41, (B) the Exchange Ratio as determined according to Section 2.1 and (C) the number of shares of HFP Common Stock issued and outstanding as of the trading day immediately preceding the Closing Date (the "Target Share Number"), then:

    1. all Stock Election Shares shall be converted into the right to receive the Per Share Stock Consideration,

    2. the Exchange Agent shall allocate pro rata first among the holders of No Election Shares (based upon the number of No Election Shares held by each of such holders) and then (if necessary) pro rata among the holders of the Cash Election Shares (based upon the number of Cash Election Shares held by each of such holders) (such No Election Shares and Cash Election Shares, if any, being referred to as the "Stock Designated Shares") a sufficient number of shares of Heller Common Stock such that the number of shares of Heller Common Stock that will be issued in the Merger equals as closely as practicable, but in no event less than, the Target Share Number, and all Stock Designated Shares shall be converted into the right to receive the Per Share Stock Consideration pursuant to the procedures applicable to Stock Election Shares, and

    3. the Cash Election Shares and the No Election Shares which are not Stock Designated Shares shall be converted into the right to receive the Per Share Cash Consideration.

     (ii) Stock Elections More Than the Stock Amount. If the number of shares of Heller Common Stock that would be issued upon the conversion in the Merger of the Stock Election Shares is greater than the Target Share Number, then:

    1. all Cash Election Shares and No Election Shares shall be converted into the right to receive the Per Share Cash Consideration,

    2. the Exchange Agent shall allocate pro rata among the holders of Stock Election Shares (based upon the number of Stock Election Shares held by each of such holders) a sufficient number of Stock Election Shares (such Stock Election Shares being referred to as the "Cash Designated Shares") such that the number of shares of Heller Common Stock that will be issued in the Merger shall be reduced to the Target Share Number, and all Cash Designated Shares shall be converted into the right to receive the Per Share Cash Consideration pursuant to the procedures applicable to Cash Election Shares, and

    3. the Stock Election Shares which are not Cash Designated Shares shall be converted into the right to receive the Per Share Stock
       Consideration.

     (iii) Stock Elections Equal to the Stock Amount. If the number of shares of Heller Common Stock that would be issued upon conversion in the Merger of the Stock Election Shares equals the Target Share Number, all Stock Election Shares shall be converted into the right to receive the Per Share Stock Consideration and all Cash Election Shares and No Election Shares shall be converted into the right to receive the Per Share Cash Consideration.

   (g) Notwithstanding anything in this Article II to the contrary, the number of shares of HFP Common Stock to be converted into the right to receive the Per Share Stock Consideration in the Merger shall be that which is sufficient in order for the ratio of (i) the closing price per share of Heller Common Stock on the Closing Date times the aggregate number of shares of Heller Common Stock to be issued as Per Share Stock Consideration pursuant to Section 2.2(f) , to
(ii) the sum of (x) the amount set forth in the preceding clause (i) plus (y) the aggregate Per Share Cash Consideration to be issued pursuant to Section 2.2(f) plus (z) the number of Dissenting Shares times the Per Share Cash Consideration, to be not less than 41%; provided, however, that to the extent any additional shares of Heller Common Stock are required to be issued pursuant to this Section 2.2(g), such shares shall be issued (A) as Per Share Stock Consideration in respect of shares that would otherwise be Cash Designated Shares (x) first, pro rata in respect of Stock Election Shares and
(y) second, to the extent necessary, pro rata in respect of No Election Shares, and (B) to the extent necessary, as Per Share Stock Consideration pro rata in respect of Cash Election Shares. Any such Stock Election Shares, No Election Shares and Cash Election Shares shall henceforth be deemed to be Stock Designated Shares.

   Section 2.3. Rights as Stockholders; Stock Transfers. At the Effective Time, holders of HFP Common Stock shall cease to be, and shall have no rights as, stockholders of HFP, other than to receive any dividend or other distribution with respect to such HFP Common Stock with a record date occurring prior to the Effective Time and the consideration provided under this Article II. After the Effective Time, there shall be no transfers on the stock transfer books of HFP or the Surviving Corporation of shares of HFP Common Stock.

   Section 2.4. Fractional Shares. Notwithstanding any other provision hereof, no fractional shares of Heller Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, Heller shall pay to each holder of Company Common Stock who would otherwise be entitled to a fractional share of Heller Common Stock (after taking into account all Old Certificates delivered by such holder) an amount in cash (without interest) determined by multiplying such fraction by the average of the last sale prices of Heller Common Stock, as reported by the NYSE Composite Transactions reporting system (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source), for the five NYSE trading days immediately preceding the date on which the Effective Time occurs the ("Effective Date").

   Section 2.5. Exchange Procedures. (a) At or prior to the Effective Time, Heller shall deposit, or shall cause to be deposited, with the Exchange Agent, for the benefit of the holders of Old Certificates, for exchange in accordance with this Article II, certificates representing the shares of Heller Common Stock ("New Certificates") and an estimated amount of cash (such cash and New Certificates, together with any dividends or distributions with respect thereto (without any interest thereon), being hereinafter referred to as the "Exchange Fund") to be paid pursuant to this Article II in exchange for outstanding shares of HFP Common Stock.

   (b) As promptly as practicable after the Effective Date, Heller shall send or cause to be sent to each former holder of record of shares (other than Cash Designated Shares or Dissenting Shares) of HFP Common Stock immediately prior to the Effective Time transmittal materials for use in exchanging such stockholder's Old Certificates for the consideration set forth in this Article
II. Heller shall cause the New Certificates into which shares of a stockholder's HFP Common Stock are converted on the Effective Date and/or any check in respect of the Per Share Cash Consideration and any fractional share interests or dividends or distributions which such person shall be entitled to receive to be delivered to such stockholder upon delivery to the Exchange Agent of Old Certificates representing such shares of HFP Common Stock (or indemnity reasonably satisfactory to Heller and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such stockholder. No interest will be paid on any such cash to be paid pursuant to this Article II upon such delivery.

   (c) Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any former holder of HFP Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

   (d) No dividends or other distributions with respect to Heller Common Stock with a record date occurring after the Effective Time shall be paid to the holder of any unsurrendered Old Certificate representing shares of HFP Common Stock converted in the Merger into Cash Designated Shares or Stock Designated Shares until the holder thereof shall surrender such Old Certificate in accordance with this Article II. After the surrender of an Old Certificate in accordance with this Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Heller Common Stock represented by such Old Certificate.

   (e) Any portion of the Exchange Fund that remains unclaimed by the stockholders of HFP for twelve months after the Effective Time shall be paid to Heller. Any stockholders of HFP who have not theretofore complied with this
Article II shall thereafter look only to Heller for payment of the shares of Heller Common Stock, cash in lieu of any fractional shares and unpaid dividends and distributions on the Heller Common Stock deliverable in respect of each share of HFP Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon.

   Section 2.6. Dissenting Stockholders. (a) "Dissenting Shares" means any shares held by any holder of HFP Common Stock who becomes entitled to payment of the fair value of such shares under the DGCL. Any holders of Dissenting Shares shall be entitled to payment for such shares only to the extent permitted by and in accordance with the provisions of the DGCL; provided, however, that if, in accordance with the DGCL, any holder of Dissenting Shares shall forfeit such right to payment of the fair value of such shares, such shares shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the consideration provided in this Article II (as No Election Shares).

   (b) HFP shall give Heller (i) prompt notice of any written objections to the Merger and any written demands for the payment of the fair value of any shares, withdrawals of such demands, and any other instruments served pursuant to the DGCL received by HFP and (ii) the opportunity to direct all negotiations and proceedings with respect to such demands under the DGCL. HFP shall not voluntarily make any payment with respect to any demands for payment of fair value and shall not, except with the prior written consent of Heller, settle or offer to settle any such demands.

   Section 2.7. Anti-Dilution Provisions. In the event Heller changes (or establishes a record date for changing) the number of shares of Heller Common Stock issued and outstanding prior to the Effective Date as a result of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding Heller Common Stock and the record date therefor shall be prior to the Effective Date, the Exchange Ratio shall be proportionately adjusted.

   Section 2.8. Treasury Shares. Each of the shares of HFP Common Stock held as Treasury Shares immediately prior to the Effective Time shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

   Section 2.9. Options. Except with respect to those HFP Options (as defined herein) described in Section A of the schedule attached hereto (the "HFP Schedule"), at the Effective Time, all employee stock options to purchase shares of HFP Common Stock (each, a "HFP Option"), which are then outstanding and unexercised, shall cease to represent a right to acquire shares of HFP Common Stock and shall be converted automatically into options to purchase shares of Heller Common Stock, and Heller shall assume each such HFP Option subject to the terms of any of the stock option plans listed under Section 3.6 of the HFP Schedule (collectively, the "HFP Stock Plans"), and the agreements evidencing grants thereunder, including but not limited to the accelerated vesting of such options which shall occur in connection with and by virtue of the Merger as and to the extent required by such plans and agreements; provided, however, that from and after the Effective Time, (i) the number of shares of Heller Common Stock purchasable upon exercise of such HFP Option shall be equal to the number of shares of HFP Common Stock that were purchasable under such HFP Option immediately prior to the Effective Time multiplied by the Exchange Ratio, and rounding to the nearest whole share, and
(ii) the per share exercise price under each such HFP Option shall be adjusted by dividing the per share exercise price of each such HFP Option by the Exchange Ratio, and rounding down to the nearest cent, and (iii) each HFP Option that is so assumed by Heller shall be converted automatically into non-incentive options to purchase shares of Heller Common Stock, from options that are intended to be "incentive stock options" (as defined in Section 422 of the Code). The terms of each HFP Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction with respect to Heller Common Stock on or subsequent to the Effective Date. Notwithstanding the foregoing, each HFP Option which is intended to be an "incentive stock option" (as defined in Section 422 of the Code) shall be adjusted in accordance with the requirements of Section 424 of the

Code. Accordingly, with respect to any incentive stock options, fractional shares shall be rounded down to the nearest whole number of shares and where necessary the per share exercise price shall be rounded down to the nearest cent. All options to purchase shares of HFP Common Stock, which are then outstanding under the 1996 Director Stock Option Plan and unexercised (each a "HFP Director Option"), shall be canceled and each holder of a canceled HFP Director Option shall be entitled to receive, in consideration for the cancellation of such HFP Director Option, an amount in cash equal to the product of (x) the number of shares of HFP Common Stock previously subject to such Option and (y) the excess, if any, of the Per Share Consideration Value over the exercise price per share previously subject to such HFP Director Option.

                                  ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF HFP

   Section 3.1. [Reserved]

   Section 3.2. HFP Material Adverse Effect. As used in this Agreement, "HFP Material Adverse Effect" shall mean, with respect to HFP, any change or effect that (x) is, or is reasonably likely to be, materially adverse to the business, results of operations, or financial condition of HFP and its Subsidiaries, taken as a whole or (y) would, or is reasonably likely to, materially impair the ability of HFP to perform its obligations under this Agreement or otherwise materially threaten or impede the consummation of the Merger and the other transactions contemplated by this Agreement, in either case other than any change, event or occurrence (to the extent that they do not, in any case, disproportionately affect HFP) relating to (i) the United States or global economic or financial services industry conditions generally, (ii) the United States or global securities markets in general, (iii) this Agreement or the transactions contemplated hereby or the announcement thereof, (iv) changes in legal or regulatory conditions that affect generally the businesses in which HFP and its Subsidiaries are engaged, (v) the general level of interest rates, or (vi) financial institutions or the credit market generally.

   Section 3.3. Representations and Warranties of HFP. Subject to the foregoing and except as set forth in the HFP Schedule, HFP hereby represents and warrants to Heller and Merger Co. as of the date of this Agreement and as of the Closing Date as set forth in Section 3.4 through 3.36 inclusive:

   Section 3.4. Organization, Powers and Qualifications. HFP is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. HFP has all requisite corporate power and authority to carry on its business as it has been and is now being conducted and to own, lease and operate the properties and assets used in connection therewith, except where any failure to have such power and authority would not, individually or in the aggregate, have a HFP Material Adverse Effect. HFP is duly qualified as a foreign corporation authorized to do business and is in good standing in every jurisdiction in which such qualification is required, all of which jurisdictions are listed in Section 3.4 of the HFP Schedule, except when any failure to be so qualified or in good standing would not, individually or in the aggregate, have a HFP Material Adverse Effect.

   Section 3.5. Subsidiaries.

     (a) "Subsidiary" means, with respect to any party, any corporation, limited liability company, partnership, joint venture, or other business association or entity, at least a majority of the voting securities or economic interests of which is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, except where such ownership or control results solely from such party's ownership or control of unexercised warrants or convertible debt instruments issued by such entity. As used in this Agreement, "Joint Venture" means, with respect to any party, any corporation, limited liability company, partnership, joint venture or other business association or entity in which either (i) such party or any one or more of its Subsidiaries, directly or indirectly, owns or controls more than ten percent (10%) and less than a majority of any class of the outstanding voting securities or economic interests and such securities or interests have a value of more than $1 million individually, or (ii) such party or a Subsidiary of such party is a general partner or manager.

     (b) Section 3.5 of the HFP Schedule lists each Subsidiary and each Joint Venture of HFP, the jurisdiction of its organization and the amount of its equity securities outstanding and the owners thereof. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each such Subsidiary has all requisite power and authority to carry on its business as it has been and is now being conducted and to own, lease and operate the assets and properties used in connection therewith except as would not have, individually or in the aggregate, a HFP Material Adverse Effect. Each such Subsidiary is duly qualified as a foreign corporation authorized to do business and is in good standing in every jurisdiction in which such qualification is required, all of which jurisdictions are disclosed in the Section 3.5 of the HFP Schedule except as would not have, individually or in the aggregate, a HFP Material Adverse Effect. All issued and outstanding shares of capital stock or other equity instruments of each such Subsidiary have been duly authorized, are validly issued and outstanding, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws, and, except as set forth in Section 3.5 of the HFP Schedule, are lawfully owned of record and beneficially by HFP or another Subsidiary free and clear of all pledges, liens, claims, security interests and other charges or defects in title of any nature whatsoever ("Liens").

     (c) Every "company" under the "control" of HFP, as such quoted terms are defined for purposes of 12 U.S.C. (S)(S) 1841(a)(2)(A) and 1841(a)(2)(B) and the rules and regulations of the Board of Governors of the Federal Reserve System thereunder, all as amended and heretofore judicially and administratively interpreted, other than Subsidiaries and Joint Ventures of HFP, is listed in Section 3.5 of the HFP Schedule. HFP has previously furnished to Heller a written description of the activities of each such company that is true and correct in all material respects. The aggregate value of all securities and interests in such companies (other than Subsidiaries or Joint Ventures) owned by HFP or any of its Subsidiaries as of March 31, 1999 does not exceed $2,000,000.

   Section 3.6. Capital Stock. HFP has authorized capital stock consisting of 60,000,000 shares of HFP Common Stock and 10,000,000 shares of preferred stock, par value $.01 per share ("HFP Preferred Stock"). As of April 14, 1999: (i) 13,421,039 shares of HFP Common Stock were issued and outstanding, (ii) no shares of HFP Common Stock were held as treasury shares, (iii) 1,746,152 shares of HFP Common Stock were reserved for issuance under the HFP Stock Plans, and
(iv) no shares of HFP Preferred Stock were issued and outstanding. Section 3.6 of the HFP Schedule lists all holders of HFP Options, the date each HFP Option was granted, the HFP Stock Plan under which such HFP Options were granted, the number of shares of HFP Common Stock subject to each such HFP Option, the expiration date of each such HFP Option and the price at which such HFP Option may be exercised under the applicable HFP Stock Plan. Since April 14, 1999, (i) no additional shares of capital stock have been reserved for issuance by HFP,
(ii) except for issuances of HFP Common Stock upon the exercise of outstanding HFP Options listed in Section 3.6 of the HFP Schedule, there are no other shares of capital stock of HFP authorized, issued or outstanding, and (iii) no shares of HFP Common Stock came to be held by HFP as treasury shares. All of the issued and outstanding shares of HFP Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and were issued in compliance with all applicable Federal and state securities laws. No shares of capital stock issued by HFP are or were at the time of their issuance subject to preemptive rights. There are no existing subscriptions, options, warrants, convertible securities, calls, commitments, agreements, conversion rights or other rights of any character (contingent or otherwise) calling for or requiring the issuance, transfer, sale or other disposition of any shares of the capital stock of HFP ("HFP Capital Stock") or of any Subsidiary of HFP, or calling for or requiring the issuance of any securities or rights convertible into or exchangeable for shares of HFP Capital Stock or the capital stock of any Subsidiary of HFP, nor is HFP or any Subsidiary of HFP subject to any obligation (contingent or otherwise) to repurchase, redeem or otherwise acquire shares of capital stock of HFP or any such Subsidiary, in any case except as set forth in Section 3.6 of the HFP Schedule. There are no voting trusts or other agreements or understandings to which HFP is a party, nor, to the Knowledge (as hereinafter defined) of HFP, to which any stockholder of HFP is a party, with respect to the voting of HFP Capital Stock, other than this Agreement. The term "Knowledge" with respect to HFP or Heller means the actual knowledge of any executive officer of HFP or its Subsidiaries or of Heller or its Subsidiaries, as the case may be.

   Section 3.7. Certificate, Bylaws, Minute Books and Records. The copies of the amended and restated Certificate of Incorporation, as amended to date, of HFP (the "HFP Charter") and the bylaws of HFP (the "HFP Bylaws") as in effect on the date hereof, and the articles of incorporation and bylaws of its Subsidiaries, which have been made available to Heller, are true, correct and complete copies thereof as in effect on the date hereof. The minute books of HFP and its Subsidiaries, which have been made available for inspection by Heller are accurate and complete in all material respects and contain minutes of all meetings and consents in lieu of meetings of the Board of Directors (the "HFP Board") of HFP (and any committee thereof) and of the holders ("HFP Stockholders") of HFP Common Stock and the stockholders or other equity holders of the Subsidiaries of HFP since the respective dates of formation of HFP and such Subsidiaries. The books and records of HFP and each such Subsidiary, which have been made available by HFP to Heller, accurately reflect the transactions to which HFP or such Subsidiary is a party or by which their properties are subject or bound.

   Section 3.8. Authority; Binding Effect. HFP has all requisite corporate power and authority to execute and deliver this Agreement and the Option Agreement and to consummate the transactions contemplated hereby and thereby. All necessary action, corporate or otherwise, required to have been taken by or on behalf of it by applicable law, the HFP Charter or otherwise to authorize
(i) the approval, execution and delivery on its behalf of this Agreement and the Option Agreement and (ii) its performance of its obligations under this Agreement and the Option Agreement and the consummation of the transactions contemplated hereby and thereby, has been taken, including the receipt of the unanimous approval by the HFP Board, except that the adoption of this Agreement must be approved by the affirmative vote of a majority of the votes of all outstanding shares of HFP Common Stock of record on the record date for the Stockholders Meeting. Each of this Agreement and the Option Agreement constitutes HFP's valid and binding agreement, enforceable against it in accordance with its terms, except (A) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights, including without limitation, the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers, and (B) for the limitations imposed by general principles of equity.

   Section 3.9. No Conflict; Approvals. Except as set forth in Section 3.9 of the HFP Schedule, the execution and delivery of this Agreement and the Option Agreement does not, and the consummation of the transactions contemplated hereby and thereby will not, (i) violate or conflict with the HFP Charter or HFP Bylaws or the comparable organizational documents of any of its Subsidiaries, or (ii) constitute a breach or default (or an event that, with notice or lapse of time or both, would become a breach or default), require any filing, waiver, permit, approval or consent under, or give rise to any Lien, third party right of termination, cancellation, material modification or acceleration, or loss of any benefit, under any Contract (as defined in Section 3.16) to which HFP or any Subsidiary of HFP is a party or by which it or any such Subsidiary is bound or (iii) subject to the consents, approvals, orders, authorizations, filings, declarations and registrations specified in Section
3.10 or in Section 3.10 of the HFP Schedule, conflict with or result in a violation of any permit, concession, franchise or license or any law, statute, rule or regulation applicable to HFP or any of its Subsidiaries or any of their properties or assets, except, in the case of clauses (ii) and (iii), as would not, individually or in the aggregate, have a HFP Material Adverse Effect.

   Section 3.10. Governmental Consents and Approvals. Except as set forth in
Section 3.10 of the HFP Schedule, neither the execution and delivery of this Agreement and the Option Agreement nor the consummation of the transactions contemplated hereby and thereby will require any consent, approval, order, authorization, or permit of, or filing with or notification to, any local state, federal or foreign court, administrative agency, commission or other governmental or regulatory authority, agency or instrumentality ("Governmental Entity"), except as contemplated by the Option Agreement and except for (i) the filing of the registration statement (the "Registration Statement") of Heller on Form S-4 pursuant to which shares of Heller Common Stock to be issued in the Merger will be registered with the Securities and Exchange Commission (the "SEC") in accordance with the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), the entry of an order by the SEC permitting such Registration Statement to become effective, and compliance with applicable state securities laws, (ii) the filing of the proxy statement or any supplement thereto (the "Proxy Statement") and related proxy materials with the SEC in accordance with the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), (iii) notification pursuant to, and expiration or termination of the waiting period under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the "HSR Act"), (iv) the filing and recording of the Certificate of Merger in accordance with the DGCL and (v) consents, approvals, orders, authorizations or permits the failure to obtain, or filings or notifications the failure to make, will not, individually or in the aggregate, have a HFP Material Adverse Effect.

   Section 3.11. SEC Reports. HFP has filed all required forms, reports and documents with the SEC since January 1, 1997 (collectively, "HFP's SEC Reports"), including, without limitation, HFP's Annual Report on Form 10-K for the year ended December 31, 1998, (the "HFP 1998 Form 10-K"). HFP's SEC Reports have complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act. As of their respective dates, none of HFP's SEC Reports, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. There have been filed as exhibits to, or incorporated by reference in, the HFP 1998 Form 10-K all contracts which, as of the date thereof, were material as described in Item 601(b) (10) of Regulation S-K, except as set forth in Section 3.11 of the HFP Schedule. HFP has heretofore delivered to Heller, in the form filed with the SEC, all of HFP's SEC Reports filed prior to the date of this Agreement. Each of the financial statements (including the related notes) included in HFP's SEC Reports presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of HFP and its Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with generally accepted accounting principles ("GAAP") consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to normal and recurring adjustments that have not been and are not expected to be material in amount.

   Section 3.12. Financial Statements.

     (a) HFP has delivered to Heller true and complete copies of consolidated balance sheets of HFP and its Subsidiaries at December 31, 1998 (the "Audit Date") and at December 31, 1997 and the related consolidated statements of income changes in shareholders' equity and statements of cash flow for the years then ended, together with the notes thereto, audited by Ernst & Young LLP, which have been prepared in accordance with GAAP consistently applied throughout the periods involved. Such balance sheets, including the related notes, fairly present the consolidated financial position, assets and liabilities (whether accrued, absolute, contingent or otherwise) of HFP and its Subsidiaries at the dates indicated and such consolidated statements of income, changes in shareholders' equity and statements of cash flow fairly present the consolidated results of operations, changes in shareholders' equity and cash flow of HFP and its Subsidiaries for the periods indicated.

     (b) HFP has delivered to Heller true and complete copies of consolidated balance sheets of HFP and its Subsidiaries at March 31, 1999 and the related consolidated statements of income, changes in shareholders' equity and statements of cash flow for the three months then ended, which have been prepared in accordance with GAAP consistently applied throughout the periods involved. Such balance sheets, including the related notes, fairly present the consolidated financial position, assets and liabilities (whether accrued, absolute, contingent or otherwise) of HFP and its Subsidiaries at the dates indicated and such consolidated statements of income, changes in shareholders' equity and statements of cash flow fairly present the consolidated results of operations, changes in shareholders' equity and cash flow of HFP and its Subsidiaries for the period indicated, subject to normal and recurring adjustments that have not been and are not expected to be material in amount.

     (c) HFP's reserves for possible loan losses, including its allowances for losses on receivables and its specific loss reserves, shown on the audited consolidated balance sheets of HFP and its Subsidiaries at December 31, 1998, filed as part of HFP's annual report to the SEC on Form 10-K for its fiscal year ended December 31, 1998 (the "HFP 1998 Balance Sheet"), and on the consolidated balance sheet of HFP and its Subsidiaries as at March 31, 1999 (the "HFP Interim 1999 Balance Sheet") were adequate in all material respects under the requirements of GAAP to provide at such dates for possible losses, net of recoveries relating to loans previously charged off, on loans outstanding at such dates, and, to HFP's Knowledge at such dates, HFP's loan portfolio as at each of the date of the HFP 1998 Balance Sheet and the date of the HFP Interim 1999 Balance Sheet were collectible in excess of the allowances for loan losses shown thereon. To HFP's Knowledge, the reserves shown on the HFP Interim 1999 Balance Sheet, expressed as a percent of loans, neither have been nor, applying the same criteria used to determine the adequacy of the reserves shown on the HFP 1998 Balance Sheet, should be or have been materially increased since March 31, 1999, and the loans outstanding as of March 31, 1999 were, and to the extent still outstanding or added to, are, collectible in excess of the allowances for loan losses, except where the failure to collect any such loans, individually or in the aggregate, would not have a HFP Material Adverse Effect.

   Section 3.13. Absence of Certain Changes. Since December 31, 1998, HFP and its Subsidiaries have conducted their business solely in the ordinary course consistent with past practice and policies and procedures. Since December 31, 1998, (i) HFP has not made any change to its or any of its Subsidiaries' accounting methods, principles or practices other than as required by GAAP nor suffered any material deterioration in the quality of its loan portfolio measured in terms of the likelihood of full and timely repayment of the loans that comprise such portfolio; and (ii) except in the ordinary course of business, consistent with past practice, neither HFP nor any of its Subsidiaries has (a) authorized, declared, set aside or paid any dividend or distribution or capital return in respect of any stock of, or other equity interest in HFP or any of its Subsidiaries; (b) increased or established any bonus, insurance, deferred compensation, severance, pension, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan or increased any other compensation payable or to become payable to any employees, officers, directors or consultants of HFP or any of its Subsidiaries, which increase or establishment will result in a material liability; or (c) taken or agreed to take any other action or been subject to any other event that would, if taken after the date of this Agreement, require the prior written consent of Heller pursuant to Section 5.2 of this Agreement. Since December 31, 1998, HFP and its Subsidiaries have not been subject to any events or conditions of any character that would have a HFP Material Adverse Effect or impair the ability of HFP to perform its obligations under this Agreement or the Option Agreement or prevent or delay the consummation of any of the transactions contemplated hereby or thereby.

   Section 3.14. Indebtedness; Absence of Undisclosed Liabilities. Section 3.14 of the HFP Schedule discloses all material indebtedness for money borrowed by HFP or any Subsidiary thereof as of the date hereof, accurately disclosing for each such indebtedness the payee, the original principal amount of the loan, the current unpaid balance of the loan, the interest rate, the maturity date and amount of any prepayment, early termination or similar penalties that would be incurred if the loan were repaid on the date hereof. Except as set forth in
Section 3.14 of the HFP Schedule, neither HFP nor its Subsidiaries has any material indebtedness, liability or obligation of any kind (whether known or unknown, accrued, absolute, asserted or unasserted, contingent or otherwise) except (i) as and to the extent reflected, reserved against or otherwise disclosed in Section 3.14 of the HFP 1998 Balance Sheet, or (ii) for liabilities and obligations incurred subsequent to the Audit Date in the ordinary course of business consistent with past practice and policies and procedures.

   Section 3.15. Assets. Except as described in Section 3.15 of the HFP Schedule, HFP and its Subsidiaries have good and marketable title to all of their real and personal properties and assets, including, without limitation, those assets and properties reflected in the HFP 1998 Balance Sheet in the amounts and categories reflected therein, free and clear of all Liens, except
(i) the lien of current taxes not yet due and payable, (ii) properties, interests, and assets disposed of by HFP or any Subsidiary since the Audit Date solely in the ordinary course of business consistent with past practice and policies and procedures, (iii) such secured indebtedness as is disclosed in the HFP 1998 Balance Sheet covering the properties referred to therein, (iv) such imperfections of title, easements and encumbrances, if any, as are not substantial in character, amount or extent and do not materially detract from the value, or interfere with the present or proposed use, of the properties subject thereto; or (v) where any failure to have such title, individually or in the aggregate, would not have a HFP Material Adverse Effect.

   Section 3.16. Contracts.

     (a) Section 3.16 of the HFP Schedule lists each contract, agreement, arrangement, lease, instrument, mortgage or commitment to which HFP or any of its Subsidiaries is a party or may be bound or to which their respective properties or assets may be subject, excluding Financing Documents (as hereinafter defined) entered into in the ordinary course of business ("Contract"), (i) which is with any present or former employee or for the employment of any person or consultant or which is a non-compete arrangement with any employee of HFP or any of its Subsidiaries; (ii) which is a severance agreement, program or policy of HFP or any such Subsidiary with or relating to its employees; (iii) under the terms of which any of the rights or obligations of a party thereto will be accelerated as a result of the transactions contemplated hereby or which contain change in control provisions; (iv) which involves a material license, or other material arrangement which relates in whole or in part to any material software, patent, trademark, trade name, service mark or copyright used by HFP or any of its Subsidiaries in the conduct of its business; (v) which is an arrangement limiting or restraining HFP or any of its Subsidiaries or any successor thereto from engaging or competing in any manner or in any business; or (vi) under which HFP or any of its Subsidiaries guarantees the payment or performance by others or in any way is or will be liable with respect to material obligations of any other person. Except for this Agreement and the Option Agreement and as listed in the HFP 1998 Form 10-K, there are no contracts or agreements other than the Contracts and the Financing Documents that are material to the business properties, assets, financial condition or results of operations of HFP, taken as a whole.

     (b) All Contracts are valid and binding and in full force and effect as to HFP on the date of this Agreement except to the extent they have previously expired in accordance with their terms. None of HFP, any of its Subsidiaries or, to HFP's Knowledge, any other parties, have violated any provision of, or committed or failed to perform any act which with notice, lapse of time or both would constitute a default under the provisions of, any Contract, except as would not have, individually or in the aggregate, a HFP Material Adverse Effect. True and complete copies of all Contracts listed in Section 3.16 of the HFP Schedule or listed in the HFP 1998 Form 10-K, together with all amendments thereto through the date hereof, have been delivered or made available to Heller.

   Section 3.17. Financing Transactions.

     (a) The written list of counterparties to Financing Documents ("Borrowers") of HFP and its Subsidiaries as of April 16, 1999, previously furnished by HFP to Heller is a complete and accurate list of Borrowers of HFP and its Subsidiaries as of such date. Said list correctly and accurately sets forth as of such date the respective total lines and outstanding extensions of credit available to and made by HFP and its Subsidiaries to such Borrowers and the dates upon which HFP's and its Subsidiaries' financing contracts with such Borrowers expire.

     (b) Except as previously disclosed by HFP to Heller, HFP, directly or indirectly through its Subsidiaries, has neither extended credit nor committed to extend credit to any person which extension of credit or commitment to extend credit, together with any and all extensions of credit and commitments to extend credit by HFP and its Subsidiaries to persons related to such person, exceed $30 million. A person shall be considered related to another person if he controls, is controlled by, or is under common control with such other person, control meaning for this purpose the power to direct the management or policies of such other person, whether through the exercise of voting rights, by management contract, or otherwise.

     (c) Accurate and complete copies of the agreements, contracts, and other instruments including all modifications, waivers and amendments thereto (the "Financing Documents") entered into by HFP or any of its Subsidiaries, as the case may be, with respect to financing transactions entered into by HFP or any of its Subsidiaries with its or their clients (the "Financing Transactions"), are in the files of HFP located in its Chevy Chase, Maryland headquarters, and have been made available to Heller. Except in respect of the Financing Transactions described in Section 3.17 of the HFP Schedule, no Financing Documents deviate in any material respect from the standard forms of such Financing Documents previously furnished by HFP to Heller, and lockbox account agreements that conform in all material respects to the forms of the lockbox account agreements previously furnished by HFP to Heller are, to HFP's Knowledge, after due periodic investigation by HFP and its Subsidiaries consistent with their past practices, in full force and effect in respect of all outstanding Financing Transactions secured by, in whole or in part, items or services reimbursable by Medicare and/or Medicaid. The original execution copy of the Financing Documents are in the possession of HFP, a trustee under a securitization transaction, or a secured lender to HFP. HFP has caused to be filed UCC-1 financing statements or real property mortgages with respect to all or substantially all of the property pledged to HFP.

     (d) Each of the Financing Documents is valid and enforceable in accordance with its terms except as may be limited by bankruptcy laws or other similar laws affecting rights of creditors generally or general principles of commercial reasonableness; HFP and its Subsidiaries which are parties thereto are in compliance in all material respects with the provisions thereof; neither HFP nor any such Subsidiary is in default in the performance, observance or fulfillment of any material obligation, covenant or condition contained therein, except as disclosed in Section
  3.17 of the HFP Schedule; and, to HFP's Knowledge, no event has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default by HFP or any such Subsidiary thereunder except as would not have, individually or in the aggregate, a HFP Material Adverse Effect. Each of the Financing Documents accurately and completely describes the terms of such Financing Transaction and there have been no amendments, modifications or waivers that are not reflected therein.

     (e) With respect to each Financing Transaction in which HFP or any of its Subsidiaries has been issued securities or warrants to acquire securities, to HFP's Knowledge, each such security was issued in compliance with the requirements of the Securities Act and neither HFP nor any Subsidiary of HFP has taken any actions which would violate the restrictions imposed upon HFP or any Subsidiary of HFP in connection with such securities under the applicable securities laws, pursuant to contract or otherwise.

     (f) Each of the loans included in the Financing Transactions has been assigned a rating in accordance with HFP's internal loan rating system, which system has been made available to Heller. The weighted average loan rating under such system of all of the loans included in the Financing Transactions is 3.18 as of April 16, 1999.

     (g) Except as previously disclosed by HFP to Heller in writing, to HFP's Knowledge, (i) no Borrower (A) has petitioned or applied for, otherwise sought, consented in writing to, or filed an answer seeking the appointment of a receiver, trustee, or liquidator for itself or any substantial part of its property, or relief, including liquidation, under the Bankruptcy Code or any other insolvency law or law affecting the rights of creditors generally, (B) is unable or has admitted in writing its inability to pay its debts as they become due, (C) has made a general assignment for the benefit or creditors or offered or sought from its creditors a composition or extension, or (D) has failed to obtain within 60 days of the commencement thereof against the Borrower discharge of a petition or proceeding in bankruptcy or under any other insolvency law or law affecting the rights of creditors generally, and (ii) except as would not, individually or in the aggregate, have a HFP Material Adverse Effect, no claim, action, suit or proceeding concluded or pending against any Borrower has resulted, or, upon the written advice of counsel, is likely to result, in the invalidation, in whole or in part, of the Borrower's obligations to HFP or its Subsidiaries or the security therefor.

   Section 3.18. Securitization and Other Debt Facilities. Section 3.18 of the HFP Schedule identifies each of the principal agreements evidencing the arrangements pursuant to which HFP has caused certain of its loans to be conveyed to trusts for purposes of selling securities issued by such trusts (collectively, the "Securitization Agreements") and all agreements with respect to all other debt facilities and commitments used by or available to HFP or any of its Subsidiaries for the financing of HFP's or any of its Subsidiaries' operations (collectively, the "Other Debt Agreements"). Each of the representations and warranties made at any time and from time to time by HFP or any Subsidiary of HFP in the Securitization Agreements and Other Debt Agreements was true and correct when made or deemed to have been made thereunder. All loans and other assets conveyed by HFP or any of its Subsidiaries to the trusts under applicable agreements satisfy the applicable eligibility criteria and conditions set forth in the Securitization Agreements. Each of HFP and its Subsidiaries that are parties to the Securitization Agreements and Other Debt Agreements has performed its obligations and has observed and complied with those conditions and requirements applicable to it or its properties under the Securitization Agreements. No default or breach by HFP or any such Subsidiary under the Securitization Agreements and Other Debt Agreements has occurred and neither HFP nor any such Subsidiary has received notice from any party to the Securitization Agreements or Other Debt Agreements asserting or otherwise indicating that such default or breach has occurred except in each case as would not have, individually or in the aggregate, a HFP Material Adverse Effect. Neither HFP nor any Subsidiary of HFP has been required to repurchase any loans or other assets under the terms of the Securitization Agreements.

   Section 3.19. Authorizations; Compliance with Law.

     (a) Except as would not have, individually or in the aggregate, a HFP Material Adverse Effect, HFP, its Subsidiaries, and all their employees, and, to HFP's Knowledge, Health Charge Corporation and its employees, in respect of services furnished by such employees for HFP, its Subsidiaries or Health Charge Corporation hold all licenses, franchises, certificates, consents, permits, approvals, certificates of public convenience and necessity, and authorizations ("Authorizations") from all Governmental Entities and other persons which are necessary for the lawful conduct in respect of HFP, its Subsidiaries and Health Charge Corporation and their respective businesses and their use and occupancy of their assets and properties in the manner heretofore and currently conducted, used and occupied and, in the case of their respective employees, such employees' services for HFP, its Subsidiaries or Health Charge Corporation. All of such Authorizations possessed by HFP, its Subsidiaries and, to the Knowledge of HFP, Health Charge Corporation are listed in Section 3.19 of the HFP Schedule and, except as would not have, individually or in the aggregate, a HFP Material Adverse Effect, are valid, in good standing and in full force and effect and HFP, its Subsidiaries and, to the Knowledge of HFP, Health Charge Corporation have duly performed all of their respective obligations under such Authorizations. Except as would not have, individually or in the aggregate, a HFP Material Adverse Effect, no event has occurred with respect to any Authorization which permits, or after notice or lapse of time or both would permit, revocation or termination thereof or would result in any other impairment of the rights of the holder of such Authorization, and no termination thereof has been, to the Knowledge of HFP, threatened; provided that with respect to Health Charge Corporation, the representation in this sentence is made to HFP's Knowledge.

     (b) Except as would not have, individually or in the aggregate, a HFP Material Adverse Effect, each of HFP, its Subsidiaries and, to the Knowledge of HFP, Health Charge Corporation is in compliance with all applicable laws, statutes, ordinances, codes, rules, regulations, orders or directives of all Governmental Entities (collectively, "Laws"), and HFP has not received any notice from any Governmental Entity within three years of the date hereof of any violation of any Law except as would not have, individually or in the aggregate, a HFP Material Adverse Effect. To HFP's Knowledge, the entities identified in Section 3.19(b) of the HFP Schedule have not been compensated for reimbursement consulting services in a manner that varies with the volume or dollar value of reimbursement in respect of such consulting services.

     Section 3.20. Taxes.

     (a) All federal, state, local and foreign tax returns, reports, statements and other similar filings required to be filed by HFP or its Subsidiaries (the "Tax Returns") on or prior to the date hereof or with respect to taxable periods ending on or prior to the date hereof with respect to any federal, state, local or foreign taxes, assessments, deficiencies, fees and other governmental charges or impositions (including, without limitation, all net or gross income tax, unemployment compensation, social security, payroll, sales and use, excise, privilege, property, ad valorem, transfer, franchise, license, school, capital gains, gross receipts, withholding, property, premium, stamp, occupation, severance and any other tax or similar governmental charge or imposition (including interest, penalties or additions with respect thereto) under the laws of the United States or any state or municipal or political subdivision thereof or any foreign country or political subdivision thereof ("Taxes")) have been timely filed with the appropriate Governmental Entities in all jurisdictions in which such Tax Returns are required to be filed except as would not have, individually or in the aggregate, a HFP Material Adverse Effect; all such Tax Returns are true, correct and complete except as would not have, individually or in the aggregate, a HFP Material Adverse Effect; and HFP or its Subsidiaries have paid all amounts shown as due on such Tax Returns except as would not have, individually or in the aggregate, a HFP Material Adverse Effect.

     (b) The HFP 1998 Balance Sheet contains adequate accruals in accordance with GAAP for all unpaid tax liabilities of HFP and its Subsidiaries as of its Audit Date and include provision in accordance with GAAP for all deferred taxes as of such date, except as would not have, individually or in the aggregate, a HFP Material Adverse Effect.

     (c) Neither HFP nor any of its Subsidiaries has received any written notice of assessment in connection with any Taxes or Tax Returns and there are no pending Tax examinations of or Tax claims asserted against HFP or any of its Subsidiaries or any of their respective assets or properties.

     (d) Neither HFP nor any of its Subsidiaries has been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code (other than the group the common parent of which is HFP), or a member of a combined, consolidated or unitary group for state, local or foreign tax purposes (other than a group the common parent of which is HFP or any of its Subsidiaries) and neither HFP nor any of its Subsidiaries has any liability for Taxes of any person (other than HFP and its Subsidiaries), whether under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or foreign law), as transferee or successor, or by reason of any tax sharing or tax allocation agreement, except in each case as would not have, individually or in the aggregate, a HFP Material Adverse Effect.

     (e) The United States federal income Tax Returns which include HFP and its Subsidiaries have been examined, and such examinations have been completed, by the Internal Revenue Service (or the applicable statutes of limitation for the assessment of federal income Taxes for such periods have expired) for all periods through and including 1996.

     (f) Neither HFP nor any of its Subsidiaries is a party to any agreement, contract or arrangement that would result, on account of the transactions contemplated hereby, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code or any payment that would be nondeductible under Section 162(m) of the Code, except as would not have, individually or in the aggregate, a HFP Material Adverse Effect.

     (g) HFP and each of its Subsidiaries has (i) withheld all required amounts from its employees, agents, contractors and nonresidents and remitted such amounts to the proper agencies; (ii) paid all employer contributions and premiums; and (iii) filed all federal, state, local and foreign returns and reports with respect to employee income Tax withholding, social security unemployment Taxes and premiums, all in compliance with the withholding Tax provisions of the Code as in effect for the applicable year and other applicable federal, state, local or foreign laws, and, in the case of clauses (i) through (iii), except as would not have, individually or in the aggregate, a HFP Material Adverse Effect.

     (h) None of HFP and its Subsidiaries has executed or filed with any taxing authority (whether federal, state, local or foreign) any agreement or other document extending or having the effect of extending the period for assessment, reassessment or collection of any Taxes, except as would not have, individually or in the aggregate, a HFP Material Adverse Effect.

     (i) None of HFP and its Subsidiaries has agreed to make any adjustment by reason of a change in accounting methods that affects any taxable year ending after the Effective Time, except as would not have, individually or in the aggregate, a HFP Material Adverse Effect. Neither the Internal Revenue Service (the "IRS") nor any other agency has proposed in writing any such adjustment or change in accounting methods that affects any taxable year ending after the Effective Time. None of HFP and its

  Subsidiaries has any application pending with any taxing authority requesting permission for any changes in accounting methods that related to its business or operations and that affects any taxable year ending after the Effective Time.

     (j) None of HFP and its Subsidiaries has consented to the application of Code Section 341(f).

     (k) In the past five years, none of HFP and its Subsidiaries has been a party to a transaction that has been reported as a reorganization within the meaning of Section 368, distributed a corporation in a transaction that is reported to qualify under Code Section 355 or been distributed in a transaction that is reported to qualify under Code Section 355.

     (l) None of HFP and its Subsidiaries is or ever has been a party to any tax sharing agreement or similar agreement for the sharing of tax liabilities or benefits.

     (m) None of HFP and its Subsidiaries currently has or has ever had a permanent establishment in a foreign country.

     (n) HFP is not, and during the preceding 5-year period has not been, a "United States real property holding corporation" within the meaning of
  Section 897(c)(2) of the Code, and at or prior to the Effective Time HFP will provide Heller a certificate to that effect meeting the requirements of Treasury Regulations Sections 1.897-2(h) and 1.4445-2(c)(3).

     (o) HFP agrees to provide Heller in writing, within seven days of the date hereof, such information with respect to tax matters as is set forth on Section 3.20 of the HFP Schedule.

   Section 3.21. Absence of Litigation; Claims. Except as set forth in Section
3.21 of the HFP Schedule or as would not have, individually and in the aggregate, a HFP Material Adverse Effect, there are no claims, actions, suits, proceedings or investigations pending or, to the Knowledge of HFP, threatened against HFP, any of its Subsidiaries or, to HFP's Knowledge, Health Charge Corporation, or any properties or rights of HFP, its Subsidiaries or, to HFP's Knowledge, Health Charge Corporation, or with respect to which any director, officer, employee or agent of HFP or any of its Subsidiaries is or may be entitled to claim indemnification from HFP, any of its Subsidiaries or, to HFP's Knowledge, Health Charge Corporation, before any Governmental Entity or arbitrator which could materially impair the ability of HFP to perform its obligations under this Agreement or prevent or materially delay the consummation of any of the transactions contemplated hereby, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against HFP or any of its Subsidiaries having or which, insofar as reasonably can be foreseen, in the future would have such effect, nor, to the Knowledge of HFP, are there any state of facts which could give rise to such a claim.

   Section 3.22. Employee Benefit Plans; Employment Agreements.

     (a) Section 3.22 of the HFP Schedule sets forth a true and complete list of each employee or director benefit plan, arrangement or agreement, whether or not written, including, without limitation, any employee welfare benefit plan within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, retiree medical, employment, change of control or fringe benefit plan, program or agreement (the "HFP Benefit Plans") that is or has been sponsored, maintained or contributed to by HFP or any of its Subsidiaries or by any trade or business, whether or not incorporated (a "HFP ERISA Affiliate"), all of which together with HFP would be deemed a "single employer" within the meaning of Section 4001 of ERISA.

     (b) HFP has heretofore made available to Heller true and complete copies of each of the HFP Benefit Plans and all material related documents, including, but not limited to, (i) each writing constituting a part of such HFP Benefit Plan, including all amendments thereto; (ii) the three most recent Annual Reports (Form 5500 Series) and accompanying schedules, if any; and (iii) the most recent determination letter from the Internal Revenue Service (if applicable) for such HFP Benefit Plan.

     (c) (i) Each of the HFP Benefit Plans has been operated and administered in all material respects with applicable laws, including, but not limited to, ERISA, the Code and, in each case, the regulations thereunder; (ii) each of the HFP Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter from the IRS and is so qualified, and there are no existing circumstances or any events that have occurred that could reasonably be expected to adversely affect the qualified status of any such plan; (iii) no HFP Benefit Plan is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code; (iv) no HFP Benefit Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured), with respect to current or former employees or directors of HFP or its Subsidiaries beyond their retirement or other termination of service, other than (A) coverage mandated by applicable law or (B) death benefits or retirement benefits under any "employee pension plan" (as such term is defined in Section 3(2) of ERISA); (v) no liability under Title IV of ERISA has been incurred by HFP, its Subsidiaries or any HFP ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a risk to HFP, its Subsidiaries or any HFP ERISA Affiliate of incurring a liability thereunder except as would not have, individually or in the aggregate, a HFP Material Adverse Effect; (vi) no HFP Benefit Plan is a "multiemployer pension plan" (as such term is defined in Section 3(37) of ERISA) or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA; (vii) all contributions or other amounts payable by HFP or its Subsidiaries as of the Effective Time with respect to each HFP Benefit Plan in respect of current or prior plan years have been timely paid, or accrued in accordance with GAAP except as would not have, individually or in the aggregate, a HFP Material Adverse Effect; (viii) neither HFP nor its Subsidiaries has engaged in a transaction in connection with which HFP or its Subsidiaries reasonably could be subject to either a civil penalty assessed pursuant to Section 409, 502(i) or 502(l) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code; (ix) there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the HFP Benefit Plans or any trusts related thereto which could reasonably be expected to result in any liability of HFP or any of its Subsidiaries except as would not have, individually or in the aggregate, a HFP Material Adverse Effect; (x) no HFP Benefit Plan impairs the sponsoring employer from amending or modifying such HFP Benefit Plan except as constrained by ERISA, the Code, the terms of such plan or the need to obtain any required participant consent; and
  (xi) no HFP Benefit Plan provides for the reimbursement of any excise taxes under Section 4999 of the Code or any income taxes under the Code.

     (d) There does not now exist, nor do any circumstances exist that would reasonably be expected to result in, any Controlled Group Liability that would be a material liability to HFP following the Effective Date. "Controlled Group Liability" means any and all liabilities under (A) Title IV of ERISA, (B) section 302 of ERISA, (C) sections 412 and 4971 of the Code, (D) the continuation coverage requirements of section 601 et seq. of ERISA and section 4980B of the Code, and (E) corresponding or similar provisions of foreign laws or regulations, other than such liabilities that arise solely out of, or relate solely to, the HFP Benefit Plans.

     (e) Except as set forth in Section 3.22 of the HFP Schedule, all employment and consulting agreements to which HFP is a party as of the date hereof have been made available to Heller, and as of the date hereof there are no other written agreements obligating HFP to employee any individual.

   Section 3.23. Labor Matters. The written lists of employees of HFP and its Subsidiaries as of December 31, 1998, and as of April 16, 1999, previously furnished by HFP to Heller are each complete and accurate lists of employees of HFP and its Subsidiaries as of such dates for purposes of the Code and ERISA. Said lists correctly and accurately set forth the respective hire dates and, as of December 31, 1998, and April 16, 1999, respectively, salaries of the employees of HFP and its Subsidiaries listed thereon. Except as disclosed in
Section 3.23 of the HFP Schedule or as would not have, individually or in the aggregate, a HFP Material Adverse Effect, there are no controversies pending or, to the Knowledge of HFP, threatened, between HFP or any of its Subsidiaries and any of their respective current or former employees. Neither HFP nor any of its Subsidiaries is party to any collective bargaining agreement or other labor agreement with any union or labor organization and no union or labor organization has been recognized by HFP or any of its Subsidiaries as an exclusive bargaining representative for employees of HFP or any of its Subsidiaries. There is no current union representation question involving employees of HFP or any of its Subsidiaries, nor does HFP have Knowledge of any significant activity or proceeding of any labor organization (or representative thereof) or employee group to organize any such employees. Except as would not have, individually or in the aggregate, a HFP Material Adverse Effect, there is (i) no unfair labor practice, grievance, employment discrimination or other labor or employment related charge, complaint or claim against HFP or any of its Subsidiaries pending before any court, arbitrator, mediator or governmental agency or tribunal, or, to HFP's Knowledge, threatened, (ii) no strike, picketing or work stoppage by, or any lockout of, employees of HFP or any of its Subsidiaries pending, or to HFP's Knowledge, threatened, against or involving HFP or any of its Subsidiaries, and
(iii) no active arbitration involving HFP or any of its Subsidiaries regarding the employer's right to move work from one location or entity to another, or to consolidate work locations, or involving other similar restrictions on business operations. Except as disclosed in Section 3.23 of the HFP Schedule, there is no proceeding, claim, suit, action or governmental investigation pending or, to the Knowledge of HFP, threatened, relating to labor matters in respect of which any director, officer, employee or agent of HFP or any of its Subsidiaries is or may be entitled to claim indemnification from HFP or a Subsidiary pursuant to their respective charters or bylaws or under any indemnification agreements.

   Section 3.24. Environmental Liability.

     (a) HFP and each of its Subsidiaries are in material compliance with all Environmental Laws (as hereinafter defined) and neither HFP nor any of its Subsidiaries has received any written or, to HFP's Knowledge, oral, communication from any person or Governmental Entity that alleges that HFP or any of its Subsidiaries is not in compliance with Environmental Laws. HFP has no Knowledge of any past or present events, conditions, circumstances, activities, practices, incidents, actions or plans that may interfere with, or prevent, future continued material compliance on the part of HFP or any of the Subsidiaries with Environmental Laws.

     (b) HFP and each of its Subsidiaries have obtained or applied for all material environmental permits necessary for the construction of their facilities or the conduct of their operations, and all such environmental permits are effective or, where applicable, a renewal application has been timely filed and is pending agency approval, and HFP and its Subsidiaries are in material compliance with all terms and conditions of such environmental permits. HFP has no Knowledge of any past or present events, conditions, circumstances, activities, practices, incidents, actions or plans that may interfere with, or prevent, future continued compliance on the part of HFP or any of the Subsidiaries with the environmental permits. HFP has no Knowledge of matters or conditions that would preclude reissuance or transfer of any environmental permit, including amendment of such instrument, to Heller or one of its Subsidiaries where such action is necessary to maintain compliance with Environmental Laws in all material respects.

     (c) HFP has no Knowledge of any current Environmental Law or environmental permit imposing any future requirement which could reasonably be expected to result in the accrual of a material cost.

     (d) Except as would not have, individually or in the aggregate, a HFP Material Adverse Effect, there is no Environmental Claim (as hereinafter defined) pending or, to the Knowledge of HFP, threatened (i) against HFP or any of its Subsidiaries, (ii) against any person or entity whose liability for any Environmental Claim HFP or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law, or (iii) against any real or personal property or operations which HFP or any of its Subsidiaries owns, leases or manages, in whole or in part.

     (e) HFP has no Knowledge of any Release (as hereinafter defined) of any Hazardous Material (as hereinafter defined) that would be reasonably likely to form the basis of any Environmental Claim against HFP or any of its Subsidiaries, against any person or entity whose liability for any Environmental Claim HFP or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of law, against any person or entity that has executed a guarantee in favor of HFP or in which HFP has an equity interest or affecting any assets that are pledged as collateral to HFP.

     (f) HFP has no Knowledge, with respect to any predecessor of HFP or any of its Subsidiaries, of any Environmental Claim pending or threatened, or of any Release of Hazardous Materials that would be reasonably likely to form the basis of any Environmental Claim against HFP or any of its Subsidiaries.

     (g) HFP has disclosed to Heller all facts which HFP reasonably believes form the basis of a material current or future cost relating to any environmental matter affecting HFP and the Subsidiaries.

     (h) Neither HFP nor any of its Subsidiaries, nor, to the Knowledge of HFP, any owner of premises leased or operated by HFP or any of its Subsidiaries has received any notice with respect to such premises under federal, state, local or foreign law indicating past or present treatment, storage or disposal of Hazardous Materials or is engaging or has engaged in business operations involving the generation, transportation, treatment, recycling or disposal of any waste regulated under the Environmental Laws including radioactive materials or the nuclear power industry.

     (i) None of the properties owned, leased or operated by HFP, any of its Subsidiaries or, to the Knowledge of HFP, any predecessor thereof (i) is now or was in the past, listed on the National Priorities list of Superfund Sites, the CERCLIS Information System, or any other comparable state or local environmental database or (ii) contains any above ground or underground storage tanks.

     (j) The Merger will not require any governmental approvals under the Environmental Laws, including those that are triggered by sales or transfers of businesses or real property.

     (k) As used in this Section 3.24:

       (i) "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, investigations, proceedings or notices of noncompliance or violation (written or oral) by any person or entity (including any federal, state, local or foreign Governmental Entity having jurisdiction over HFP or any of its Subsidiaries) alleging potential liability of HFP or its Subsidiaries (including, without limitation, potential responsibility for or liability for enforcement, investigatory costs, cleanup costs, governmental response costs, removal costs, remedial costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from (A) the presence, or Release or threatened Release into the environment, of any Hazardous Materials at any location, whether or not owned, operated, leased or managed by HFP or any of its Subsidiaries (including but not limited to obligations to clean up contamination resulting from leaking underground storage tanks); or (B) circumstances forming the basis of any violation or alleged violation by HFP or any of its Subsidiaries of any Environmental Law or any environmental permit; or (C) any and all claims by any third party against HFP or any of its Subsidiaries seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence or Release of any Hazardous Materials.

       (ii) "Environmental Law" means all applicable foreign, federal, state and local laws (including the common law), rules, requirements and regulations relating to (A) pollution, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or protection of human health as it relates to the environment including, without limitation, laws and regulations relating to Release of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials and (B) ownership or operation of facilities.

       (iii) "Hazardous Materials" means (A) any petroleum or any by products or fractions thereof, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, any form of natural gas, explosives, and polychlorinated biphenyls; (B) any chemicals, materials or substances, whether waste materials, raw materials or finished products, which are now defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous substances", "restricted hazardous wastes", "toxic substances", "toxic pollutants", "pollutants", "contaminants", or words of similar import under any Environmental Law; and (C) any other chemical, material or substance, whether waste materials, raw materials or finished products, by-products or other materials, regulated or forming the basis of liability under any

    Environmental Law in a jurisdiction in which HFP or any of its Subsidiaries operates or with the potential to cause harm to human health or the environment.

       (iv) "Release" means any release, spill, emission, leaking, injection, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including without limitation ambient air, atmosphere, soil, surface water, groundwater or property).

   Section 3.25. No Default. Except as set forth in Section 3.25 of the HFP Schedule, neither HFP nor any of its Subsidiaries is in breach, default or violation (and no event has occurred through the action or inaction of HFP or any of its Subsidiaries which with notice or the lapse of time or both would constitute a breach, default or violation) of any term, condition or provision of (i) the HFP Charter, HFP Bylaws or the charter and bylaws of the Subsidiaries, (ii) any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation (including, without limitation, any Contract or Financing Document) to which HFP or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound, (iii) any order, writ, injunction or decree applicable to HFP or any of its Subsidiaries or any of their respective properties or assets, or (iv) any law, statute, rule or regulation applicable to HFP or any of its Subsidiaries or any of their respective properties or assets except, with respect to clauses (ii) through (iv), as would not have, individually or in the aggregate, a HFP Material Adverse Effect.

   Section 3.26. Intellectual Property. HFP and each of its Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights and any applications therefor, technology, know-how, computer software programs or applications (including, without limitation, the receivables tracking system used in monitoring Financing Transactions and software used in the business of Health Charge Corporation), and tangible or intangible proprietary information or materials that are used in HFP's or any of its Subsidiaries' business as currently conducted, and to the Knowledge of HFP all patents, trademarks, trade names, service marks and copyrights held by HFP and its Subsidiaries are valid and subsisting.

   Section 3.27. Regulatory Matters.

     (a) Except as disclosed in Section 3.27 of the HFP Schedule or as would not have, individually or in the aggregate, a HFP Material Adverse Effect, there are no proceedings or investigations pending or, to HFP's Knowledge, threatened, by or before any domestic or foreign court, administrative, governmental, quasi-governmental or regulatory body against or affecting HFP, and of its Subsidiaries or, to the Knowledge of HFP, Health Charge Corporation nor has HFP or any of its Subsidiaries received written notice or inquiry from any such body, indicating that any such proceeding or investigation is being considered or that it may become the object of consideration.

     (b) Except as disclosed in Section 3.27 of the HFP Schedule or as would not have, individually or in the aggregate, a HFP Material Adverse Effect, none of HFP, any of its Subsidiaries or, to HFP's Knowledge, Health Charge Corporation has any outstanding regulatory commitments to or is the subject of any order or directive by any domestic or foreign court, administrative, governmental, quasi-governmental or regulatory body, government official, or similar organization.

     (c) As of the date hereof and to the Knowledge of HFP, there are no proposed or pending changes in any laws or regulations related to the businesses in which HFP and its Subsidiaries are engaged which, if adopted, would have, individually or in the aggregate, a HFP Material Adverse Effect.

   Section 3.28. Registration Statement; Proxy Statement/Prospectus. The information supplied or to be supplied by HFP for inclusion in the Registration Statement does not and will not contain, at the time the information is supplied and when the Registration Statement is declared effective by the SEC or at the time any amendment thereto becomes effective, any untrue statement of a material fact nor does or will it omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement not misleading. The information supplied by HFP for inclusion in the Proxy Statement to be sent to the shareholders of HFP in connection with the special meeting of HFP's shareholders to consider this Agreement and the Merger (the "Stockholders Meeting") does not and will not, at the time the Proxy Statement or any amendment or supplement thereto is mailed to shareholders, at the time of the Stockholders Meeting, or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it was made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders Meeting which has become false or misleading; provided, however, that no representation or warranty is made by HFP with respect to information related to, or supplied by, Heller, of any of its affiliates or advisors. If at any time prior to the Effective Time any event relating to HFP or any of its affiliates which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement should be discovered by HFP, HFP shall promptly inform Heller. The Proxy Statement will comply as to form in all material respects with the provisions of the Securities Exchange Act of 1934.

   Section 3.29. Board Action; Vote Required. The HFP Board has determined that the transactions contemplated by this Agreement are in the best interests of HFP and its stockholders and has approved such transactions and resolved to recommend to such stockholders that they vote in favor thereof and such approval constitutes approval of the transactions contemplated by this Agreement by the HFP Board under the provisions of Section 203 of the DGCL and
Article V of the HFP Charter such that Section 203 of the DGCL and Article V of the HFP Charter do not apply to this Agreement or the Option Agreement or the transactions contemplated hereby or thereby. No other "fair price," "moratorium," "control share acquisition" or other form of antitakeover statute or regulation as in effect on the date hereof or any antitakeover provision in the HFP Charter or HFP Bylaws is applicable to HFP, the shares of HFP Common Stock, the Merger or the other transactions contemplated by this Agreement or the Option Agreement.

   Section 3.30. Year 2000. HFP and each of its Subsidiaries has taken steps described in Section 3.30 of the HFP Schedule that are reasonably designed to identify and analyze both internally developed and acquired software which is material to its operations and utilizes date embedded codes that may experience operations problems when or before the year 2000 is reached and, where problems have arisen, HFP and its Subsidiaries have made, or have coordinated with customers, suppliers, financial institutions and others with which it has business relationships that are material to HFP's business to make, all necessary modifications to the identified software to make such software Year 2000 Compliant (as defined herein). To HFP's Knowledge, there is as of the date hereof no fact that would reasonably be expected to render HFP unable to resolve any such software problems on the timetable described in Section 3.30 of the HFP Schedule (and in any event on a timely basis in order to be resolved before the year 2000). Except as disclosed in HFP's SEC Reports, HFP and its Subsidiaries have not incurred, and do not expect to incur, significant operating expenses to be Year 2000 Compliant, and their business operations have not been disrupted and, to HFP's Knowledge, its customers have not experienced any material interruption of service as a result of making such software Year 2000 Compliant except as would not have, individually or in the aggregate, a HFP Material Adverse Effect. "Year 2000 Compliant" means, with respect to HFP's and each of its Subsidiaries' information technology, the information technology designed to be used prior to, during and after the calendar Year 2000 A.D., and the information technology used during each such time period will accurately receive, provide and process date/time data (including, without limitation, calculating, comparing and sequencing) from, into and between the 20th and 21st centuries, including the years 1999 and 2000 and leap-year calculations, and will not materially malfunction, cease to function, or provide invalid or incorrect results as a result of date/time data, to the extent that other information technology, used in combination with the Information Technology being acquired, properly exchanges date/time data with it (and the term "Year 2000 Compliance" shall have a correlative meaning). "Information Technology," means computer software, computer firmware, computer hardware (whether general or specific purpose), and other similar or related items of automated, computerized, or software system(s) that are used or relied on by HFP or any of its Subsidiaries in the conduct of their business.

   Section 3.31. Affiliates. Except for the persons listed in Section 3.31 of the HFP Schedule, there are no persons who, to the Knowledge of HFP, may be deemed to be affiliates of HFP under Rule 145 under the Securities Act.

   Section 3.32. Opinion of Financial Advisor. HFP has received the opinion of Goldman Sachs & Co. ("Goldman Sachs"), as of the date hereof, to the effect that, as of such date, the Per Share Consideration Value is fair from a financial point of view to the holders of HFP Common Stock and a copy of such opinion has been made available to Heller.

   Section 3.33. Brokers and Finders. Section 3.33 of the HFP Schedule lists all those financial advisors employed or retained by HFP and the amounts that are due such persons in connection with this Agreement and the transactions contemplated hereby. Neither HFP nor any of its Subsidiaries nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated by this Agreement, except that HFP has employed those financial advisors listed in Section 3.33 of the HFP Schedule.

   Section 3.34. Investment Company Act. HFP is not an "Investment Company" within the meaning of the Investment Company Act of 1940.

   Section 3.35. HealthCare Financial Partners REIT. (a) HFP and HealthCare Financial Partners REIT, Inc. ("HFP REIT") have terminated the Management Agreement, dated as of May 5, 1998, between HFP REIT and HCFP REIT Origination, Inc. (the "Manager"). All amounts payable to HFP as a result of termination of the Management Agreement have been fully paid. HFP has no outstanding liability to HFP REIT or any other party (including the Manager) in connection with termination of the Management Agreement. The Origination Agreement, dated as of December 11, 1998, between HFP and HFP REIT (the "Origination Agreement"), is in full force and effect, and neither HFP, nor to the Knowledge of HFP, HFP REIT has violated any provision of the Origination Agreement, or committed or failed to perform any act that with notice, lapse of time or both, would constitute a default thereunder. Except as set forth in Section 3.35 of the HFP Schedule, neither HFP nor any of its Subsidiaries is subject to any restrictions or limitations on its business operations (including the types of assets in which it may invest and the types of loans it may extend) under the Origination Agreement.

   (b) To the Knowledge of HFP, HFP REIT is duly organized, validly existing and in good standing under the laws of the State of Maryland and has all requisite power to carry on its business as it has been and is now being conducted and to own, lease and operate the assets and property used in connection therewith.

   (c) To the Knowledge of HFP, all issued and outstanding shares of capital stock or other equity instruments of HFP REIT have been duly authorized, are validly issued and outstanding, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws.

   (d) Section 3.35 of the HFP Schedule sets forth a list of (a) all contracts, arrangements, agreements or understandings between or among directors, officers and employees of HFP and its Subsidiaries, on the one hand, and HFP REIT on the other hand, and (b) all other contracts, arrangements, agreements or understandings that would be required to be described pursuant to Item 404 of Regulation S-K of the Securities Act of 1993, as amended, except for those contracts, arrangements, agreements or understandings disclosed in HFP's 1998 10-K.

   Section 3.36. Tax and Regulatory Matters. HFP nor any of its Subsidiaries has taken or agreed to take any action nor has HFP any Knowledge of any fact or circumstance that would (i) prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code or (ii) materially impede or delay receipt of any approval referred to in Section 7.1(b) or the consummation of the transactions contemplated by this Agreement.

                                   ARTICLE IV

            REPRESENTATIONS AND WARRANTIES OF HELLER AND MERGER CO.

   Section 4.1. [Reserved]

   Section 4.2. Heller Material Adverse Effect. As used in this Agreement, "Heller Material Adverse Effect" shall mean, with respect to Heller, any change or effect that (x) is, or is reasonably likely to be, materially adverse to the business, results of operations, or financial condition of Heller and its Subsidiaries, taken as a whole or (y) would, or is reasonably likely to, materially impair the ability of Heller to perform its obligations under this Agreement or otherwise materially threaten or impede the consummation of the Merger and the other transactions contemplated by this Agreement, in either case other than any change, event or occurrence (to the extent that they do not, in any case, disproportionately affect Heller) relating to (i) the United States or global economic or industry conditions generally, (ii) the United States or global securities markets in general, (iii) this Agreement or the transactions contemplated hereby or the announcement thereof, (iv) changes in legal or regulatory conditions that affect generally the businesses in which Heller and its Subsidiaries are engaged, (v) the general level of interest rates, or (vi) financial institutions or the credit market generally.

   Section 4.3. Representations and Warranties of Heller and Merger Co. Heller and Merger Co. represent and warrant to HFP as of the date of this Agreement and as of the Closing Date as set forth in Sections 4.4 through 4.17, inclusive.

   Section 4.4. Organization and Powers. Heller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Merger Co. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Heller and the Merger Co. has all requisite corporate power and authority to carry on its business as it has been and is now being conducted and to own, lease and operate the properties and assets used in connection therewith, except when any failure to be so qualified or in good standing would not, individually or in the aggregate, have a Heller Material Adverse Effect.

   Section 4.5. Authority; Binding Effect. Each of Heller and Merger Co. has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. All necessary action, corporate or otherwise, required to have been taken by or on behalf of each of Heller and Merger Co. by applicable law (but subject to Section 4.7 hereof), each of their respective charter document(s) or otherwise (other than approval by Heller's Board of Directors) to authorize (i) the approval, execution and delivery on their behalf of this Agreement and (ii) their performance of their obligations under this Agreement and the consummation of the transactions contemplated hereby has been taken. This Agreement constitutes a valid and binding agreement of each of Heller and Merger Co., enforceable against each of Heller and Merger Co. in accordance with its terms, except (A) as the same may be limited by applicable bankruptcy, insolvency, moratorium or similar laws of general application relating to or affecting creditors' rights, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances and preferential transfers, and (B) for the limitations imposed by general principles of equity and commercial reasonableness. Heller reasonably anticipates that this Agreement and the transactions contemplated hereby will be approved by its Board of Directors on or before April 22, 1999.

   Section 4.6. No Conflict; Approvals. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, (i) violate or conflict with Heller's or Merger Co.'s charter or bylaws, or (ii) constitute a breach or default (or an event that with notice or lapse of time or both would become a breach or default) or give rise to any lien, third party right of termination, cancellation, material modification or acceleration, or loss of any benefit, under any contract to which Heller or any subsidiary is a party or by which it is bound, or (iii) conflict with or result in a violation of any permit, concession, franchise or license or any law, rule or regulation applicable to Heller or any of its Subsidiaries or any of their properties or assets except, in the case of clauses (ii) and (iii), as would not, individually or in the aggregate, have a Heller Material Adverse Effect.

   Section 4.7. Governmental Consents and Approvals. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will require any consent, approval, order, authorization, or permit of, or filing with or notification to, any Governmental Entity, except (i) the filing of the Registration Statement with the SEC in accordance with the Securities Act and the entry of an order by the SEC permitting such Registration Statement to become effective, and compliance with applicable state securities laws, (ii) the filing of a registration statement with the SEC in an appropriate form with respect to the shares of Heller Common Stock subject to options to acquire Heller Common Stock pursuant to the exercise of options assumed by Heller under Section 1.6 hereof, (iii) notification pursuant to, and expiration or termination of the waiting period under the HSR Act, (iv) the filing of a supplemental listing application with, and approval for listing of all shares of Heller Common Stock to be issued in the Merger and upon the exercise of options assumed by Heller under Section 1.6 of this Agreement by, the NYSE, (v) all requisite regulatory approvals under the Federal Bank Holding Company Act of 1956, as amended (the "Bank Holding Company Act") and (vi) the filing and recording of the Certificate of Merger in accordance with the DGCL.

   Section 4.8. Capital Stock.

     (a) Heller has authorized capital stock consisting of (i) 800,000,000 shares of Heller Common Stock, of which 500,000,000 are designated Class A Common Stock and 300,000,000 shares are designated Class B Common Stock, and (ii) 52,000,000 shares of preferred stock of which 2,000,000 shares, no par value per share, are designated Preferred Stock (the "Junior Preferred Stock") and (ii) 50,000,000 shares, $.01 par value per share, are designated Senior Preferred Stock (the "Senior Preferred Stock" and together with the Junior Preferred Stock, the "Heller Preferred Stock"). As of March 1, 1999: (i) 39,009,606 shares of Heller Common Stock were issued and outstanding, (ii) 12,500 shares of Heller Common Stock were held as treasury shares and 7,750,000 shares of Heller Preferred Stock were issued and outstanding. All of the issued and outstanding shares of Heller Common Stock and Heller Preferred Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and were issued in compliance with all applicable Federal and state securities laws. No shares of capital stock issued by Heller are or were, at the time of their issuance, subject to preemptive rights. The shares of Heller Common Stock to be issued to HFP Stockholders in the Merger, when delivered in accordance with the terms of this Agreement, will be valid and legally issued shares of Heller capital stock, fully paid and nonassessable.

     (b) The authorized capital stock of Merger Co. consists of 1,000 shares of common stock, of which 1,000 shares are outstanding. All of the issued and outstanding shares of Merger Co. are owned beneficially, and of record by Heller. Merger Co. does not have any subsidiaries or material investments of any kind in any entity. Merger Co. has not engaged in any business activity other than, and has conducted its operations only as, contemplated hereby.

   Section 4.9. Registration Statement; Proxy Statement/Prospectus. The information supplied or to be supplied by Heller for inclusion in the Registration Statement shall not contain, at the time the Registration Statement is declared effective by the SEC or at the time any amendment thereto becomes effective, any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement not misleading. The information supplied by Heller for inclusion in the Proxy Statement or any amendment or supplement thereto shall not, at the time the Proxy Statement or any amendment or supplement thereto is first mailed to HFP Stockholders, at the time of the Stockholders Meeting, or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it was made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders Meeting which has become false or misleading; provided, however, that no representation or warranty is made by Heller with respect to information related to, or supplied by, HFP, its affiliates or advisors. If at any time prior to the Effective Time any event relating to Heller or any of its affiliates which should be set forth in an amendment to the

Registration Statement or a supplement to the Proxy Statement should be discovered by Heller, Heller shall promptly inform HFP.

   Section 4.10. SEC Reports. Heller has filed all required forms, reports and documents with the SEC since January 1, 1997 (collectively, "Heller's SEC Reports"), including without limitation Heller's Annual Report on Form 10-K for the year ended December 31, 1998. Heller's SEC Reports have complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act. As of their respective dates, none of Heller's SEC Reports, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

   Section 4.11. Financial Statements. Heller has delivered to HFP true and complete copies of consolidated balance sheets of Heller and its subsidiaries at December 31, 1998 and 1997 and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years then ended, together with the notes thereto, audited by Arthur Andersen LLP ("Arthur Andersen"). Such balance sheets, including the related notes, fairly present the consolidated financial position, assets and liabilities (whether accrued, absolute, contingent or otherwise) of Heller and its Subsidiaries at the dates indicated and such consolidated statements of income, changes in stockholders' equity and cash flows fairly present the consolidated results of operations, changes in stockholders' equity and cash flows of Heller and its Subsidiaries for the periods indicated. The audited consolidated balance sheet of Heller and its subsidiaries at December 31, 1998 described above is referred to herein as the "Heller 1998 Balance Sheet."

   Section 4.12. Absence of Certain Changes. Since December 31, 1998, Heller and its Subsidiaries have not been subject to any events or conditions of any character that would have a Heller Material Adverse Effect or impair the ability of Heller to perform its obligations under this Agreement or prevent or delay the consummation of any of the transactions contemplated by this Agreement.

   Section 4.13. Absence of Litigation; Claims. There are no claims, actions, suits, proceedings or investigations pending or, to the Knowledge of Heller, threatened against Heller or any of its Subsidiaries, or any properties or rights of Heller or any of its Subsidiaries, before any Governmental Entity or arbitrator which would impair the ability of Heller to perform its obligations under this Agreement or prevent or delay the consummation of any of the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Heller or any of its Subsidiaries having or which, insofar as reasonably can be foreseen, in the future would have such effect. The term "Knowledge" with respect to Heller means the actual Knowledge of any executive officer of Heller.

   Section 4.14. Compliance with Law. Except as would not have, individually or in the aggregate, a Heller Material Adverse Effect, Heller and each of its Subsidiaries is in compliance with all applicable Laws.

   Section 4.15. Brokers and Finders. Neither Heller nor any of its respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated herein.

   Section 4.16. Accounting, Tax and Regulatory Matters. Neither Heller nor any of its Subsidiaries has taken or agreed to take any action or has any Knowledge of any fact or circumstance that would (i) prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code, or (ii) materially impede or delay receipt of any approval referred to in Section 7.1(b) or the consummation of the transactions contemplated by this Agreement.

   Section 4.17. Financing. Heller has no reason to believe that at the Effective Time it will not have available all the funds necessary to perform its obligations under this Agreement, including consummating the transactions contemplated by this Agreement on the terms contemplated hereby and the payment of all fees and expenses relating to such transactions.

                                   ARTICLE V

                CONDUCT OF BUSINESS PRIOR TO THE EFFECTIVE TIME

   Section 5.1. Conduct of Businesses Prior to the Effective Time. Except as provided for in Section 5.2 of this Agreement, during the period from the date of this Agreement to the Effective Time, each of Heller and HFP shall, and shall cause each of their respective Subsidiaries to, (i) conduct its business according to the ordinary and usual course consistent with past practices, (ii) use its reasonable best efforts to maintain and preserve its business organization, employees and advantageous business relationships and retain the services of its officers and key employees, and (iii) take no action which would adversely affect or delay the ability of either HFP or Heller to obtain any necessary approvals of Regulatory Authorities (as defined in Section 5.2) required for the transactions contemplated hereby or to perform its covenants and agreements under this Agreement or the Option Agreement or to consummate the transactions contemplated hereby or thereby.

   Section 5.2. Forbearances. Except as set forth in this Section 5.2 or in
Section 5.2 of the HFP Schedule, or as otherwise expressly contemplated or permitted by this Agreement or the Option Agreement, during the period from the date of this Agreement to the Effective Time, HFP shall not and shall not permit any of its Subsidiaries to, without the prior written consent of Heller (which consent shall not be unreasonably withheld):

     (a) declare, set aside or pay any dividends or other distributions, directly or indirectly, in respect of its capital stock (other than dividends from a wholly-owned Subsidiary of HFP to HFP or another wholly-owned Subsidiary of HFP);

     (b) enter into or amend any collective bargaining agreement or employment, severance or similar agreement or arrangement with any director or officer or employee or modify any of the HFP Benefit Plans or institute any new HFP Benefit Plans or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except (i) normal individual increases in compensation or bonuses to employees consistent with past practice and timing or (ii) as required by law or contract;

     (c) authorize, recommend, propose, or announce an intention to authorize, recommend or propose, or enter into an agreement in principle with respect to, any merger, consolidation or business combination, any acquisition or disposition of a business that would be material to HFP or a material amount of assets, including loan servicing rights, loans or securities as well as any release or relinquishment of any material contract rights provided, however, that the foregoing shall not prohibit internal reorganizations or consolidations involving existing Subsidiaries;

     (d) other than for transactions in the ordinary course of business consistent with past practice, enter into any material contract or agreement, or modify any Contract or Financing Document in a manner adverse to HFP or any of its Subsidiaries;

     (e) sell, transfer, convey, assign, mortgage or pledge any of its properties or assets involving amounts in excess of $100,000, except in the ordinary course of business consistent with past practice;

     (f) settle any material claim, action or proceeding against HFP or any of its Subsidiaries involving money damages in excess of $100,000, except in the ordinary course of business consistent with past practice;

     (g) initiate any litigation or arbitration proceeding, except in the ordinary course of business;

     (h) propose or adopt any amendments to the HFP Charter or HFP Bylaws, or the charter or bylaws of any Subsidiary;

     (i) issue, sell, grant, confer or award any of its capital securities or any debt securities having the right to vote on matters on which stockholders may vote, or rights to acquire such securities, or purchase, redeem, retire, repurchase, or exchange, or otherwise acquire or dispose of, directly or indirectly, any of its capital securities, whether pursuant to the terms of such capital securities or otherwise (except for (i) shares of HFP Common Stock issued upon exercise of options outstanding on the date of this Agreement or issued in accordance with this paragraph (i), (ii) pursuant to the Option Agreement, (iii) any transactions between HFP and a Subsidiary, (iv) in accordance with the HFP Stock Plans consistent with past practice, or (v) as grants of options to purchase HFP Common Stock to new employees, consistent with past hiring practices, provided that the number of shares subject to such options shall not exceed 20,000 for any individual or 100,000 in the aggregate) or effect any stock split or adjust, combine, reclassify or otherwise change its equity capitalization as it exists on the date of this Agreement;

     (j) other than for transactions in the ordinary course of business and transactions with HFP REIT on arms-length terms, pay, loan or advance (other than the payment of compensation) any amount to, or sell or transfer any properties or assets to, or enter into any agreement or arrangement with any officer, director or any affiliate or any employee or consultant;

     (k) except as permitted by Section 6.13 hereof, directly or indirectly initiate, solicit, encourage or otherwise facilitate (including by way of furnishing non-public information) any inquiries or the making of any proposal or offer with respect to a tender offer, merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of a significant portion of the assets or voting securities of, HFP and its Subsidiaries;

     (l) take any action that would (i) adversely affect, impede or delay in any material respect the consummation of the transactions contemplated by this Agreement and the Option Agreement or the ability of Heller or HFP to obtain any approval of any Federal, state, municipal, local or foreign government, securities, banking, savings and loan, insurance and other governmental or regulatory authority (each a "Regulatory Authority" and collectively, "Regulatory Authorities") required for the transactions contemplated by this Agreement and the Option Agreement or to perform its covenants and agreements under this Agreement and the Option Agreement, or
  (ii) prevent the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code;

     (m) other than indebtedness of up to $1,000,000 and use of credit available under existing lines of credit (as set forth in Section 3.14 of the HFP Schedule), incur any indebtedness for borrowed money (other than short-term indebtedness incurred to refinance short-term indebtedness and indebtedness of HFP or any of its wholly-owned Subsidiaries to HFP or any of its wholly-owned Subsidiaries), assume, guarantee, endorse or otherwise as an accommodation become responsible or liable for the obligations of any other individual, corporation or other entity;

     (n) except in the ordinary course of business through the exercise of remedies available under applicable Financing Documents and upon consultation with Heller, acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership, limited liability company or other business organization or division thereof or enter into or acquire any interest in any Joint Venture;

     (o) implement or adopt any change in its accounting principles, practices or methods, other than as may be required by GAAP or regulatory guidelines;

     (p) other than in the ordinary course of business, consistent with past practice, modify its credit criteria and practices in any material respect;

     (q) fail to use commercially reasonable efforts to maintain any license required for the conduct of its business;

     (r) fail to use commercially reasonable efforts to continue to collect its accounts receivable and loan payments consistent with past practices;

     (s) make any commitments or agreements for capital expenditures or capital additions or betterments exceeding in the aggregate $250,000, except such as may be involved in ordinary repair, maintenance or replacement of its assets;

     (t) settle or compromise any material liability for Taxes, or file any material Tax Return;

     (u) take or omit to take any action that is reasonably likely to result in a breach of any contract, commitment or obligation if the result would, individually or in the aggregate, have a HFP Material Adverse Effect;

     (v) acquire, or agree to acquire, in a single transaction or in a series of related transactions, any business or assets (other than materials and supplies purchased in the ordinary course, consistent with past practice or in connection with a foreclosure); or

     (w) agree in writing or otherwise to take any of the foregoing actions.

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

   Section 6.1. Access and Information. Subject to the confidentiality agreement between the parties dated December 23, 1998 (the "Confidentiality Agreement") and upon reasonable notice and subject to applicable laws relating to the exchange of information, HFP and its Subsidiaries shall afford to Heller and to Heller's accountants, counsel and other representatives, access during normal business hours, during the period prior to the Effective Time, to all of their respective employees, properties, books, contracts, commitments and records and, during such period, shall furnish reasonably promptly to Heller
(i) a copy of each report, schedule and other document filed or received by it during such period pursuant to the requirements of federal and state securities and other laws (other than any such documents which such party is not permitted to disclose under applicable laws), (ii) all other existing or regularly produced information concerning its business, properties and personnel and
(iii) such other information as Heller may reasonably request. Neither HFP nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would, in the opinion of counsel to HFP, violate the rights of HFP's clients, jeopardize the attorney-client privilege of the entity in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

   Section 6.2. Registration Statement; Regulatory Matters.

     (a) The parties and their respective counsel shall prepare and file with the SEC as soon as is reasonably practicable preliminary proxy materials of HFP under the Exchange Act with respect to the Merger and a preliminary prospectus of Heller with respect to the Heller Common Stock to be issued in the Merger, and will thereafter use their respective best efforts to respond to any comments of the SEC with respect thereto and to cause the Registration Statement to become effective and the Proxy Statement and proxy to be mailed to HFP's stockholders as promptly as practicable. Subject to Section 6.13, the Proxy Statement shall include the unqualified recommendation of the HFP Board that the HFP Stockholders vote in favor of the approval and adoption of this Agreement and the transactions contemplated by this Agreement. Heller shall apply to the NYSE to list the shares of Heller Common Stock to be issued in connection with the transactions contemplated by this Agreement as soon as reasonably practicable. Heller shall also take any action required to be taken under any applicable state blue sky or securities laws in connection with the issuance of the shares of Heller Common Stock to be issued in the Merger and HFP and Heller shall furnish all information concerning their respective Subsidiaries and the stockholders thereof as may reasonably be requested in connection with any such action.

     (b) The parties hereto shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Regulatory Authorities which are necessary or advisable to consummate the transactions contemplated by this Agreement, and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such Regulatory Authorities. Heller and HFP shall, to the extent practicable, consult with the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to Heller or HFP, as the case may be, and any of their respective Subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any Regulatory Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to the completion of the transactions contemplated herein.

     (c) Heller and HFP shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the Registration Statement or any other statement, filing, notice or application made by or on behalf of Heller, HFP or any of their respective Subsidiaries to any Regulatory Authority in connection with the Merger and the other transactions contemplated by this Agreement.

     (d) Heller and HFP shall use commercially reasonable efforts to inform each other and their respective counsel of any communication from any Regulatory Authority whose consent or approval is required for the consummation of the transactions contemplated by this Agreement, including any requests by any Regulatory Authority for additional information, or with respect to any filing made with any Regulatory Authority, will consult with such party and their counsel before submitting any response to the Regulatory Authority with respect thereto.

     (e) Heller and HFP shall each use its best efforts to cause to be delivered to the other party and its directors a letter of its independent auditors, dated the date on which the S-4 Registration Statement shall become effective, and addressed to the other party and its directors, in form and substance customary for "comfort" letters delivered by independent public accountants in connection with registration statements similar to the S-4 Registration Statement.

     (f) Notwithstanding anything to the contrary contained herein, none of Heller or any of its Subsidiaries shall be required to share with HFP any information furnished or to be furnished by or on behalf of Heller, as part of or in connection with any application, notice or related correspondence to or received from the Board of Governors of the Federal Reserve System on a confidential basis or concerning or related to or that would effectively disclose any information so furnished or received.

   Section 6.3. Stockholder Approval. In accordance with applicable law, the rules of the NYSE, the HFP Charter and the HFP Bylaws, HFP shall call the Stockholders Meeting to be held as soon as practicable after the Registration Statement is declared effective for the purpose of voting upon the Merger and to take any other action for HFP Stockholders to authorize the transactions contemplated by this Agreement. In connection therewith, HFP shall prepare the Proxy Statement and the Proxy Statement shall be filed with the SEC and mailed to the HFP Stockholders. The HFP Board shall submit for approval of the HFP Stockholders the matters to be voted upon in order to authorize the Merger. Subject to Section 6.13 hereof, the HFP Board shall use its reasonable best efforts to obtain any vote of the HFP Stockholders that is necessary for the approval and adoption of this Agreement and consummation of the transactions contemplated hereby.

   Section 6.4. Current Information. During the period from the date of this Agreement to the Effective Time, HFP shall promptly furnish Heller with copies of all monthly and quarterly financial statements and all monthly and quarterly management reports showing, among other things, portfolio changes, including, but not limited to, the unaudited consolidated balance sheet of HFP and its Subsidiaries at March 31, 1999 and the related consolidated statement of income, equity and cash flow for the period ended March 31, 1999 as the same become available and shall cause one or more of its designated representatives to confer on a regular and frequent basis with representatives of Heller. HFP shall promptly notify Heller of any material change in its business or operations and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or, to HFP's Knowledge, the threat of material litigation involving HFP, and shall keep Heller fully informed of such events.

   Section 6.5. Agreements of Affiliates.

     (a) Set forth in Section 3.31 of the HFP Schedule are the names of each person that, to the Knowledge of HFP, is or is reasonably likely to be, as of the date of the Effective Time, deemed to be an "affiliate" of HFP (each, an "Affiliate") as that term is used in Rule 145 under the Securities Act.

     (b) HFP shall use its reasonable best efforts to cause each person who may be deemed to be an Affiliate of HFP to execute and deliver to HFP and Heller on or before the date of the Stockholders Meeting an agreement to comply with Rule 145 under the Securities Act. Such agreements shall be substantially in the form set forth in Exhibit C hereto.

     (c) Heller shall not be required to maintain the effectiveness of the S-4 Registration Statement or any other registration statement under the Securities Act for the purposes of resale of Heller Common Stock by such affiliates received in the Merger and the certificates representing Heller Common Stock received by such affiliates shall bear a customary legend regarding applicable Securities Act restrictions and the provisions of this Section.

   Section 6.6. Expenses. Each party hereto shall bear its own expenses incident to preparing, entering into and carrying out this Agreement and to consummating the Merger, provided that the registration fee with respect to the Registration Statement and expenses related to the printing and mailing of the Proxy Statement and the Registration Statement and all SEC filing fees relating the Registration Statement shall be shared equally by Heller and HFP.

   Section 6.7. Miscellaneous Agreements and Consents. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its respective reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as expeditiously as possible, including, without limitation, using its respective reasonable best efforts to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby. Each party shall, and shall cause each of its respective Subsidiaries to, use its reasonable best efforts to obtain consents of all third parties necessary or, as agreed by the parties, desirable for the consummation of the transactions contemplated by this Agreement.

   Section 6.8. Employee Matters. (a) From and after the Effective Time, the employee benefit plans and programs to be provided to employees of HFP as of the Effective Time ("HFP Employees") shall be the benefit plans and programs provided to similarly situated employees of Heller. For purposes of all employee benefit plans, programs or arrangements maintained, sponsored or contributed to by Heller or its affiliates, in which HFP Employees shall be eligible to participate, Heller shall cause each such plan, program or arrangement to treat the prior service of each HFP Employee with HFP or its affiliates as service rendered to Heller or its affiliates for purposes of eligibility, vesting and benefits accruals (but not for purposes of benefit accruals under any defined benefit pension plan). From and after the Effective Time, Heller shall (i) cause any pre-existing conditions or limitations and eligibility waiting periods under any group health plans of Heller or its affiliates to be waived with respect to HFP Employees and their eligible dependents and (ii) give each HFP Employee credit for the plan year in which the Effective Time (or the transition from HFP Benefit Plans to the Plans of Heller or its affiliates) occurs towards applicable deductibles and annual out-of-pocket limits for expenses incurred prior to the Effective Time (or such other transition date). From and after the Effective Time, Heller shall, or shall cause the Surviving Corporation, to honor, pursuant to the terms of the HFP Benefit Plans, all accrued or vested benefit obligations to current and former employees of HFP or its affiliates under the HFP Benefit Plans. From and after the Effective Time, Heller will or will cause the Surviving Corporation to retain those existing employees reasonably required by management of HFP for the conduct of the business of the Surviving Corporation after the Effective Time. Notwithstanding anything contained in this Agreement to the contrary, Heller or the Surviving Corporation, as the case may be, shall take or cause to be taken all actions necessary to effectuate the items set forth in Schedule A of the HFP Schedule.

   Section 6.9. D&O Indemnification.

     (a) In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any individual who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer of HFP or any of its Subsidiaries (the "Indemnified Parties"), is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director or officer of HFP or any of its Subsidiaries or (ii) this Agreement, the Option Agreement or any of the transactions contemplated hereby or thereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that after the Effective Time, the Surviving Corporation shall, and Heller shall cause the Surviving Corporation to, indemnify and hold harmless, as and to the extent presently provided in the HFP Charter, the HFP Bylaws and the indemnification agreements entered into by HFP as of the date hereof, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claims, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time); and Heller, after consultation with an Indemnified Party, shall retain counsel and direct the defense thereof, provided, however, that by virtue of the obligations herein set forth, (A) neither Heller nor the Surviving Corporation shall be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses incurred by any Indemnified Party in connection with the defense thereof, except that if Heller fails or elects not to assume such defense, or counsel for the Indemnified Parties reasonably advises the Indemnified Parties that there are issues which raise conflicts of interest between Heller and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them and Heller after consultation with Heller, and Heller shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received, (B) Heller shall be obligated pursuant to this paragraph to pay for only one firm of counsel (in addition to a single firm of local counsel in each applicable jurisdiction) for all Indemnified Parties, unless an Indemnified Party shall have reasonably concluded, based on the advice of counsel and after consultation with Heller, that in order to be adequately represented, separate counsel is necessary for such Indemnified Party, in which case, Heller shall be obligated to pay for such separate counsel reasonably satisfactory to the Indemnified Parties, (C) neither Heller nor the Surviving Corporation shall be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld) and (D) neither Heller nor the Surviving Corporation shall have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Heller shall, to the fullest extent permitted by law, advance expenses to such Indemnified Parties prior to final disposition of any claim, suit, proceeding, or investigation upon receipt of an undertaking to repay any such advances of fees and expenses if such person is ultimately found not to be entitled to indemnification therefor. Any Indemnified Party wishing to claim Indemnification under this
  Section 6.9, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify Heller thereof, in writing, provided that the failure to so notify shall not affect the obligations of Heller under this Section 6.9 except to the extent such failure to notify materially prejudices Heller. Heller's obligations under this Section 6.9 shall continue in full force and effect for a period of six years from the Effective Time; provided, however, that all rights to indemnification in respect of any claim (a "Claim") asserted or made within such period shall continue until the final disposition of such Claim.

     (b) From and after the Effective Time, Heller or the Surviving Corporation shall cause the individuals serving as officers and directors of HFP, its Subsidiaries or any entity specified in Section 3.5 of the HFP
  Schedule immediately prior to the Effective Time to be covered for a period of six (6) years from the Effective Time (or the period of the applicable statute of limitations, if longer) by a directors' and officers' liability insurance policy maintained or purchased by Heller (provided that Heller may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than either of such policies) with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such; provided, however, that in no event shall Heller be required to expend more than 250% of the current amount expended by HFP (the "Insurance Amount") to maintain or procure insurance coverage pursuant hereto and provided further that if Heller is unable to maintain or obtain the insurance called for in this Section 6.9(b), Heller shall use its reasonable best efforts to obtain as much comparable insurance as available for the Insurance Amount.

     (c) In the event Heller or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Heller assume the obligations set forth in this section.

     (d) The provisions of this Section 6.9 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

   Section 6.10. Press Releases. HFP and Heller shall consult with each other before issuing any press release or otherwise making any public statements with any news media with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may be required by law or the applicable rules of any stock exchange, including the NYSE, if it has used its commercially reasonable efforts to consult wit the other party and to obtain such party's consent but has been unable to do so in a timely manner; provided further, that nothing contained herein shall prevent any party from promptly making all filings with Regulatory Authorities and all disclosure as may in its good faith judgment, but required or advisable in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby (in which case this disclosing party shall advise the other parties and provide them with a copy of the proposed disclosure or filing prior to making the disclosure or filing). In this regard, the parties shall make a joint public announcement of the proposed Merger and the transactions contemplated by this Agreement immediately upon the signing of this Agreement.

   Section 6.11. Insurance. Each of Heller and HFP shall, and shall cause its respective Subsidiaries to, use its reasonably best efforts to maintain its existing insurance.

   Section 6.12. Additional Actions. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, as the case may be, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such action as may be reasonably necessary.

   Section 6.13. No Solicitation. HFP will not, and will not permit or cause any of its Subsidiaries or any of the officers and directors of it or its Subsidiaries to, and shall direct and cause its and its Subsidiaries' employees, agents and representatives (including any advisor, investment banker, attorney or accountant retained by it or any of its Subsidiaries) ("Representatives") not to, directly or indirectly, initiate, solicit, encourage or otherwise facilitate (including by way of furnishing non-public information) any inquiries or the making of any proposal or offer with respect to a tender offer, merger, reorganization, share exchange, consolidation or similar transaction involving, or any purchase of any substantial assets or voting securities of, HFP and its Subsidiaries taken as a whole (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal")). HFP will not, and will not permit or cause any of its Subsidiaries or any of the officers and directors of it or its Subsidiaries to and shall direct and cause its and its Subsidiaries' employees, agents and Representatives not to, directly or indirectly, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, whether made before or after the date of this Agreement, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that prior to the approval of the Merger by the HFP Stockholders HFP may, and may authorize and permit its employees, agents and Representatives to, furnish or cause to be furnished confidential information and may participate in unsolicited negotiations and discussions if the HFP Board (a) determines in good faith (after consultation with and based upon the advice of outside legal counsel) that such action is necessary in order for its directors to comply with their respective fiduciary duties under applicable law, and (b) determines in good faith, after consultation with its financial advisor, that such Acquisition Proposal is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the person making the proposal, and would, if consummated, result in a transaction more favorable to HFP's shareholders from a financial point of view than the transaction contemplated by this Agreement, but only if (i) prior to furnishing such information to, or entering into discussions or negotiations with such person or entity, HFP receives from such person or entity an executed confidentiality agreement in substantially the same form as the Confidentiality Agreement and
(ii) HFP is not then in breach of its obligations under this Section such that Heller would have the right to terminate the Merger Agreement pursuant to
Section 8.1(b) hereof. HFP will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. HFP will notify Heller immediately if any such inquiries, proposals or offers are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, any of its officers, directors or its Representatives indicating, in connection with such notice, the name of such person and the material terms and conditions of any proposals or offers. During the period from the date of this Agreement through the Effective Time, HFP shall not terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its Subsidiaries is a party.

   Section 6.14. Year 2000 Compliance. As promptly as reasonably practicable after the date hereof and in any event before the Effective Time, HFP shall furnish Heller written evidence that HFP and its Subsidiaries are Year 2000 Compliant, describing in detail reasonably satisfactory to Heller the testing and remedial process undertaken to determine that HFP and its Subsidiaries are Year 2000 Compliant.

   Section 6.15. Continuation of Management. HFP agrees to cause (other than terminations for cause or as a result of such individual's death or disability) Mr. John K. Delaney, Mr. Ethan D. Leder, and Mr. Edward P. Nordberg, Jr. to remain as directors and officers of HFP at least through the Effective Time.

                                  ARTICLE VII

                                   CONDITIONS

   Section 7.1. Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

     (a) This Agreement and the transactions contemplated hereby shall have been approved by the requisite affirmative vote of the holders of HFP Common Stock entitled to vote thereon in accordance with the HFP Charter and applicable law.

     (b) All requisite approvals of this Agreement and the transactions contemplated hereby shall have been received from all Regulatory Authorities, and all applicable waiting periods shall have expired under applicable law (other than any such approvals or the expiration of any such waiting periods which the failure to obtain or satisfy, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the consummation of the Merger, a HFP Material Adverse Effect or a Heller Material Adverse Effect upon completion of the Merger).

     (c) The Registration Statement shall have been declared effective and shall not be subject to a stop order or any threatened stop order.

     (d) None of HFP, Heller nor Merger Co. shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger or any of the other transactions contemplated by this Agreement. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Regulatory Authority which prohibits, materially restricts or makes illegal the consummation of the Merger.

     (e) Heller shall have received an opinion of Winston & Strawn, and HFP shall have received an opinion of Powell, Goldstein, Frazer & Murphy, LLP, in form and substance reasonably satisfactory to Heller and HFP, respectively, dated the Closing Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time:

       (i) The Merger will constitute a reorganization under Section 368(a) of the Code; HFP, Merger Co. and Heller will each be a party to the reorganization;

       (ii) No gain or loss will be recognized by HFP, Merger Co. or Heller as a result of the Merger; and

       (iii) No gain or loss will be recognized by HFP stockholders who exchange all of their HFP Common Stock solely for Heller Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in Heller Common Stock).

     In rendering such opinion, counsel may require and rely upon customary representations contained in certificates of officers of HFP, Merger Co., Heller and others.

     (f) The shares of Heller Common Stock which shall be issued to the holders of HFP Common Stock (and, where applicable, shares subject to options to purchase Heller Common Stock) upon consummation of the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

   Section 7.2. Conditions to Obligations of HFP to Effect the Merger. The obligations of HFP to effect the Merger shall be subject to the fulfillment or waiver by HFP at or prior to the Effective Time of the following additional conditions:

     (a) Representations and Warranties. The representations and warranties of Heller set forth in Article IV of this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date (as though made on and as of the Closing Date except to the extent such representations and warranties are by their express provisions made as of a specified date or period) and HFP shall have received a certificate of the chairman, president, executive vice president, or senior vice president of Heller, on behalf of Heller, to that effect.

     (b) Performance of Obligations. Heller shall have performed, in all material respects, all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and HFP shall have received a certificate of the chairman, president, executive vice president or senior vice president of Heller, on behalf of Heller, to that effect.

   Section 7.3. Conditions to Obligations of Heller to Effect the Merger. The obligations of Heller to effect the Merger shall be subject to the fulfillment or waiver by Heller at or prior to the Effective Time of the following additional conditions:

     (a) Representations and Warranties. The representations and warranties of HFP set forth in Article III of this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date (as though made on and as of the Closing Date except to the extent such representations and warranties are by their express provisions made as of a specific date or period) and Heller shall have received a certificate of the chairman, president, executive vice president, or senior vice president of HFP, on behalf of HFP, to that effect.

     (b) Performance of Obligations. HFP shall have performed, in all material respects, all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Heller shall have received a certificate of the chairman, president, executive vice president, or senior vice president of HFP, on behalf of HFP, to that effect.

     (c) Dissenters. Holders of no more than 5% of the outstanding shares of HFP Common Stock shall have asserted the right to seek relief as a dissenting shareholder under Section 262 and other applicable provisions of the DGCL.

     (d) Board Approval. The Board of Directors of Heller shall have approved and adopted the Agreement and the transactions contemplated hereby.

                                 ARTICLE VIII

                       TERMINATION, AMENDMENT AND WAIVER

   Section 8.1. Termination. This Agreement may be terminated, and the Merger may be abandoned by:

    (a) Mutual Consent. At any time prior to the Effective Time, by the mutual consent of Heller and HFP in a written instrument, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

     (b) Breach. At any time prior to the Effective Time, by Heller or HFP (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if its Board of Directors so determines, in the event of either: (i) a breach by the other party of any representation or warranty contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; or (ii) a material breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach.

     (c) Delay. At any time prior to the Effective Time, by Heller or HFP, in the event that the Merger is not consummated by September 30, 1999, except to the extent that the failure of the Merger then to be consummated arises out of or results from the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein.

     (d) No Approval. By HFP or Heller, in the event (i) the approval of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated by the Merger shall have been denied by final nonappealable action of such Regulatory Authority; or (ii) the approval of the HFP Stockholders of the Merger and the transactions contemplated hereby is not obtained at the Stockholders Meeting.

     (e) HFP Option. By the Board of Directors of HFP, upon written notice to Heller at any time during the four-day period commencing on the date immediately following the last day of the period during which the Average NYSE Closing Price is to be determined pursuant to Section 2(b)(iii), if the Average NYSE Closing Price shall be less than $20.35; subject, however, to the following provisions.

     If HFP elects to exercise its termination right pursuant to the immediately preceding sentence, it shall give prompt written notice to Heller; provided, however, that such notice of election to terminate may be withdrawn at any time within the aforementioned four-day period. During the four-day period commencing with its receipt of such notice, Heller shall have the option to elect to increase the Per Share Consideration Value to equal $34.21. If Heller makes such an election within such four-day period, it shall give prompt written notice to HFP of such election and the revised Per Share Consideration Value, whereupon no termination shall have occurred pursuant to this Section 8.1(e) and this Agreement shall remain in effect in accordance with its terms (except as the Per Share Consideration Value shall have been so modified, and any references in this Agreement to "Per Share Consideration Value" shall thereafter be deemed to refer to the Per Share Consideration Value as adjusted pursuant to this Section 8.1(e)).

     If Heller declares or effects a stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or similar transaction between the last NYSE trading date prior to the execution and delivery of this Agreement and the date which is the last day in the period with respect to which the Average NYSE Closing Price is determined pursuant to Section 2.1(a)(iii), the price of Heller Common Stock shall be appropriately adjusted for the purposes of applying this Section 8.1(e).

     (f) Board Approval. By the Board of Directors of HFP, if the Board of Directors of Heller shall not have approved and adopted the Agreement and the transactions contemplated hereby on or before April 26, 1999.

   Section 8.2. Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article VIII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (i) as set forth in
Section 9.1 and (ii) that termination will not relieve a breaching party from liability for any willful breach of this Agreement giving rise to such termination.

   Section 8.3. Amendment. This Agreement may be amended by the parties hereto, by action taken by or on behalf of their respective Boards of Directors, at any time before or after approval of this Agreement and the transactions contemplated hereby by the HFP Stockholders; provided, however, that after any such approval no such amendment which under applicable law requires further stockholder approval may be made without such stockholder approval. Notwithstanding the foregoing, this agreement may be terminated in accordance with Section 8.1 after approval by the HFP Stockholders of this Agreement and the transactions contemplated hereby. This Agreement may not be amended except by an instrument in writing signed on behalf of each of Heller, HFP and Merger Co.

   Section 8.4. Severability. Any term, provision, covenant or restriction contained in this Agreement held by a court or a Regulatory Authority of competent jurisdiction or the Board to be invalid, void or unenforceable shall be ineffective to the extent of such invalidity, voidness or unenforceability, but neither the remaining terms, provisions, covenants or restrictions contained in this Agreement nor the validity or enforceability thereof in any other jurisdiction shall be affected or impaired thereby. Any term, provision, covenant or restriction contained in this Agreement that is so found to be so broad as to be unenforceable shall be interpreted to be as broad as is enforceable.

   Section 8.5. Waiver. Any term, condition or provision of this Agreement may be waived in writing at any time by the party which is, or whose stockholders are, entitled to the benefits thereof.

                                   ARTICLE IX

                               GENERAL PROVISIONS

   Section 9.1. Non-Survival of Representations, Warranties and Agreements. No investigation by the parties hereto made heretofore or hereafter shall affect the representations and warranties of the parties which are contained herein and each such representation and warranty shall survive such investigation. Except as set forth below in this Section 9.1, all representations, warranties and agreements in this Agreement of Heller and HFP or in any instrument delivered by Heller or HFP pursuant to or in connection with this Agreement shall expire at the Effective Time or upon termination of this Agreement in accordance with its terms or, in the case of any other such instrument, in accordance with the terms of such instrument; provided that, in the event of consummation of the Merger, the covenants and agreements contained in or referred to in Sections 6.1, 6.6, 6.8 and 6.9 and those covenants and agreements contained herein which by their terms apply in whole or in part after the Effective Time shall survive the Effective Time.

   Section 9.2. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to be duly received (i) on the date given if delivered personally, (ii) upon confirmation of receipt, if by facsimile transmission, (iii) on the date received if mailed by registered or certified mail (return receipt requested), or (iv) on the business date after being delivered to a reputable overnight delivery service, if by such service, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (i) if to Heller:

       Debra H. Snider
       Heller Financial, Inc.
       500 West Monroe Street
       Chicago, Illinois 60661
       Telecopier: (312) 441-7456

     Copies to:

       Terrence R. Brady
       Winston & Strawn
       35 West Wacker Drive
       Chicago, Illinois 60601
       Telecopier: (312) 558-5700

     (ii) if to HFP:

       Edward P. Nordberg, Jr.
       HealthCare Financial Partners, Inc.
       2 Wisconsin Circle, 4th Floor
       Chevy Chase, Maryland 20815
       Telecopier: (301) 664-9880

     Copies to:

       Edward D. Herlihy
       Wachtell, Lipton, Rosen & Katz
       51 W. 52nd Street
       New York, New York 10019
       Telecopier: (212) 403-1000

       and

       G. William Speer
       Powell, Goldstein, Frazer & Murphy LLP
       191 Peachtree Street, N.E.
       16th Floor
       Atlanta, Georgia 30303
       Telecopier: (404) 572-6999

   Section 9.3. Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." No provision of this Agreement shall be construed to require HFP, Heller, Merger Co. or any of their respective Subsidiaries or affiliates to take or fail to take any action, including, without limitation, the disclosure or non-disclosure by either party of any information to its stockholders, which would (or its failure to have been taken would) reasonably be expected to violate any applicable law, legal duty, rule or regulation.

   Section 9.4. Miscellaneous. This Agreement (including the Schedules and other written documents referred to herein or provided hereunder) (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof, other than any confidentiality agreement between the parties hereto, (ii) except with respect to Section 6.9 and the last sentence of Section 6.8 (which shall be for the benefit of and enforceable by the persons listed in Schedule A of the HFP Schedule) is not intended to confer upon any person not a party hereto any rights or remedies hereunder, (iii) shall not be assigned by operation of law or otherwise, except as contemplated by Section 6.9, (iv) may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterparts, and (v) shall be governed in all respects by the laws of the State of Delaware, except as otherwise specifically provided herein or required by the DGCL. This Agreement may be delivered by facsimile. Subject to the preceding clause (iii), this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. HFP shall not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance, which is disclosed in the HFP Schedule and of which breach Heller has Knowledge as of the date hereof, by reason of the failure of HFP to describe such fact, event or circumstance in a particular Section of the HFP Schedule.

   Section 9.5. Legal Fees and Costs. If any party hereto institutes any action or proceeding, whether before a court or arbitrator, to enforce any provisions of this Agreement, the prevailing party therein shall be entitled to receive from the losing party reasonable attorneys' fees and costs incurred in such action or proceeding, whether or not such action or proceeding is prosecuted to judgment.

   IN WITNESS WHEREOF, Heller, HFP and Merger Co. have caused this Agreement to be signed as of the date first written above.

                                          Healthcare Financial Partners, Inc.

                                             /s/ John K. Delaney
                                          By: _________________________________
                                             Name: John K. Delaney
                                             Title: Chairman and Chief
                                              Executive Officer

                                          Heller Financial, Inc.

                                             /s/ Robert E. Radway
                                          By: _________________________________
                                             Name: Robert E. Radway
                                             Title: Executive Vice President

                                          HF5, Inc.
                                             /s/ Robert E. Radway
                                          By: _________________________________
                                             Name: Robert E. Radway
                                             Title: Executive Vice President

                                                                 Appendix B

                  THE TRANSFER OF THIS AGREEMENT IS SUBJECT TO
                   CERTAIN PROVISIONS CONTAINED HEREIN AND TO
                         RESALE RESTRICTIONS UNDER THE
                       SECURITIES ACT OF 1933, AS AMENDED

   STOCK OPTION AGREEMENT, dated April 19, 1999, between HealthCare Financial Partners, Inc., a Delaware corporation ("Issuer"), and Heller Financial, Inc., a Delaware corporation ("Grantee").

                                  WITNESSETH:

   WHEREAS, Grantee and Issuer have entered into an Agreement and Plan of Merger of even date herewith (the "Merger Agreement"), which agreement has been executed by the parties hereto immediately prior to this Stock Option Agreement (the "Agreement"); and

   WHEREAS, as a condition to Grantee's entering into the Merger Agreement, Issuer has agreed to grant Grantee the Option (as hereinafter defined);

   NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein and in the Merger Agreement, the parties hereto agree as follows:

   1. (a) Issuer hereby grants to Grantee an unconditional, irrevocable option (the "Option") to purchase, subject to the terms hereof, up to 2,670,786 fully paid and nonassessable shares of Issuer's Common Stock, par value $0.01 per share ("Common Stock"), at a price of $28.50 per share (the "Option Price"); provided, however, that in no event shall the number of shares of Common Stock for which this Option is exercisable exceed 19.9% of the Issuer's issued and outstanding shares of Common Stock without giving effect to any shares subject to or issued pursuant to the Option. The number of shares of Common Stock that may be received upon the exercise of the Option and the Option Price are subject to adjustment as herein set forth.

   (b) In the event that any additional shares of Common Stock are either (i) issued or otherwise become outstanding after the date of this Agreement (other than pursuant to this Agreement) or (ii) redeemed, repurchased, retired or otherwise cease to be outstanding after the date of this Agreement, the number of shares of Common Stock subject to the Option shall be increased or decreased, as appropriate, so that, after such issuance, such number equals 19.9% of the number of shares of Common Stock then issued and outstanding without giving effect to any shares subject or issued pursuant to the Option. Nothing contained in this Section 1(b) or elsewhere in this Agreement shall be deemed to authorize Issuer or Grantee to breach any provision of the Merger Agreement.

   2. (a) The Holder (as hereinafter defined) may exercise the Option, in whole or part, and from time to time, if, but only if, both an Initial Triggering Event (as hereinafter defined) and a Subsequent Triggering Event (as hereinafter defined) shall have occurred prior to the occurrence of an Exercise Termination Event (as hereinafter defined), provided that the Holder shall have sent the written notice of such exercise (as provided in subsection (e) of this Section 2) within 90 days following such Subsequent Triggering Event. Each of the following shall be an "Exercise Termination Event": (i) the Effective Time (as defined in the Merger Agreement) of the Merger; (ii) termination of the Merger Agreement in accordance with the provisions thereof if such termination occurs prior to the occurrence of an Initial Triggering Event, except a termination by Grantee pursuant to Section 8.1(b) of the Merger Agreement based on a willful breach by Issuer of the Merger Agreement; or (iii) the passage of 12 months after termination of the Merger Agreement if such termination follows the occurrence of an Initial Triggering Event or is a termination by Grantee pursuant to Section 8.1(b) of the Merger Agreement (unless the breach by Issuer giving rise to such right of termination is non-volitional) (provided that if an Initial Triggering Event continues or occurs beyond such termination and prior to the passage of such 12-month period, the Exercise Termination Event shall be 12 months from the expiration of the

Last Triggering Event but in no event more than 18 months after such termination). The "Last Triggering Event" shall mean the last Initial Triggering Event to expire. The term "Holder" shall mean the holder or holders of the Option.

   (b) The term "Initial Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

     (i) Issuer or any of its Subsidiaries (each an "Issuer Subsidiary"), without having received Grantee's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction (as hereinafter defined) with any person (the term "person" for purposes of this Agreement having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations thereunder) other than Grantee or any of its Subsidiaries (each a "Grantee Subsidiary") or the Board of Directors of Issuer shall have recommended that the stockholders of Issuer approve or accept any Acquisition Transaction. For purposes of this Agreement, "Acquisition Transaction" shall mean (w) a merger or consolidation, or any similar transaction, involving Issuer or any Issuer Subsidiary, (x) a purchase, lease or other acquisition or assumption of all or a substantial portion of the assets or deposits of Issuer or any Issuer Subsidiary, (y) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of Issuer, or (z) any substantially similar transaction; provided, however, that in no event shall any merger, consolidation, purchase or similar transaction involving only the Issuer and one or more Issuer Subsidiaries or involving only any two or more Issuer Subsidiaries, provided that any such transaction is not entered into in violation of the Merger Agreement, be deemed to be an Acquisition Transaction;

     (ii) Issuer or any Issuer Subsidiary, without having received Grantee's prior written consent, shall have authorized, recommended, proposed or publicly announced its intention to authorize, recommend or propose, to engage in an Acquisition Transaction with any person other than Grantee or a Grantee Subsidiary, or the Board of Directors of Issuer shall have publicly withdrawn or modified, or publicly announced its intention to withdraw or modify, in any manner adverse to Grantee, its recommendation that the stockholders of Issuer approve the transactions contemplated by the Merger Agreement in anticipation of engaging in an Acquisition Transaction;

     (iii) Any person other than Grantee, any Grantee Subsidiary or any Issuer Subsidiary acting in a fiduciary capacity in the ordinary course of its business shall have acquired beneficial ownership or the right to acquire beneficial ownership of 10% or more of the outstanding shares of Common Stock (the term "beneficial ownership" for purposes of this Agreement having the meaning assigned thereto in Section 13(d) of the 1934 Act, and the rules and regulations thereunder);

     (iv) Any person other than Grantee or any Grantee Subsidiary shall have made a bona fide proposal to Issuer or its stockholders, by public announcement or written communication that is or becomes the subject of public disclosure, to engage in an Acquisition Transaction;

     (v) After an overture is made by a third party to Issuer or its stockholders to engage in an Acquisition Transaction, Issuer shall have breached any covenant or obligation contained in the Merger Agreement and such breach (x) would entitle Grantee to terminate the Merger Agreement and
  (y) shall not have been cured prior to the Notice Date (as defined below);
  or

     (vi) Any person other than Grantee or any Grantee Subsidiary, other than in connection with a transaction to which Grantee has given its prior written consent, shall have filed an application or notice with the Federal Reserve Board, or other federal or state bank regulatory authority, which application or notice has been accepted for processing, for approval to engage in an Acquisition Transaction.

   (c) The term "Subsequent Triggering Event" shall mean either of the following events or transactions occurring after the date hereof:

     (i) The acquisition by any person of beneficial ownership of 20% or more of the then outstanding Common Stock; or

     (ii) The occurrence of the Initial Triggering Event described in paragraph (i) of subsection (b) of this Section 2, except that the percentage referred to in clause (y) shall be 20%.

   (d) Issuer shall notify Grantee promptly in writing of the occurrence of any Initial Triggering Event and/or Subsequent Triggering Event of which it has notice (together, a "Triggering Event"), it being understood that the giving of such notice by Issuer shall not be a condition to the right of the Holder to exercise the Option.

   (e) In the event the Holder is entitled to and wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase (the "Closing Date"); provided that if prior notification to or approval of the Federal Reserve Board or any other regulatory agency is required in connection with such purchase, the Holder shall promptly file the required notice or application for approval and shall expeditiously process the same and the period of time that otherwise would run pursuant to this sentence shall run instead from the later of the date on which any required notification periods have expired or been terminated or the date on which such approvals have been obtained and any requisite waiting period or periods shall have passed. Any exercise of the Option shall be deemed to occur on the Notice Date relating thereto.

   (f) At the closing referred to in subsection (e) of this Section 2, the Holder shall pay to Issuer the aggregate purchase price for the shares of Common Stock purchased pursuant to the exercise of the Option in immediately available funds by wire transfer to a bank account designated by Issuer, provided that failure or refusal of Issuer to designate such a bank account shall not preclude the Holder from exercising the Option.

   (g) At such closing, simultaneously with the delivery of immediately available funds as provided in subsection (f) of this Section 2, Issuer shall deliver to the Holder a certificate or certificates representing the number of shares of Common Stock purchased by the Holder and, if the Option should be exercised in part only, a new Option evidencing the rights of the Holder thereof to purchase the balance of the shares purchasable hereunder, and the Holder shall deliver to Issuer a copy of this Agreement and a letter agreeing that the Holder will not offer to sell or otherwise dispose of such shares in violation of applicable law or the provisions of this Agreement.

   (h) Certificates for Common Stock delivered at a closing hereunder may be endorsed with a restrictive legend that shall read substantially as follows:

  "The transfer of the shares represented by this certificate is subject to certain provisions of an agreement between the registered holder hereof and Issuer and to resale restrictions arising under the Securities Act of 1933, as amended. A copy of such agreement is on file at the principal office of Issuer and will be provided to the holder hereof without charge upon receipt by Issuer of a written request therefor."

It is understood and agreed that: (i) the reference to the resale restrictions of the Securities Act of 1933, as amended (the "1933 Act"), in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel, in form and substance reasonably satisfactory to Issuer, to the effect that such legend is not required for purposes of the 1933 Act; (ii) the reference to the provisions to this Agreement in the above legend shall be removed by delivery of substitute certificate(s) without such reference if the shares have been sold or transferred in compliance with the provisions of this Agreement and under circumstances that do not require the retention of such reference; and (iii) the legend shall be removed in its entirety if the conditions in the preceding clauses (i) and (ii) are both satisfied. In addition, such certificates shall bear any other legend as may be required by law.

   (i) Upon the giving by the Holder to Issuer of the written notice of exercise of the Option provided for under subsection (e) of this Section 2 and the tender of the applicable purchase price in immediately available funds, the Holder shall be deemed, subject to the receipt of applicable regulatory approvals, to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of Issuer shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Holder. Issuer shall pay all expenses, and any and all United States federal, state and local taxes and other charges that may be payable in connection with the preparation, issue and delivery of stock certificates under this Section 2 in the name of the Holder or its assignee, transferee or designee.

   3. Issuer agrees: (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued or treasury shares of Common Stock so that the Option may be exercised without additional authorization of Common Stock after giving effect to all other outstanding options, warrants, convertible securities and other rights to purchase Common Stock; (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants, stipulations or conditions to be observed or performed hereunder by Issuer; (iii) promptly to take all action as may from time to time be required (including (x) complying with all premerger notification, reporting and waiting period requirements specified in 15 U.S.C. (S) 18a and regulations promulgated thereunder and (y) in the event prior approval of or notice to the Federal Reserve Board or to any federal or state regulatory authority is necessary before the Option may be exercised, cooperating fully with the Holder in preparing such applications or notices and providing such information to the Federal Reserve Board or such federal or state regulatory authority as they may require) in order to permit the Holder to exercise the Option and Issuer duly and effectively to issue shares of Common Stock pursuant hereto; and (iv) promptly to take all action provided herein to protect the rights of the Holder against dilution.

   4. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of the Holder, upon presentation and surrender of this Agreement at the principal office of Issuer, for other Agreements providing for Options of different denominations entitling the holder thereof to purchase, on the same terms and subject to the same conditions as are set forth herein, in the aggregate the same number of shares of Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any Stock Option Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

   5. In addition to the adjustment in the number of shares of Common Stock that are purchasable upon exercise of the Option pursuant to Section 1 of this Agreement, the number of shares of Common Stock purchasable upon the exercise of the Option and the Option Price shall be subject to adjustment from time to time as provided in this Section 5. In the event of any change in, or distributions in respect of, the Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, subdivisions, conversions, exchanges of shares, distributions on or in respect of the Common Stock, or the like, the type and number of shares of Common Stock purchasable upon exercise hereof and the Option Price shall be appropriately adjusted in such manner as shall fully preserve the economic benefits provided hereunder (including, for example, whenever the number of shares of Common Stock purchasable upon exercise of this Option is adjusted as provided in this Section 5, adjusting the Option Price by multiplying the Option Price by a fraction, the numerator of which shall be equal to the number of shares of Common Stock purchasable immediately prior to the adjustment and the denominator of which shall be equal to the number of shares of Common Stock purchasable immediately after the adjustment) and proper provision shall be made in any agreement governing any such transaction to provide for such proper adjustment and the full satisfaction of the Issuer's obligations hereunder.

   6. Upon the occurrence of a Subsequent Triggering Event that occurs prior to an Exercise Termination Event, Issuer shall, at the request of Grantee delivered within 90 days of such Subsequent Triggering Event (whether on its own behalf or on behalf of any subsequent holder of this Option (or part thereof) or any of the shares of Common Stock issued pursuant hereto), promptly prepare, file and keep current a shelf registration statement under the 1933 Act covering this Option and any shares issued and issuable pursuant to this Option and shall use its reasonable best efforts to cause such registration statement to become effective and remain current in order to permit the sale or other disposition of this Option and any shares of Common Stock issued upon total or partial exercise of this Option ("Option Shares") in accordance with any plan of disposition requested by Grantee. Issuer will use its reasonable best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 180 days from the day such registration statement first becomes effective or such shorter time as may be reasonably necessary to effect such sales or other dispositions. Grantee shall have the right to demand two such registrations. The foregoing notwithstanding, if, at the time of any request by Grantee for registration of the Option or Option Shares as provided above, Issuer is in registration with respect to an underwritten public offering of shares of Common Stock, and if in the good faith judgment of the managing underwriter or managing underwriters, or, if none, the sole underwriter or underwriters, of such offering the inclusion of the Holder's Option or Option Shares would interfere with the successful marketing of the shares of Common Stock offered by Issuer, the number of Option Shares otherwise to be covered in the registration statement contemplated hereby may be reduced; provided, however, that after any such required reduction the number of Option Shares to be included in such offering for the account of the Holder shall constitute at least 25% of the total number of shares to be sold by the Holder and Issuer in the aggregate; and provided further, however, that if such reduction occurs, then the Issuer shall file a registration statement for the balance as promptly as practicable and no reduction shall thereafter occur. Each such Holder shall provide all information reasonably requested by Issuer for inclusion in any registration statement to be filed hereunder. If requested by any such Holder in connection with such registration, Issuer shall become a party to any underwriting agreement relating to the sale of such shares, but only to the extent of obligating itself in respect of representations, warranties, indemnities and other agreements customarily included in secondary offering underwriting agreements for the Issuer. Upon receiving any request under this Section 6 from any Holder, Issuer agrees to send a copy thereof to any other person known to Issuer to be entitled to registration rights under this Section 6, in each case by promptly mailing the same, postage prepaid, to the address of record of the persons entitled to receive such copies. Notwithstanding anything to the contrary contained herein, in no event shall Issuer be obligated to effect more than two registrations pursuant to this Section 6.

   7. (a) Immediately prior to the occurrence of a Repurchase Event (as defined below), (i) following a request of the Holder, delivered prior to an Exercise Termination Event, Issuer (or any successor thereto) shall repurchase the Option from the Holder at a price (the "Option Repurchase Price") equal to (x) the amount by which (A) the Market/Offer Price (as defined below) exceeds (B) the Option Price, multiplied by the number of shares for which this Option may then be exercised plus (y) Grantee's Out-of-Pocket Expenses (as defined herein) and (ii) at the request of the owner of Option Shares from time to time (the "Owner"), delivered within 90 days of such occurrence (or such later period as provided in Section 10), Issuer shall repurchase such number of the Option Shares from the Owner as the Owner shall designate at a price (the "Option Share Repurchase Price") equal to the Market/Offer Price multiplied by the number of Option Shares so designated. The term "Market/Offer Price" shall mean the highest of (i) the price per share of Common Stock at which a tender offer or exchange offer therefor has been made, (ii) the price per share of Common Stock to be paid by any third party pursuant to an agreement with Issuer, (iii) the highest closing price for shares of Common Stock within the six-month period immediately preceding the date the Holder gives notice of the required repurchase of this Option or the Owner gives notice of the required repurchase of Option Shares, as the case may be or (iv) in the event of a sale of all or a substantial portion of Issuer's assets, the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be, and reasonably acceptable to the Issuer, divided by the number of shares of Common Stock of Issuer outstanding at the time of such sale. In determining the Market/Offer Price, the value of consideration other than cash shall be determined by a nationally recognized investment banking firm selected by the Holder or Owner, as the case may be, and reasonably acceptable to the Issuer. The term "Out-of-Pocket Expenses" shall mean Grantee's reasonably and reasonably documented out-of-pocket expenses, in no event to exceed $750,000, incurred in connection with the transactions contemplated by this Agreement and the Merger Agreement, including without limitation legal, accounting and investment banking fees.

   (b) The Holder and the Owner, as the case may be, may exercise its right to require Issuer to repurchase the Option and any Option Shares pursuant to this
Section 7 by surrendering for such purpose to Issuer, at its principal office, a copy of this Agreement or certificates for Option Shares, as applicable, accompanied by a written notice or notices stating that the Holder or the Owner, as the case may be, elects to require Issuer to repurchase this Option and/or the Option Shares in accordance with the provisions of this Section 7. Within the latter to occur of (x) five business days after the surrender of the Option and/or certificates representing Option Shares and the receipt of such notice or notices relating thereto and (y) the time that is immediately prior to the occurrence of a Repurchase Event, Issuer shall deliver or cause to be delivered to the Holder the Option Repurchase Price and/or to the Owner the Option Share Repurchase Price therefor or the portion thereof, if any, that Issuer is not then prohibited under applicable law and regulation from so delivering.

   (c) To the extent that Issuer is prohibited under applicable law or regulation from repurchasing the Option and/or the Option Shares in full, Issuer shall immediately so notify the Holder and/or the Owner and thereafter deliver or cause to be delivered, from time to time, to the Holder and/or the Owner, as appropriate, the portion of the Option Repurchase Price and the Option Share Repurchase Price, respectively, that it is no longer prohibited from delivering, within five business days after the date on which Issuer is no longer so prohibited; provided, however, that if Issuer at any time after delivery of a notice of repurchase pursuant to paragraph (b) of this Section 7 is prohibited under applicable law or regulation from delivering to the Holder and/or the Owner, as appropriate, the Option Repurchase Price and the Option Share Repurchase Price, respectively, in full (and Issuer hereby undertakes to use its best efforts to obtain all required regulatory and legal approvals and to file any required notices, in each case as promptly as practicable in order to accomplish such repurchase), the Holder or Owner may revoke its notice of repurchase of the Option or the Option Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, Issuer shall promptly (i) deliver to the Holder and/or the Owner, as appropriate, (x) that portion of the Option Repurchase Price or the Option Share Repurchase Price that Issuer is not prohibited from delivering, plus (y) an amount in cash equal to the Out-of-Pocket Expenses; and (ii) deliver, as appropriate, either (A) to the Holder, a new Stock Option Agreement evidencing the right of the Holder to purchase that number of shares of Common Stock obtained by multiplying the number of shares of Common Stock for which the surrendered Stock Option Agreement was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Option Repurchase Price less the portion thereof theretofore delivered to the Holder and the denominator of which is the Option Repurchase Price, or (B) to the Owner, a certificate for the Option Shares it is then so prohibited from repurchasing.

   (d) For purposes of this Section 7, a "Repurchase Event" shall be deemed to have occurred (i) upon the consummation of any merger, consolidation or similar transaction involving Issuer or any purchase, lease or other acquisition of all or a substantial portion of the assets of Issuer, other than any such transaction which would not constitute an Acquisition Transaction pursuant to the proviso to Section 2(b)(i) hereof or (ii) upon the acquisition by any person of beneficial ownership of 50% or more of the then outstanding shares of Common Stock, provided that no such event shall constitute a Repurchase Event unless a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event. The parties hereto agree that Issuer's obligations to repurchase the Option or Option Shares under this Section 7 shall not terminate upon the occurrence of an Exercise Termination Event unless no Subsequent Triggering Event shall have occurred prior to the occurrence of an Exercise Termination Event.

   8. (a) In the event that prior to an Exercise Termination Event, Issuer shall enter into an agreement (i) to consolidate with or merge into any person, other than Grantee or one of its Subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than Grantee or one of its Subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other person or cash or any other property or the then outstanding shares of Common Stock shall after such merger represent less than 50% of the outstanding voting shares and voting share equivalents of the merged company, or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than Grantee or one of its Subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provision so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of the Holder, of either (x) the Acquiring Corporation (as hereinafter defined) or (y) any person that controls the Acquiring Corporation.

   (b) The following terms have the meanings indicated:

     (i) "Acquiring Corporation" shall mean (A) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (B) Issuer in a merger in which Issuer is the continuing or surviving person, and (C) the transferee of all or substantially all of Issuer's assets.

     (ii) "Substitute Common Stock" shall mean the common stock issued by the issuer of the Substitute Option upon exercise of the Substitute Option.

     (iii) "Assigned Value" shall mean the Market/Offer Price, as defined in
  Section 7.

     (iv) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by the person merging into Issuer or by any company which controls or is controlled by such person, as the Holder may elect.

   (c) The Substitute Option shall have the same terms as the Option, provided, that if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to the Holder. The issuer of the Substitute Option shall also enter into an agreement with the then Holder or Holders of the Substitute Option in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

   (d) The Substitute Option shall be exercisable for such number of shares of Substitute Common Stock as is equal to the Assigned Value multiplied by the number of shares of Common Stock for which the Option is then exercisable, divided by the Average Price. The exercise price of the Substitute Option per share of Substitute Common Stock shall then be equal to the Option Price multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock for which the Option is then exercisable and the denominator of which shall be the number of shares of Substitute Common Stock for which the Substitute Option is exercisable.

   (e) In no event, pursuant to any of the foregoing paragraphs, shall the Substitute Option be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the shares of Substitute Common Stock outstanding prior to exercise but for this clause (e), the issuer of the Substitute Option (the "Substitute Option Issuer") shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (e) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (e). This difference in value shall be determined by a nationally recognized investment banking firm selected by the Holder or the Owner, as the case may be.

   (f) Issuer shall not enter into any transaction described in subsection (a) of this Section 8 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder.

   9. (a) At the request of the holder of the Substitute Option (the "Substitute Option Holder"), the Substitute Option Issuer shall repurchase the Substitute Option from the Substitute Option Holder at a price (the "Substitute Option Repurchase Price") equal to (x) the amount by which (i) the Highest Closing Price (as hereinafter defined) exceeds (ii) the exercise price of the Substitute Option, multiplied by the number of shares of Substitute Common Stock for which the Substitute Option may then be exercised plus (y) an amount in cash equal to the Out-of-Pocket Expenses, and at the request of the owner (the "Substitute Share Owner") of shares of Substitute Common Stock (the "Substitute Shares"), the Substitute Option Issuer shall repurchase the Substitute Shares at a price (the "Substitute Share Repurchase Price") equal to the Highest Closing Price multiplied by the number of Substitute Shares so designated. The term "Highest Closing Price" shall mean the highest closing price for shares of Substitute Common Stock within the six-month period immediately preceding the date the Substitute Option Holder gives notice of the required repurchase of the Substitute Option or the Substitute Share Owner gives notice of the required repurchase of the Substitute Shares, as applicable.

   (b) The Substitute Option Holder and the Substitute Share Owner, as the case may be, may exercise its respective right to require the Substitute Option Issuer to repurchase the Substitute Option and the Substitute Shares pursuant to this Section 9 by surrendering for such purpose to the Substitute Option Issuer, at its principal office, the agreement for such Substitute Option (or, in the absence of such an agreement, a copy of this Agreement) and certificates for Substitute Shares accompanied by a written notice or notices stating that the Substitute Option Holder or the Substitute Share Owner, as the case may be, elects to require the Substitute Option Issuer to repurchase the Substitute Option and/or the Substitute Shares in accordance with the provisions of this
Section 9. As promptly as practicable, and in any event within five business days after the surrender of the Substitute Option and/or certificates representing Substitute Shares and the receipt of such notice or notices relating thereto, the Substitute Option Issuer shall deliver or cause to be delivered to the Substitute Option Holder the Substitute Option Repurchase Price and/or to the Substitute Share Owner the Substitute Share Repurchase Price therefor or, in either case, the portion thereof which the Substitute Option Issuer is not then prohibited under applicable law and regulation from so delivering.

   (c) To the extent that the Substitute Option Issuer is prohibited under applicable law or regulation from repurchasing the Substitute Option and/or the Substitute Shares in part or in full, the Substitute Option Issuer following a request for repurchase pursuant to this Section 9 shall immediately so notify the Substitute Option Holder and/or the Substitute Share Owner and thereafter deliver or cause to be delivered, from time to time, to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the portion of the Substitute Share Repurchase Price, respectively, which it is no longer prohibited from delivering, within five business days after the date on which the Substitute Option Issuer is no longer so prohibited; provided, however, that if the Substitute Option Issuer is at any time after delivery of a notice of repurchase pursuant to subsection (b) of this Section 9 prohibited under applicable law or regulation from delivering to the Substitute Option Holder and/or the Substitute Share Owner, as appropriate, the Substitute Option Repurchase Price and the Substitute Share Repurchase Price, respectively, in full (and the Substitute Option Issuer shall use its best efforts to obtain all required regulatory and legal approvals, in each case as promptly as practicable, in order to accomplish such repurchase), the Substitute Option Holder or Substitute Share Owner may revoke its notice of repurchase of the Substitute Option or the Substitute Shares either in whole or to the extent of the prohibition, whereupon, in the latter case, the Substitute Option Issuer shall promptly (i) deliver to the Substitute Option Holder or Substitute Share Owner, as appropriate, (x) that portion of the Substitute Option Repurchase Price or the Substitute Share Repurchase Price that the Substitute Option Issuer is not prohibited from delivering, plus (y) an amount in cash equal to the Out-of-Pocket Expenses; and (ii) deliver, as appropriate, either (A) to the Substitute Option Holder, a new Substitute Option evidencing the right of the Substitute Option Holder to purchase that number of shares of the Substitute Common Stock obtained by multiplying the number of shares of the Substitute Common Stock for which the surrendered Substitute Option was exercisable at the time of delivery of the notice of repurchase by a fraction, the numerator of which is the Substitute Option Repurchase Price less the portion thereof theretofore delivered to the Substitute Option Holder and the denominator of which is the Substitute Option Repurchase Price, or (B) to the Substitute Share Owner, a certificate for the Substitute Common Shares it is then so prohibited from repurchasing.

   10. The 90-day or 6-month periods for exercise of certain rights under Sections 2, 6, 7, and 13 shall be extended: (i) to the extent necessary to obtain all regulatory approvals for the exercise of such rights, and for the expiration of all statutory waiting periods; (ii) to the extent necessary to avoid liability under Section 16(b) of the 1934 Act by reason of such exercise and (iii) during any period in which Grantee or the Holder, as the case may be, is precluded from exercising such rights due to an injunction or other legal restriction, plus in each case such additional period as is reasonably necessary for the exercise of such rights promptly following the obtaining of such approvals or the expiration of such periods.

   11. Issuer hereby represents and warrants to Grantee as follows:

   (a) Issuer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Issuer and no other corporate proceedings on the part of Issuer are necessary to authorize this Agreement or to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by Issuer.

   (b) Issuer has taken all necessary corporate action to authorize and reserve and to permit it to issue, and at all times from the date hereof through the termination of this Agreement in accordance with its terms will have reserved for issuance upon the exercise of the Option, that number of shares of Common Stock equal to the maximum number of shares of Common Stock at any time and from time to time issuable hereunder, and all such shares, upon issuance pursuant hereto, will be duly authorized, validly issued, fully paid, nonassessable, and will be delivered free and clear of all claims, liens, encumbrance and security interests and not subject to any preemptive rights.

   12. Grantee hereby represents and warrants to Issuer that:

   (a) Grantee has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee. This Agreement has been duly executed and delivered by Grantee.

   (b) The Option is not being, and any shares of Common Stock or other securities acquired by Grantee upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the 1933 Act.

   13. Neither of the parties hereto may assign any of its rights or obligations under this Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Subsequent Triggering Event shall have occurred prior to an Exercise Termination Event, Grantee, subject to the express provisions hereof, may assign in whole or in part its rights and obligations hereunder within 90 days following such Subsequent Triggering Event (or such later period as provided in Section 10); provided, however, that until the date 15 days following the date on which the Federal Reserve Board approves an application under the Bank Holding Company Act of 1956, as amended (the "BHCA") relating to the acquisition by Grantee of the shares of Common Stock subject to the Option, Grantee may not assign its rights under the Option except in (i) a widely dispersed public distribution, (ii) a private placement in which no one party acquires the right to purchase in excess of 2% of the voting shares of Issuer,
(iii) an assignment to a single party (e.g., a broker or investment banker) for the purpose of conducting a widely dispersed public distribution on Grantee's behalf, or (iv) any other manner approved by the Federal Reserve Board.

   14. Each of Grantee and Issuer will use its best efforts to make all filings with, and to obtain consents of, all third parties and governmental authorities necessary to the consummation of the transactions contemplated by this Agreement, including without limitation making application to list the shares of Common Stock issuable hereunder on the New York Stock Exchange upon official notice of issuance and applying to the Federal Reserve Board under the BHCA for approval to acquire the shares issuable hereunder.

   15. (a) Notwithstanding anything to the contrary contained herein, in no event shall Grantee's Total Profit (as defined below in Section 15(c) hereof) exceed $24,150,000.

   (b) Notwithstanding anything to the contrary contained herein, the Option may not be exercised for a number of shares as would, as of the date of exercise, result in a Notional Total Profit (as defined below in Section 15(d) hereof) of more than $24,150,000; provided, that nothing in this sentence shall restrict any exercise of the Option permitted hereby on any subsequent date.

   (c) As used herein, the term "Total Profit" shall mean the aggregate amount (before taxes) of the following: (i) the amount received by Grantee pursuant to Issuer's repurchase of the Option (or any portion thereof) pursuant to Section 7 hereof, (ii) (x) the amount received by Grantee pursuant to Issuer's repurchase of Option Shares pursuant to Section 7 hereof, less (y) Grantee's purchase price for such Option Shares, (iii) (x) the net cash amounts received by Grantee pursuant to the sale of Option Shares (or any other securities into which such Option Shares shall be converted or exchanged) to any unaffiliated party, less (y) Grantee's purchase price of such Option Shares, (iv) any amounts received by Grantee on the transfer of the Option (or any portion thereof) to any unaffiliated party, and (v) any equivalent amount with respect to the Substitute Option.

   (d) As used herein, the term "Notional Total Profit" with respect to any number of shares as to which Grantee may propose to exercise the Option shall be the Total Profit determined as of the date of such proposed exercise assuming that the Option were exercised on such date for such number of shares and assuming that such shares, together with all other Option Shares held by Grantee and its affiliates as of such date, were sold for cash at the closing market price for the Issuer Common Stock as of the close of business on the preceding trading day (less customary brokerage commissions).

   16. (a) Grantee may in its sole discretion, at any time during which Issuer would be required to repurchase the Option or any Option Shares pursuant to
Section 7, surrender the Option (together with any Option Shares issued to and then owned by the Holder) to Issuer in exchange for a cash payment equal to the Surrender Price (as defined herein); provided, however, the Grantee may not exercise its rights pursuant to this Section 16 if Issuer has previously repurchased the Option (or any portion thereof) or any Option Shares pursuant to Section 7. The "Surrender Price" shall be equal to (i) $14,490,000, plus
(ii) if applicable, the aggregate purchase price previously paid pursuant hereto to Issuer by Grantee with respect to any Option Shares, minus (iii) if applicable, the excess of (A) the net cash, if any, received by Grantee pursuant to the arm's-length sale of Option Shares (or any other securities into which such Option Shares were converted or exchanged) to any party not affiliated with Grantee, over (B) the purchase price paid to Issuer by Grantee with respect to such Option Shares.

   (b) Grantee may exercise its right to surrender the Option and any Option Shares pursuant to this Section 16 by surrendering for such purpose to Issuer, at its principal office, a copy of this Agreement, together with certificates for Option Shares, if any, accompanied by a written notice stating (i) that Grantee elects to surrender the Option and Option Shares, if any, in accordance with the provisions of this Section 16 and (ii) the Surrender Price. Within three business days after the surrender of the Option and the Option Shares, if applicable, Issuer shall deliver or cause to be delivered to Grantee the Surrender Price in immediately available funds.

   (c) To the extent that the Issuer is prohibited under applicable law or regulation from paying the Surrender Price to Grantee in full, Issuer shall immediately so notify Grantee and thereafter deliver, or cause to be delivered, from time to time, to Grantee, that portion of the Surrender Price that Issuer is not or no longer prohibited from paying, within three business days after the date on which Issuer is no longer so prohibited;

provided, however, that if Issuer at any time after delivery of a notice of surrender pursuant to Section 16(b) is prohibited under applicable law or regulation from paying to Grantee the Surrender Price in full, (i) Issuer shall
(A) use its best efforts to obtain all required regulatory and legal approvals and to file any required notices as promptly as practicable in order to make such payments, (B) within two business days of the submission or receipt of any documents relating to any such regulatory and legal approvals, provide Grantee with copies of the same, and (C) keep Grantee advised of both the status of any such request for regulatory and legal approvals and any discussions with any relevant regulatory or other third party reasonably related to the same, and
(ii) Grantee may revoke such notice or surrender by delivery of a notice of revocation to Issuer and, upon delivery of such notice of revocation, the date on which the Exercise Termination Event shall occur shall be extended to a date six months from the date on which the Exercise Termination Event would have occurred if not for the provisions of this Section 16(c) (during which period Grantee may exercise any of its rights hereunder, including any and all rights pursuant to this Section 16).

   (d) Grantee shall have rights substantially identical to those set forth in paragraphs (a), (b) and (c) of this Section 16 with respect to the Substitute Option and the Substitute Option Issuer during any period in which the Substitute Option Issuer would be required to repurchase the Substitute Option pursuant to Section 9.

   17. The parties hereto acknowledge that damages would be an inadequate remedy for a breach of this Agreement by either party hereto and that the obligations of the parties hereto shall be enforceable by either party hereto through injunctive or other equitable relief.

   18. If any term, provision, covenant or restriction contained in this Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Holder is not permitted to acquire, or Issuer or Substitute Option Issuer, as the case may be, is not permitted to repurchase pursuant to Section 7 or Section 9, as the case may be, the full number of shares of Common Stock provided in Section 1(a) hereof (as adjusted pursuant to Section 1(b) or 5 hereof) it is the express intention of Issuer (which shall be binding on the Substitute Option Issuer) to allow the Holder to acquire or to require Issuer or Substitute Option Issuer to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

   19. All notices, requests, claims, demands and other communications hereunder shall be deemed to have been duly given when delivered in person, by cable, telegram, telecopy or telex, or by registered or certified mail (postage prepaid, return receipt requested) at the respective addresses of the parties set forth in the Merger Agreement.

   20. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof (except to the extent that mandatory provisions of federal law apply).

   21. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

   22. Except as otherwise expressly provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

   23. Except as otherwise expressly provided herein or in the Merger Agreement, this Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereof, written or oral. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

   24. Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned thereto in the Merger Agreement.

   IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the date first above written.

                                          Healthcare Financial Partners, Inc.

                                             /s/ John K. Delaney
                                          By: _________________________________
                                             Name: John K. Delaney
                                             Title: Chairman and Chief
                                             Executive Officer

                                          Heller Financial, Inc.

                                             /s/ Robert E. Radway
                                          By: _________________________________
                                             Name: Robert E. Radway
                                             Title: Executive Vice President

                                                                 APPENDIX C

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Goldman, Sachs & Co.  85 Broad Street  New York, New York 10004
Tel: 212-902-1000

[LOGO OF GOLDMAN SACHS]

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                                                                  April 19, 1999

PERSONAL AND CONFIDENTIAL
Board of Directors
HealthCare Financial Partners, Inc.
2 Wisconsin Circle
Chevy Chase, MD 20815

Gentlemen:

   You have requested our opinion as to the fairness from a financial point of view to the holders of the outstanding shares of Common Stock, par value $.01 per share (the "Shares"), of HealthCare Financial Partners, Inc. (the "Company") of the Stock Consideration and the Cash Consideration (as defined below), taken as a unitary transaction, to be received for Shares pursuant to the Agreement and Plan of Merger, dated as of April 19, 1999, among Heller Financial, Inc. ("Heller"), HF5, Inc., a wholly-owned subsidiary of Heller ("Acquisition"), and the Company (the "Agreement"). Pursuant to the Agreement, the Company will be merged with Acquisition (the "Merger") and each outstanding Share will be converted into (i) a number of shares of Common Stock, par value $.25 per share, of Heller (the "Heller Shares") determined by dividing $35 by the average per share closing price of Heller Shares on the NYSE Common Tape for the ten trading days ending on the fifth trading day prior to the Election Deadline (as defined in the Agreement) (the "Stock Consideration") or (ii) $35 in cash (the "Cash Consideration"), in each case subject to the adjustments provided in the Agreement. Holders of Shares may elect to convert such Shares into the right to receive either Stock Consideration or Cash Consideration subject to certain procedures and limitations contained in the Agreement, as to which procedures and limitations we are expressing no opinion.

   Goldman, Sachs & Co., as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. We are familiar with the Company having acted as its financial advisor in connection with, and having participated in certain of the negotiations leading to, the Agreement. We also have provided certain investment banking services to Heller and its subsidiaries from time to time, including having acted as lead manager of the initial public offering of Heller Shares in April 1998, having acted as an agent for Heller's medium-term note program, having acted as co-manager of offerings by Heller of 6.44% notes due October 2002 in October 1997, 6.25% notes due March 2001 in March 1998 and 6.00% notes due March 2004 in March 1999, and having entered into certain currency swap transactions with Heller. Goldman, Sachs & Co. is a full service securities firm and as such may from time to time effect transactions, for its own account or the account of customers, and hold positions in securities or options on securities of the Company and Heller.

                                      C-1

New York | London | Tokyo | Boston | Chicago | Dallas | Frankfurt | George Town | Hong Kong | Houston | Los Angeles | Memphis
Miami | Milan | Montreal | Osaka | Paris | Philadelphia | San Francisco | Singapore | Sydney | Toronto | Vancouver | Zurich

  In connection with this opinion, we have reviewed, among other things, the Agreement; the Registration Statement on Form S-1, dated November 20, 1996, with respect to the initial public offering of Shares, including the Prospectus contained therein; the Registration Statement on Form S-3, dated July 7, 1998, with respect to the initial public offering of Heller Shares, including the prospectus contained therein; the Annual Reports to Stockholders and Annual Reports on Form 10-K of the Company for the three years ended December 31, 1998; the Annual Reports to Stockholders and Annual Reports on Form 10-K of Heller for the five years ended December 31, 1998; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company and Heller; certain other communications from the Company and Heller to their respective stockholders; certain internal financial analyses and forecasts for the Company prepared by its management (the "Forecasts"); certain internal financial analyses for Heller prepared by its management; and certain internal financial analyses for the Company on a pro forma basis prepared by the management of Heller. We also have held discussions with members of the senior management of the Company and Heller regarding the strategic rationale for, and the potential benefits of, the transaction contemplated by the Agreement and the past and current business operations, financial condition and future prospects of their respective companies. In addition, we have reviewed the reported price and trading activity for the Shares and the Heller Shares, compared certain financial and stock market information for the Company and Heller with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the commercial finance industry specifically and in other industries generally and performed such other studies and analyses as we considered appropriate.

  We have relied upon the accuracy and completeness of all of the financial and other information reviewed by us and have assumed such accuracy and completeness for purposes of rendering this opinion. As you are aware, Heller did not make available in writing to us either (i) financial statements dated subsequent to December 31, 1998 or (ii) projections or forecasts of the expected future financial performance of Heller. Accordingly, our review of such information consisted of discussions with senior management of Heller regarding certain financial estimates for Heller published by the Institutional Brokers Estimate Service. We are not experts in the evaluation of loan portfolios for purposes of assessing the adequacy of allowances for losses with respect thereto and have assumed, with your consent, that such allowances for the Company and Heller, respectively, are in the aggregate adequate to cover such losses. We have not reviewed individual credit files nor have we made an independent evaluation or appraisal of the assets and liabilities of the Company or Heller or any of their subsidiaries and we have not been furnished with any such evaluation or appraisal. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Agreement and such opinion does not constitute a recommendation as to how any holder of Shares should vote with respect to such transaction or whether any such holder should elect to receive the Stock Consideration or the Cash Consideration.

  Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that as of the date hereof the Stock Consideration and the Cash Consideration to be received by the holders of Shares, taken as a unitary transaction, are fair from a financial point of view to the holders of Shares receiving such Consideration.

                                   Very truly yours,

                                   /s/ Goldman Sachs & Co.
                                   --------------------------
                                   Goldman Sachs & Co.

                                                                 APPENDIX D

                        DELAWARE GENERAL CORPORATION LAW
                         SECTION 262--APPRAISAL RIGHTS

   (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to (S)228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

   (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to (S)251 (other than a merger effected pursuant to (S)251(g) of this title), (S)252, (S)254, (S)257, (S)258, (S)263 or (S)264 of this title:

     (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of (S)251 of this title.

     (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to
  (S)(S)251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

       a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

       b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

       c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

       d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

     (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under (S)253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

   (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

   (d) Appraisal rights shall be perfected as follows:

     (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

     (2) If the merger or consolidation was approved pursuant to (S) 228 or
  (S) 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
  (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

   (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

   (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

   (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

   (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

   (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

   (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

   (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

   (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

   Heller Financial, Inc. ("Heller"), a Delaware corporation, is empowered by
Section 145 of the Delaware General Corporation Law, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in the defense of any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his being or having been a director or officer of Heller. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. Heller's Amended and Restated By-Laws provide for indemnification by Heller of its directors and officers to the full extent permitted by the Delaware General Corporation Law. Also, as permitted by the Delaware General Corporation Law, Heller's Amended and Restated Certificate of Incorporation eliminates the personal liability of each of its directors to Heller or its stockholders for monetary damages arising out of or resulting from any breach of such director's fiduciary duty as a director, except where such director breached such director's duty of loyalty to Heller or its stockholders, failed to act in good faith, engaged in intentional misconduct or a knowing violation of the law, paid an unlawful dividend, approved an unlawful stock purchase or redemption, or obtained an improper personal benefit. Heller has purchased a directors' and officers' liability insurance policy which entitles it to be reimbursed for certain indemnity payments it is required or permitted to make to its directors and officers.

Item 21. Exhibits and Financial Statement Schedules.

   (a) Exhibits.

     Exhibit
     Number                                   Description
     -------                                  -----------
      2.1      Agreement and Plan of Merger, dated as of April 19, 1999, among HealthCare
               Partners, Inc. ("HealthCare"), Heller and HF5, Inc. ("HF5") (incorporated by reference to Exhibit 99.1 to HealthCare's Current Report on Form 8-K
               dated April 23, 1999). The schedules and exhibits to the merger agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. Heller agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedule or exhibit.
      2.2      Amendment to the Agreement and Plan of Merger, dated as of April 19, 1999, among HealthCare, Heller and HF5 (incorporated by reference to Exhibit
               99.1 to HealthCare's Current Report on Form 8-K dated May 13, 1999).
      2.3      Stock Option Agreement, dated April 19, 1999, between HealthCare and
               Heller (included as Appendix B to the proxy statement/prospectus).
      4.1      Amended and Restated Certificate of Incorporation of Heller (incorporated by reference to Exhibit 3.1 to Heller's Quarterly Report on Form 10-Q for
               the quarter ended March 31, 1998).
      4.2      Amended and Restated Bylaws of Heller (incorporated by reference to
               Exhibit 3.2 to Heller's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998).
      4.3      Specimen stock certificate representing Heller Class A common stock
               (incorporated by reference to Exhibit 4 to Heller's Registration Statement on Form S-2, as amended, File No. 333-46915, initially filed February 26,
               1998).
      5        Opinion of Katten Muchin & Zavis as to the legality of the securities being issued.
      8.1      Opinion of Winston & Strawn as to certain tax matters.
      8.2      Opinion of Powell, Goldstein, Frazer & Murphy, LLP as to certain tax matters.
     23.1      Consent of Katten Muchin & Zavis (included in their opinion filed as
               Exhibit 5).

     Exhibit
     Number                                     Description
     -------                                    -----------
       23.2      Consent of Winston & Strawn (included in their opinion filed as Exhibit
                 8.1).
       23.3      Consent of Powell, Goldstein, Frazer & Murphy, LLP (included in their opinion filed as Exhibit 8.2).
       23.4      Consent of Arthur Andersen, LLP.
       23.5      Consent of Ernst & Young LLP.
       23.6      Consent of Goldman, Sachs & Co.
       24        Power of Attorney (included on the signature page).
       99.1      Form of proxy card to be used in soliciting the proxy of stockholders for its special meeting.
       99.2      Election Form and Letter of Transmittal.

   (b) Not applicable

  (c) The opinion of Goldman, Sachs & Co. is included as Appendix C to the proxy statement/prospectus contained in this Registration Statement.

Item 22. Undertakings.

   The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
  Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (6) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (7) That every prospectus: (i) that is filed pursuant to paragraph (6) immediately preceding, or (ii) that purports to meet the requirements of
  Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (8) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (9) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on the 17th day of June, 1999.

                                          Heller Financial, Inc.

                                                /s/ Richard J. Almeida
                                          By___________________________________
                                                    Richard J. Almeida
                                               Chairman and Chief Executive
                                                          Officer

                               POWER OF ATTORNEY

   Each person whose signature appears below hereby constitutes and appoints Lauralee E. Martin, Debra H. Snider and Mark J. Ohringer, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution, to sign on his or her behalf, individually and in each capacity stated below, all amendments and post-effective amendments to this Registration Statement on Form S-4 (including any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and all amendments thereto) and to file the same, with all exhibits thereto and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities on June 17, 1999.

                 Signature                                     Title
                 ---------                                     -----


        /s/ Richard J. Almeida              Chairman, Chief Executive Officer
___________________________________________   (principal executive officer) and
            Richard J. Almeida                Director

          /s/ Michael Conway                Director
___________________________________________
              Michael Conway

                                            Director
___________________________________________
              Tsutomu Hayano

                                            Director
___________________________________________
            Soichi Hirabayashi

            /s/ Mark Kessel                 Director
___________________________________________
                Mark Kessel

           /s/ Tetsuo Kumon                 Director
___________________________________________
               Tetsuo Kumon

                                            Director
___________________________________________
                Frank Ptak

                 Signature                                     Title
                 ---------                                     -----


        /s/ Dennis P. Lockhart              Director and President of Heller
___________________________________________   International Group, Inc.
            Dennis P. Lockhart

          /s/ Masahiro Sawada               Director and Senior Vice President
___________________________________________
              Masahiro Sawada

                                            Director and Executive Vice President
___________________________________________
             Kenichiro Tanaka

         /s/ Frederick Wolfert              President and Chief Operating Officer and
___________________________________________   Director
             Frederick Wolfert

                                            Director
___________________________________________
             Terumasa Yamasaki

        /s/ Lauralee E. Martin              Executive Vice President and Chief
___________________________________________   Financial Officer (principal financial
            Lauralee E. Martin                officer)

         /s/ Lawrence G. Hund               Executive Vice President and Controller
___________________________________________   (principal accounting officer)
             Lawrence G. Hund

                                 EXHIBIT INDEX

  Exhibit
  Number                             Description
  -------                            -----------
  2.3      Stock Option Agreement, dated April 19, 1999, among HealthCare
           Financial Partners, Inc. and Heller Financial, Inc. (included as Appendix B to the proxy statement/prospectus).
  5        Opinion of Katten Muchin & Zavis as to the legality of the securities being issued.
  8.1      Opinion of Winston & Strawn as to certain tax matters.
  8.2      Opinion of Powell, Goldstein, Frazer & Murphy, LLP as to
           certain tax matters.
 23.1      Consent of Katten Muchin & Zavis (included in their opinion filed as Exhibit 5).
 23.2      Consent of Winston & Strawn (included in their opinion filed as Exhibit 8.1).
 23.3      Consent of Powell, Goldstein, Frazer & Murphy, LLP (included in their opinion filed as Exhibit 8.2).
 23.4      Consent of Arthur Andersen, LLP.
 23.5      Consent of Ernst & Young LLP.
 23.6      Consent of Goldman, Sachs & Co.
 24        Power of Attorney (included on the signature page).
 99.1      Form of proxy card to be used in soliciting the proxy of
           stockholders for its special meeting.
 99.2      Election Form and Letter of Transmittal.